Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 11 TO FIVE-YEAR REVOLVING CREDIT AGREEMENT

THIS AMENDMENT NO. 11 TO FIVE-YEAR REVOLVING CREDIT AGREEMENT (this “Amendment”) is dated as of December 13, 2021 by and among BLACKROCK, INC., a Delaware corporation (the “Company”), the Designated Borrowers party hereto (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the banks and other financial institutions or entities party hereto (the “Lenders”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

Statement of Purpose

The Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of March 10, 2011 (as amended by that certain Amendment No. 1 to Five-Year Revolving Credit Agreement dated as of March 30, 2012, that certain Amendment No. 2 to Five-Year Revolving Credit Agreement dated as of March 28, 2013, that certain Amendment No. 3 to Five-Year Revolving Credit Agreement dated as of March 28, 2014, that certain Amendment No. 4 to Five-Year Revolving Credit Agreement dated as of April 2, 2015, that certain Amendment No. 5 to Five-Year Revolving Credit Agreement dated as of April 8, 2016, that certain Amendment No. 6 to Five-Year Revolving Credit Agreement dated as of April 6, 2017, that certain Amendment No. 7 to Five-Year Revolving Credit Agreement dated as of April 3, 2018, that certain Amendment No. 8 to Five-Year Revolving Credit Agreement dated as of March 29, 2019, that certain Amendment No. 9 to Five-Year Revolving Credit Agreement dated as of March 31, 2020, and that certain Amendment No. 10 to Five-Year Revolving Credit Agreement dated as of March 31, 2021, the “Existing Credit Agreement”), pursuant to which the Lenders have extended certain credit facilities to the Borrowers.

The Borrowers have requested, and the Lenders and the Administrative Agent have agreed, subject to the terms and conditions set forth herein, to amend the Existing Credit Agreement as specifically set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Capitalized Terms. All capitalized undefined terms used in this Amendment (including, without limitation, in the introductory paragraph and the Statement of Purpose hereto) shall have the meanings assigned thereto in the Credit Agreement (as defined below).

2. Amendments. Subject to and in accordance with the terms and conditions set forth herein, the parties hereto hereby agree as follows:

(a) the Existing Credit Agreement (excluding the Schedules and Exhibits thereto) is hereby amended to (i) delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~), (ii) add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) and (iii) move the green double-underlined text (indicated textually in the same manner as the following example: double-underlined text), in each case, as set forth in the form thereof attached hereto as Annex A (the Existing Credit Agreement as so amended, the “Credit Agreement”);

(b) Exhibit B to the Existing Credit Agreement is hereby replaced with a revised Exhibit B attached hereto as Annex B;

(c) Exhibit D to the Existing Credit Agreement is hereby replaced with a revised Exhibit D attached hereto as Annex C; and

(d) Exhibit E to the Existing Credit Agreement is hereby replaced with a revised Exhibit E attached hereto as Annex D.

(e) Exhibit M to the Existing Credit Agreement is hereby amended by amending and restating Section 2(e) set forth on Annex B thereof in its entirety as follows:

e.

As of the date hereof, after giving effect to the Sustainability Rate Adjustment, the Applicable Rate Percentage for each of the Base Rate, the Japanese Base Rate, the RFR for Transitioned RFR Loans, the RFR for Initial RFR Loans, the USD Swingline Rate, the Pounds Sterling Swingline Rate and the Eurocurrency Rate for purposes of Section 4.1(a) is as set forth below[1].

Eurocurrency Rate / RFR for Transitioned RFR Loans / USD Swingline Rate	RFR for Initial RFR Loans / Pounds Sterling Swingline Rate	Base Rate / Japanese Base Rate
%	%	%

3. Effectiveness. This Amendment shall become effective on the date when each of the following conditions precedent are satisfied (such date, the “Amendment No. 11 Effective Date”):

(a) Documentation. The Administrative Agent or Wells Fargo Securities, LLC (“Wells Fargo Securities”), as applicable, shall have received counterparts of this Amendment executed by the Borrowers, the Guarantor and Lenders constituting the Required Lenders; and

(b) Payment of Fees and Expenses. The Company shall have paid all reasonable and invoiced out-of-pocket costs and expenses of the Administrative Agent and Wells Fargo Securities in connection with the preparation, execution, delivery, administration of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable and invoiced fees and out-of-pocket expenses of counsel for the Administrative Agent and Wells Fargo Securities.

4. Limited Effect. Except as expressly provided herein, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect. This Amendment shall not be deemed (a) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Credit Agreement or any other Loan Document other than as expressly set forth herein, (b) to prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (c) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Company, any of its Subsidiaries or any other Person with respect to any other waiver, amendment, modification or any other change to the Credit Agreement or the Loan Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents. References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein”, “hereof” or other words of like import) and in any Loan Document to the “Credit Agreement” shall be deemed to be references to the Credit Agreement as modified hereby.

[1]	Note – Not to be less than 0.00%.

5. Representations and Warranties. Each Borrower and the Guarantor represents and warrants that (a) it has the corporate power and authority to make, deliver and perform this Amendment, (b) it has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Amendment, (c) this Amendment has been duly executed and delivered on behalf of such Person, (d) this Amendment constitutes a legal, valid and binding obligation of such Person, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law), (e) each of the representations and warranties contained in Article VI of the Credit Agreement are true and correct in all material respects on and as of the date hereof with the same effect as if made on and as of the date hereof, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date and (f) no Default or Event of Default has occurred and is continuing as of the date hereof or after giving effect hereto.

6. Acknowledgement and Reaffirmation. By their execution hereof, each Borrower and the Guarantor hereby expressly (a) consents to this Amendment and to the amendments to the Credit Agreement set forth herein, (b) acknowledges that the covenants, representations, warranties and other obligations set forth in the Credit Agreement, the Notes and the other Loan Documents to which such Borrower or the Guarantor is a party remain in full force and effect (it being understood and agreed that to the extent any such covenants, representations, warranties or other obligations are expressly modified herein, such covenants, representations, warranties or obligations shall continue in full force and effect as expressly modified herein) and (c) acknowledges and agrees that this Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

7. Execution in Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile or electronic (pdf) transmission shall be effective as delivery of a manually executed counterpart hereof. For the purpose of electronic execution, Section 13.17 of the Credit Agreement, is hereby incorporated by reference, mutatis mutandis.

8. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by, and construed and interpreted in accordance with, the law of the state of New York (including Section 5-1401 and Section 5-1402 of the General Obligations Law of the State of New York), without reference to any other conflicts or choice of law principles thereof.

9. Entire Agreement. This Amendment is the entire agreement, and supersedes any prior agreements and contemporaneous oral agreements, of the parties concerning its subject matter.

10. Successors and Assigns. This Amendment shall be binding on and inure to the benefit of the parties hereto and their heirs, beneficiaries, successors and permitted assigns.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers or representatives, all as of the day and year first written above.

BORROWERS:

BLACKROCK, INC., as Borrower and Guarantor

By:	/s/ Philippe Matsumoto
Name:	Philippe Matsumoto
Title:	Managing Director and Treasurer

BLACKROCK GROUP LIMITED, as Designated Borrower

By:	/s/ Colin McDonald
Name:	Colin McDonald
Title:	Managing Director and BGL CFO

BLACKROCK (NETHERLANDS) B.V., as Designated Borrower

By:	/s/ P. Vrancken
Name:	P. Vrancken
Title:	MD and Executive Director

By:	/s/ M. Donders
Name:	M. Donders
Title:	MD and Executive Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

AGENT AND LENDERS:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, Swingline Lender, Issuing Lender, L/C Agent and Lender

By:	/s/ Megan Griffin
Name:	Megan Griffin
Title:	Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

CITIBANK, N.A., as Lender, Swingline Lender and Issuing Lender

By:	/s/ Erik Anderson

Name:	Erik Anderson

Title:	Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

BANK OF AMERICA, N.A., as Lender

By:	/s/ Alexandra M. Knights

Name:	Alexandra M. Knights

Title:	Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

BANK OF CHINA, NEW YORK BRANCH, as Lender

By:	/s/ Raymond Qiao

Name:	Raymond Qiao

Title:	Executive Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

BARCLAYS BANK PLC, as Lender

By:	/s/ Craig J. Malloy

Name:	Craig J. Malloy

Title:	Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

CHINA CONSTRUCTION BANK CORPORATION, NEW YORK BRANCH, as Lender

By:	/s/ Xuelei Wang

Name:	Xuelei Wang

Title:	Deputy General Manager

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

CREDIT SUISSE AG, NEW YORK BRANCH, as Lender

By:	/s/ Doreen Barr

Name:	Doreen Barr

Title:	Authorized Signatory

By:	/s/ Michael Dieffenbacher

Name:	Michael Dieffenbacher

Title:	Authorized Signatory

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

DEUTSCHE BANK AG, NEW YORK BRANCH, as Lender

By:	/s/ Ming K. Chu

Name:	Ming K. Chu

Title:	Director

By:	/s/ Marko Lukin

Name:	Marko Lukin

Title:	Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

GOLDMAN SACHS BANK USA, as Lender

By:	/s/ Mahesh Mohan

Name:	Mahesh Mohan

Title:	Authorized Signatory

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/ Kieran Patel

Name:	Kieran Patel

Title:	Managing Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

JPMORGAN CHASE BANK, N.A., as Lender

By:	/s/ Jay Cyr

Name:	Jay Cyr

Title:	Executive Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ David White

Name:	David White

Title:	Authorized Signatory

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as Lender

By:	/s/ Weiming Zhou
Name: Weiming Zhou
Title: Director

By:	/s/ Charles Inkeles
Name: Charles Inkeles
Title: Executive Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

BNP PARIBAS, as Lender

By:	/s/ Kenneth Austin
Name: Kenneth Austin
Title: Managing Director

By:	/s/ Marguerite L. Lebon
Name: Marguerite L. Lebon
Title: Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

MIZUHO BANK, LTD., as Lender

By:	/s/ Donna DeMagistris
Name: Donna DeMagistris
Title: Executive Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

ROYAL BANK OF CANADA, as Lender

By:	/s/ Alex Figueroa
Name: Alex Figueroa
Title: Authorized Signatory

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

STATE STREET BANK AND TRUST COMPANY, as Lender

By:	/s/ Karen A. Gallagher
Name: Karen A. Gallagher
Title: Managing Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

THE BANK OF NEW YORK MELLON, as Lender

By:	/s/ Joanne Carey
Name: Joanne Carey
Title: Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

NOMURA CORPORATE FUNDING AMERICAS, LLC, as Lender

By:	/s/ Andrew Keith
Name: Andrew Keith
Title: Executive Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Gordon Yip
Name: Gordon Yip
Title: Director

By:	/s/ Andrew Sidford
Name: Andrew Sidford
Title: Managing Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

BANCO SANTANDER, S.A., as Lender

By:	/s/ Lucas Videla
Name: Lucas Videla
Title: Executive Director

By:	/s/ Luis Casero Ynfiesta
Name: Luis Casero Ynfiesta
Title: Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

SOCIETE GENERALE, as Lender

By:	/s/ Robert Roberto
Name: Robert Roberto
Title: Managing Director, Chairman, Financial Institutions Group

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

NATWEST MARKETS PLC, as Lender

By:	/s/ Fred J. Matt
Name: Fred J. Matt
Title: Managing Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

MUFG BANK, LTD., as Lender

By:	/s/ Rajiv Ranjan
Name: Rajiv Ranjan
Title: Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

U.S. BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Jenny Maloney
Name: Jenny Maloney
Title: Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

ING BANK N.V., as Lender

By:	/s/ LG Humme

Name:	LG Humme

Title:	Director

By:	/s/ Jan-Paul van Houten

Name:	Jan-Paul van Houten

Title:	Head of FI EMEA

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

NATIXIS LONDON BRANCH, as Lender

By:	/s/ JOHN Gareth

Name:	JOHN Gareth

Title:	Head of Investment Banking, Coverage & Sectors UK

By:	/s/ EEDLE Simon

Name:	EEDLE Simon

Title:	Senior Country Manager for United Kingdom at Natixis Corporate & Investment Banking Division

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED, as Lender

By:	/s/ Cynthia Dioquino

Name:	Cynthia Dioquino

Title:	Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

BANCO BILBAO VIZCAYA ARGENTARIA, S.A. NEW YORK BRANCH, as Lender

By:	/s/ Cara Younger

Name:	Cara Younger

Title:	Executive Director

By:	/s/ Andrew Pargament

Name:	Andrew Pargament

Title:	Executive Director

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

BROWN BROTHERS HARRIMAN & CO., as Lender

By:	/s/ Ann Hobart

Name:	Ann Hobart

Title:	Senior Vice President

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Signature Pages

Annex A

(to Amendment No. 11 to Five-Year Revolving Credit Agreement)

Credit Agreement

See attached

.

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex A: Credit Agreement

~~EXECUTION VERSION~~

Published CUSIP Number: 09251QAE9

Revolving Credit CUSIP Number: 09251QAF6

$4,400,000,000

FIVE-YEAR REVOLVING CREDIT AGREEMENT

dated as of March 10, 2011,

by and among

BLACKROCK, INC.,

and

CERTAIN SUBSIDIARIES

as Borrowers,

the Lenders referred to herein,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent,

a Swingline Lender, Issuing Lender and L/C Agent,

CITIBANK, N.A.,

as a Swingline Lender,

and

SUMITOMO MITSUI BANKING CORPORATION,

as Japanese Yen Lender

WELLS FARGO SECURITIES, LLC,

CITIGROUP GLOBAL MARKETS INC.,

BOFA SECURITIES, LLC,

BARCLAYS BANK PLC,

J.P. MORGAN SECURITIES LLC,

MORGAN STANLEY SENIOR FUNDING, INC.,

DEUTSCHE BANK SECURITIES INC.,

HSBC SECURITIES (USA) INC.,

CREDIT SUISSE SECURITIES (USA) LLC,

GOLDMAN SACHS BANK USA

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH

BANK OF CHINA, NEW YORK BRANCH, and

CHINA CONSTRUCTION BANK CORPORATION, NEW YORK BRANCH,

as Joint Lead Arrangers and Joint Bookrunners,

CITIBANK, N.A.,

as Syndication Agent,

~~EXECUTION VERSION~~

BANK OF AMERICA, N.A.,

BARCLAYS BANK PLC

JPMORGAN CHASE BANK, N.A.,

MORGAN STANLEY SENIOR FUNDING, INC.,

DEUTSCHE BANK SECURITIES INC.,

HSBC BANK USA, NATIONAL ASSOCIATION

CREDIT SUISSE AG,

GOLDMAN SACHS BANK USA,

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH

BANK OF CHINA, NEW YORK BRANCH, and

CHINA CONSTRUCTION BANK CORPORATION, NEW YORK BRANCH,

as Documentation Agents

WELLS FARGO SECURITIES, LLC, and

CITIGROUP GLOBAL MARKETS INC.,

as Co-Sustainability Structuring Agents,

TABLE OF CONTENTS

Page
ARTICLE I	DEFINITIONS	~~33~~6

SECTION 1.1.	Definitions	~~33~~ 6
SECTION 1.2.	Other Definitions and Provisions	~~74~~48
SECTION 1.3.	Accounting Terms	~~75~~49
SECTION 1.4.	Rounding	~~75~~ 49
SECTION 1.5.	References to Agreement and Laws	~~75~~49
SECTION 1.6.	Times of Day	~~75~~ 49
SECTION 1.7.	Letter of Credit Amounts	~~75~~49
SECTION 1.8.	Effectiveness of Euro Provisions	~~75~~49
SECTION 1.9.	Amount of Obligations	~~75~~50
SECTION 1.10.	Divisions	~~76~~ 50
SECTION 1.11.	Rates	~~76~~ 50

ARTICLE II	REVOLVING CREDIT FACILITIES	~~77~~51

SECTION 2.1.	Revolving Credit Loans and USD Revolving Credit Loans	~~77~~51
SECTION 2.2.	Japanese Yen Loans	~~78~~52
SECTION 2.3.	Swingline Loans	~~80~~54
SECTION 2.4.	Procedure for Advances of Revolving Credit Loans, USD Revolving Credit Loans Japanese Yen Loans and Swingline Loans	~~83~~56
SECTION 2.5.	Repayment and Prepayment of Revolving Credit, USD Revolving Credit, Japanese Yen and Swingline Loans	~~85~~58
SECTION 2.6.	Permanent Reduction of the Commitment	~~88~~61
SECTION 2.7.	Optional Increase of the Aggregate Commitment	~~89~~61
SECTION 2.8.	Termination of Credit Facility	~~90~~62
SECTION 2.9.	Designated Borrowers	~~90~~63
SECTION 2.10.	Extension of Maturity Date	~~92~~64

ARTICLE III	LETTER OF CREDIT FACILITY	~~94~~66

SECTION 3.1.	L/C Commitment	~~94~~66
SECTION 3.2.	Procedure for Issuance of Letters of Credit	~~96~~67
SECTION 3.3.	Commissions and Other Charges	~~97~~68
SECTION 3.4.	L/C Participations	~~98~~69
SECTION 3.5.	Reimbursement Obligation of the Company	~~99~~70
SECTION 3.6.	Exchange Indemnification and Increased Costs	~~99~~70
SECTION 3.7.	Obligations Absolute	~~100~~70
SECTION 3.8.	Effect of Letter of Credit Application	~~100~~71
SECTION 3.9.	The L/C Agent	~~100~~71
SECTION 3.10.	Reporting of Letter of Credit Information and L/C Commitment	~~101~~71

ARTICLE IV	GENERAL LOAN PROVISIONS	~~101~~72

SECTION 4.1.	Interest	~~101~~72
SECTION 4.2.	Notice and Manner of Conversion or Continuation of Revolving Credit Loans and USD Revolving Credit Loans	~~104~~74

i

Page
SECTION 4.3.	Fees	~~104~~75
SECTION 4.4.	Manner of Payment	~~104~~75
SECTION 4.5.	Evidence of Indebtedness	~~106~~77
SECTION 4.6.	Adjustments	~~107~~77
SECTION 4.7.	Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent	~~107~~78
SECTION 4.8.	Redenomination of Alternative Currency Loans	~~108~~78
SECTION 4.9.	Regulatory Limitation	~~109~~79
SECTION 4.10.	Changed Circumstances	~~109~~79
SECTION 4.11.	Indemnity	~~113~~ 86
SECTION 4.12.	Increased Costs	~~114~~86
SECTION 4.13.	Taxes	~~116~~88
SECTION 4.14.	Mitigation Obligations; Replacement of Lenders	~~122~~93
SECTION 4.15.	Rounding and Other Consequential Changes	~~123~~94
SECTION 4.16.	Defaulting Lenders	~~123~~95
SECTION 4.17.	Sustainability Adjustments	~~126~~97
SECTION 4.18.	Alternative Currencies

ARTICLE V	CLOSING; CONDITIONS OF CLOSING AND BORROWING	~~129~~100

SECTION 5.1.	Closing	~~130~~ 100
SECTION 5.2.	Conditions to Closing and Initial Extensions of Credit	~~130~~100
SECTION 5.3.	Conditions to All Extensions of Credit	~~132~~102

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF THE BORROWERS	~~133~~103

SECTION 6.1.	Representations and Warranties	~~133~~103
SECTION 6.2.	Survival of Representations and Warranties, Etc	~~138~~107

ARTICLE VII	FINANCIAL INFORMATION AND NOTICES	~~139~~107

SECTION 7.1.	Financial Statements	~~139~~108
SECTION 7.2.	Officer’s Compliance Certificate	~~140~~108
SECTION 7.3.	Other Reports	~~140~~ 108
SECTION 7.4.	Notice of Litigation and Other Matters	~~140~~108
SECTION 7.5.	Accuracy of Information	~~140~~109

ARTICLE VIII	AFFIRMATIVE COVENANTS	~~140~~109

SECTION 8.1.	Preservation of Corporate Existence and Related Matters	~~140~~109
SECTION 8.2.	Maintenance of Property	~~141~~109
SECTION 8.3.	Insurance	~~141~~ 109
SECTION 8.4.	Accounting Methods and Financial Records	~~141~~109
SECTION 8.5.	Payment of Taxes	~~141~~110
SECTION 8.6.	Compliance With Laws and Approvals	~~141~~110
SECTION 8.7.	Visits and Inspections	~~141~~110
SECTION 8.8.	Use of Proceeds	~~142~~110
SECTION 8.9.	Foreign Borrowers	~~142~~110

Page
SECTION 8.10.	Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; Beneficial Ownership Regulation	~~142~~110

ARTICLE IX	FINANCIAL COVENANTS	~~143~~111

SECTION 9.1.	Leverage Ratio	~~143~~ 111

ARTICLE X	NEGATIVE COVENANTS	~~143~~111

SECTION 10.1.	Limitations on Liens	~~143~~111
SECTION 10.2.	Limitations on Mergers and Liquidation	~~144~~112
SECTION 10.3.	Sale of All or Substantially All Assets	~~145~~113
SECTION 10.4.	Nature of Business	~~145~~113
SECTION 10.5.	Designated Borrowers	~~145~~113

ARTICLE XI	DEFAULT AND REMEDIES	~~145~~113

SECTION 11.1.	Events of Default	~~145~~113
SECTION 11.2.	Remedies	~~147~~ 115
SECTION 11.3.	Rights and Remedies Cumulative; Non-Waiver; etc	~~148~~116
SECTION 11.4.	Judgment Currency	~~148~~116
SECTION 11.5.	Crediting of Payments and Proceeds	~~149~~116
SECTION 11.6.	Administrative Agent May File Proofs of Claim	~~150~~117

ARTICLE XII	THE ADMINISTRATIVE AGENT	~~150~~117

SECTION 12.1.	Appointment and Authority	~~150~~117
SECTION 12.2.	Rights as a Lender	~~151~~118
SECTION 12.3.	Exculpatory Provisions	~~151~~118
SECTION 12.4.	Reliance by the Administrative Agent	~~152~~119
SECTION 12.5.	Delegation of Duties	~~153~~119
SECTION 12.6.	Resignation of Administrative Agent	~~153~~120
SECTION 12.7.	Non-Reliance on Administrative Agent and Other Lenders	~~154~~120
SECTION 12.8.	No Other Duties, etc	~~155~~121
SECTION 12.9.	Resignation of Japanese Yen Lender	~~155~~121
SECTION 12.10.	Erroneous Payments	~~155~~122

ARTICLE XIII	MISCELLANEOUS	~~157~~123

SECTION 13.1.	Notices	~~157~~123
SECTION 13.2.	Amendments, Waivers and Consents	~~159~~125
SECTION 13.3.	Expenses; Indemnity	~~162~~128
SECTION 13.4.	Right of Setoff	~~164~~129
SECTION 13.5.	Governing Law	~~164~~130
SECTION 13.6.	Waiver of Jury Trial	~~165~~130
SECTION 13.7.	Reversal of Payments	~~165~~131
SECTION 13.8.	Injunctive Relief; Punitive Damages	~~166~~131
SECTION 13.9.	Accounting Matters	~~166~~131
SECTION 13.10.	Successors and Assigns; Participations	~~166~~131
SECTION 13.11.	Confidentiality	~~169~~134

Page
SECTION 13.12.	Performance of Duties	~~170~~135
SECTION 13.13.	All Powers Coupled with Interest	~~170~~135
SECTION 13.14.	Survival of Indemnities	~~170~~135
SECTION 13.15.	Titles and Captions	~~171~~135
SECTION 13.16.	Severability of Provisions	~~171~~135
SECTION 13.17.	Counterparts; Electronic Execution	~~171~~135
SECTION 13.18.	Integration	~~172~~136
SECTION 13.19.	Term of Agreement	~~172~~136
SECTION 13.20.	Advice of Counsel, No Strict Construction	~~172~~136
SECTION 13.21.	USA Patriot Act	~~172~~136
SECTION 13.22.	Inconsistencies with Other Documents; Independent Effect of Covenants	~~172~~136
SECTION 13.23.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~173~~137
SECTION 13.24.	No Advisory or Fiduciary Responsibility	~~173~~137
SECTION 13.25.	Acknowledgement Regarding Any Supported QFCs	~~174~~138

ARTICLE XIV	CONTINUING GUARANTY	~~175~~139

SECTION 14.1.	Guaranty	~~175~~ 139
SECTION 14.2.	Rights of Lenders	~~176~~139
SECTION 14.3.	Certain Waivers	~~176~~140
SECTION 14.4.	Obligations Independent	~~176~~140
SECTION 14.5.	Subrogation	~~177~~ 140
SECTION 14.6.	Termination; Reinstatement	~~177~~140
SECTION 14.7.	Subordination	~~177~~ 141
SECTION 14.8.	Stay of Acceleration	~~177~~141
SECTION 14.9.	Condition of Borrower	~~178~~141
SECTION 14.10.	Certain ERISA Matters	~~178~~141

EXHIBITS

Exhibit A-1	-	Form of Revolving Credit Note
Exhibit A-2	-	Form of Japanese Yen Note
Exhibit A-3	-	Form of Swingline Note
Exhibit A-4	-	Form of USD Revolving Credit Note
Exhibit B	-	Form of Notice of Borrowing
Exhibit C	-	Form of Notice of Account Designation
Exhibit D	-	Form of Notice of Prepayment
Exhibit E	-	Form of Notice of Conversion/Continuation
Exhibit F	-	Form of Officer’s Compliance Certificate
Exhibit G	-	Form of Assignment and Assumption
Exhibit H	-	Form of Several Letter of Credit
Exhibit I	-	Designated Borrower Request and Assumption Agreement
Exhibit J	-	Designated Borrower Notice
Exhibit K	-	Form of Letter of Credit Application
Exhibit L	-	Form of Sublimit Notice
Exhibit M	-	Form of Pricing Certificate

SCHEDULES

Schedule 1.1	-	Mandatory Cost Rate
Schedule 4.17	-	Sustainability Table
Schedule 6.1(f)	-	ERISA Plans
Schedule 6.1(k)	-	Litigation
Schedule 10.1	-	Existing Liens

v

CREDIT AGREEMENT, dated as of March 10, 2011, by and among BlackRock, Inc., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.9 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Lenders who are or may become a party to this Agreement and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders.

STATEMENT OF PURPOSE

The Company has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrowers on the terms and conditions of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions. The following terms when used in this Agreement shall have the meanings assigned to them below:

“Act” has the meaning assigned thereto in Section 13.21.

“Administrative Agent” means Wells Fargo, in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 12.6.

“Administrative Agent’s Correspondent” means Wells Fargo Bank, National Association, London Branch, or any other financial institution designated by the Administrative Agent and reasonably satisfactory to the Company to act as its correspondent hereunder with respect to the distribution and payment of Alternative Currency Loans.

“Administrative Agent’s Office” means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, any other Person (other than, with respect to the Company, a Subsidiary or Excluded Subsidiary of the Company) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. For the avoidance of doubt neither of the Existing Shareholders shall be treated as an Affiliate of the Company on the basis of its beneficial ownership of Capital Stock of the Company so long as such Existing Shareholder is subject to a stockholders agreement with the Company on substantially the same terms as the stockholders agreement to which it is a party as of the date of this Agreement.

“Agency Fee Letter” means the separate fee letter agreement executed by the Company, Wells Fargo and Wells Fargo Securities, LLC, dated February 11, 2011.

“Agreement” means this Five-Year Revolving Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Aggregate Commitment” means the aggregate amount of the Lenders’ Commitments hereunder, as such amount may be increased, reduced or otherwise modified at any time pursuant to the terms hereof. On the Amendment No. 10 Effective Date, the Aggregate Commitment shall be Four Billion Four Hundred Million Dollars ($4,400,000,000.00).

“Aggregate Revolving Commitment” means the aggregate amount of the Revolving Credit Commitments of the Revolving Credit Lenders hereunder, as such amount may be increased, reduced or otherwise modified at any time pursuant to the terms hereof. On the Amendment No. 10 Effective Date, the Aggregate Revolving Commitment shall be Three Billion Eight Hundred Fifty-Four Million Dollars ($3,854,000,000).

“Aggregate USD Revolving Commitment” means the aggregate amount of the USD Revolving Credit Commitments of the USD Revolving Credit Lenders hereunder, as such amount may be increased, reduced or otherwise modified at any time pursuant to the terms hereof. On the Amendment No. 10 Effective Date, the Aggregate USD Revolving Commitment shall be Five Hundred Forty-Six Million Dollars ($546,000,000).

“Alternative Currency” means all Permitted Currencies other than the Dollar.

“Alternative Currency Amount” means with respect to each Revolving Credit Loan made or continued (or to be made or continued) in an Alternative Currency, the amount of such Alternative Currency which is equivalent to the principal amount in Dollars of such Loan at the most favorable spot exchange rate for the applicable Borrower as determined by the Administrative Agent’s Correspondent to be available to it at approximately 11:00 a.m. (time of the Administrative Agent’s Correspondent) two (2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in Dollars, “Alternative Currency Amount” shall mean the amount of such Alternative Currency which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate for the applicable Borrower as determined by the Administrative Agent’s Correspondent to be available to it at the time of determination.

“Alternative Currency Loan” means any Revolving Credit Loan denominated in an Alternative Currency and “Alternative Currency Loans” means all such Alternative Currency Loans collectively.

“Alternative Ratings Source” means either Moody’s or a comparable rating agency in either case that publishes a rating of the Company’s counterparty risk or similar rating and which is mutually acceptable to the Company and the Administrative Agent.

“Amendment No. 10 Effective Date” means March 31, 2021.

“ Amendment No. 11 Effective Date” means December 13, 2021.

“Announcements” has the meaning assigned thereto in Section 1.11.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or any Subsidiary of a Borrower from time to time concerning or relating to bribery or corruption, including, without limitation, the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder, and the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

“~~Applicant~~Applicable Commitment Fee Percentage” has the meaning assigned thereto in the definition of Applicable Percentage.

“Applicable Percentage” means, for purposes of calculating (a) the applicable percentage for each of the Base Rate, the Japanese Base Rate, the ~~LIBOR Market Index Rate and~~USD Swingline Rate, the Pounds Sterling Swingline Rate, the ~~LIBOR~~Eurocurrency Rate, RFR for Transitioned RFR Loans and RFR for Initial RFR Loans for purposes of Section 4.1(a) (provided, that with respect to each ~~LIBOR~~Eurocurrency Rate Loan denominated in an Alternative Currency, the Applicable Percentage shall include the Mandatory Cost Rate) (the “Applicable Rate Percentage”) and (b) applicable percentage for the Commitment Fee for purposes of Section 4.3(a) (the “Applicable Commitment Fee Percentage”) the corresponding rate set forth below for the applicable Debt Rating, as follows:

		Applicable Percentage Per Annum
Level	Debt Rating (S&P / Moody’s)	~~LIBOR~~ Eurocurrency Rate / ~~LIBOR Market Index~~USD Swingline Rate / RFR for Transitioned RFR Loans	RFR for Initial RFR Loans / Pounds Sterling Swingline Rate	Base Rate / Japanese Base Rate	Commitment Fee
I	≥ AA / Aa2	0.625%	0.6576%	0.000%	0.050%
II	AA- / Aa3	0.625%	0.6576%	0.000%	0.060%
III	A+ / A1	0.750%	0.7826%	0.000%	0.070%
IV	A / A2	0.875%	0.9076%	0.000%	0.080%
V	≤ A- / A3	1.000%	1.0326%	0.000%	0.100%

provided, that if S&P or any Alternative Ratings Source, as applicable, shall not have in effect a Debt Rating (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then such Debt Rating shall be deemed to be Level V. In the event that the Debt Ratings publicly announced by S&P listed above and any corresponding Debt Rating of any Alternative Ratings Source previously agreed to by the Company and the Administrative Agent, if any, differ by (a) one Level, the Applicable Percentage shall be that Level which corresponds to the Debt Rating which is the higher of such announced Debt Ratings, and (b) two or more Levels, the Applicable Percentage shall be that Level which corresponds to the Debt Rating which is one rating immediately above the lowest of such announced Debt Ratings. Any change in the Applicable Percentage shall be effective (a) as to any increase in the Debt Rating, as of the

Business Day on which the increase in the applicable Debt Rating is announced or is made publicly available, and (b) as to any decrease in the applicable Debt Rating, as of the Business Day on which the decrease in the applicable Debt Rating is announced or is made publicly available. If the rating systems of S&P or any other such Alternative Ratings Source shall change, or if all of such rating agencies shall cease to be in the business of rating corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agencies and, pending the effectiveness of any such amendment, the Applicable Percentage shall be determined by reference to the Debt Rating most recently in effect prior to such change or cessation. The parties hereto agree that, as of the Closing Date, Moody’s constitutes an Alternative Rating Source. It is hereby understood and agreed that notwithstanding the foregoing, (a) the Applicable Commitment Fee Percentage shall be adjusted from time to time based upon the Sustainability Fee Adjustment (to be calculated and applied as set forth in Section 4.17) and (b) the Applicable Rate Percentage shall be adjusted from time to time based upon the Sustainability Rate Adjustment (to be calculated and applied as set forth in Section 4.17).

“Applicable Rate Percentage” has the meaning assigned thereto in the definition of Applicable Percentage.

“Applicant Borrower” has the meaning assigned thereto in Section 2.9(b).

“Arrangers” means Wells Fargo Securities, LLC, Citigroup Global Markets Inc., BofA Securities, LLC, Barclays Bank PLC, J.P. Morgan Securities LLC, Morgan Stanley Senior Funding, Inc., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Goldman Sachs Bank USA, Industrial and Commercial Bank of China Limited, New York Branch, Bank of China, New York Branch and China Construction Bank Corporation, New York Branch, each in their respective capacity as a joint lead arranger and joint bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 13.10), and accepted by the Administrative Agent, in substantially the form of Exhibit G or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Available Tenor” means, as of any date of determination and with respect to any then-current Benchmark, for any Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark ~~or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement~~(or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.10(c)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, at any time, the highest of (a) the Prime Rate, (b) the Federal Funds Rate plus 1/2 of 1% and (c)(i) prior to the USD LIBOR ~~for an Interest Period of~~Transition Date, the Eurocurrency Rate for Dollars for a one -month ~~(determined on a daily basis)~~term in effect on such day plus 1% and (ii) on and after the USD LIBOR Transition Date, Daily Simple RFR for Dollars in effect on such day plus 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate, the Federal Funds Rate ~~or LIBOR~~, the Eurocurrency Rate for Dollars or Daily Simple RFR for Dollars, as the case may be (provided that clause (c) shall not be applicable during any period in which ~~LIBOR~~the Eurocurrency Rate for Dollars or Daily Simple RFR for Dollars, as applicable, is unavailable or unascertainable).

“Base Rate Loan” means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a) (other than Swingline Loans).

“Benchmark” means, initially, with respect to ~~(i)~~ any (a) Obligations, interest, fees, commissions or other amounts denominated in ~~Dollars~~, or calculated with respect ~~thereto,~~to, Dollars, the Eurocurrency Rate for Dollars; provided that if (i) the USD LIBOR Transition Date has occurred or (ii) ~~any~~a Benchmark Transition Event or a Term SOFR Transition Event, as applicable, has occurred with respect to the then-current Benchmark for Dollars, then “Benchmark ” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.10(c)(i), (b) Obligations, interest, fees, commissions or other amounts denominated in ~~Euro, Japanese Yen or Pounds Sterling~~, or calculated with respect ~~thereto~~to, ~~the London interbank offered rate for Euro, Japanese Yen or~~ Pounds Sterling, ~~as applicable~~the Daily Simple RFR applicable for such Currency; provided that if a Benchmark Transition Event, ~~a Term SOFR Transition Event, or an Early Opt-in Election, as~~as applicable, has occurred with respect to such Daily Simple RFR or the then-current Benchmark for such Currency, then “Benchmark ” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable~~, and its related~~ Benchmark Replacement ~~Date have occurred with respect to any such~~to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~, then “Benchmark” with respect to~~ pursuant to Section 4.10(c)(i) and (c) Obligations, interest, fees, commissions or other amounts denominated in ~~such currency means~~, or calculated with respect to, Euros or Japanese Yen, the Eurocurrency Rate applicable for such Currency; provided that if a Benchmark Transition Event, has occurred with respect to such Eurocurrency Rate or the then-current Benchmark for such Currency, then “Benchmark ” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.10(c)(i).

“Benchmark Replacement” means, ~~for any Available Tenor,~~

(a)     ~~(1)~~ with respect to any Benchmark Transition Event ~~or Early Opt-in Election with respect to a~~for the then-current Benchmark, the ~~first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided, that with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in any currency other than Dollars or calculated with respect thereto, the alternative set forth in clause (c) below:~~

~~(a)     the~~ sum of: (~~A) Term SOFR and (B) the related Benchmark Replacement Adjustment;~~

~~(b)    the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;~~

~~(c)    the sum of: (A~~i) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for such Benchmark ~~for the applicable Corresponding Tenor~~ giving due consideration to (~~i~~A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (~~ii~~B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the ~~currency~~ applicable ~~to such Benchmark~~Currency at such time and (~~B) the related Benchmark Replacement Adjustment; or~~

~~(2)    with respect to any Term SOFR Transition Event and a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in Dollars or calculated with respect thereto, the sum of (i) Term SOFR and (~~ii) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents;

(b)    with respect to the USD LIBOR Transition Date, for any Available Tenor of the Eurocurrency Rate for Dollars, the first alternative set forth in the order below that can be determined by the Administrative Agent for the USD LIBOR Transition Date:

(1)     Term SOFR for Dollars;

(2)     Daily Simple RFR for Dollars; or

(3)    the sum of: (A) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the Eurocurrency Rate for Dollars giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the Eurocurrency Rate for Dollars for syndicated credit facilities denominated in Dollars at such time and (B) the related

Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents;

provided that, ~~(i)~~ in the case of clause (b)(1~~)(a~~), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition ~~and (ii) in the case of clause (1)(a) or clause (2) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1)(a), (1)(b) or (1)(c) or clause (2) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.~~

“Benchmark Replacement Adjustment” means, for purposes of clauses (a) and (b)(3) of the definition of “Benchmark Replacement”, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable ~~Interest Period and~~ Available Tenor ~~for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)    for purposes of clauses (1)(a) and (1)(b) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~

~~(a)    the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;~~

~~(b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;~~

~~(2)    for purposes of clause (1)(c) of the definition of “Benchmark Replacement,”~~, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Company giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the ~~currency applicable to such Benchmark; and~~

~~(3)    for purposes of clause (2) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;~~

~~provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if such then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 4.10(c)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period~~applicable Currency.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate~~,~~” (if applicable), the definition of “Business Day,” the definition of “Interest Period~~,”~~” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “Eurocurrency Banking Day”, the definition of “RFR Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, in consultation with the Company, may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides, in consultation with the Company, is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means~~, with respect to any then-current Benchmark,~~ the earliest to occur of the following events with respect to ~~such~~the then-current Benchmark for any Currency:

(a)     ~~(1)~~ in the case of clause (~~1~~a) or (~~2~~b) of the definition of “Benchmark Transition Event”,~~”~~ the later of (ai) the date of the public statement or publication of information referenced therein and (~~b~~ii ) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof);

(b)     ~~(2)~~ in the case of clause (~~3~~c) of the definition of “Benchmark Transition Event~~,~~”, the first date ~~of the public~~on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness will be determined by reference to the most recent statement or publication ~~of information~~ referenced ~~therein;~~in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date; or

~~(3)    in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Company pursuant to Section 4.10(c)(i)(B); or~~

(c)    ~~(4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders~~in the case of a Term SOFR Transition Event, the Term SOFR Transition Date.

For the avoidance of doubt, (~~i~~A) if the Reference Time for the applicable Benchmark refers to a specific time of day and the event giving rise to the Benchmark Replacement Date for any Benchmark occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such Benchmark and for such determination and (~~ii~~B ) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or (~~2~~b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to ~~any~~the then -current Benchmark for any Currency (other than Eurocurrency Rate for Dollars), the occurrence of one or more of the following events with respect to such Benchmark:

(a)     ~~(1)~~ a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)     ~~(2)~~ a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, the central bank for the ~~currency~~Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)     ~~(3)~~ a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or ~~the published~~such component ~~used in the calculation~~ thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer~~not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, with respect to any Benchmark for any Currency, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means, with respect to (a) the Eurocurrency Rate for Dollars, the period (if any) (i) beginning at the time that the USD LIBOR Transition Date has occurred pursuant to clause (a) of that definition if, at such time, no Benchmark Replacement has replaced the Eurocurrency Rate for Dollars for all purposes hereunder and under any Loan Document in accordance with Section 4.10(c)(i) and (ii) ending at the time that a Benchmark Replacement has replaced the Eurocurrency Rate for Dollars for all purposes hereunder and under any Loan Document in accordance with Section 4.10(c)(i) and (b) any then-current Benchmark for any Currency other than the Eurocurrency Rate for Dollars, the period (if any) (~~x~~i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark pursuant to clauses (~~1~~a) or (~~2~~b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.10(c)(i) and (~~y~~ii) ending at the time that a Benchmark Replacement has replaced such Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.10(c)(i).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Beneficiary” has the meaning assigned thereto in Section 13.10(a).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Black, African American, Hispanic and Latino Employment Rate” means with respect to any Fiscal Year of the Company as reported under Code #FN-AC-330a.1 in the SASB Aligned Report, the ratio (stated as a percentage) of (i) the aggregate number of employees of the Company and its Subsidiaries in the United States who are Black, African American, Hispanic or Latino as of the first day of the next succeeding Fiscal Year (the sum of the percentages set forth in the two columns in the SASB Aligned

Report referring to ‘Black or African American’ employees and ‘Hispanic or Latino’ employees) to (ii) the aggregate number of employees of the Company and its Subsidiaries in the United States as of the first day of the next succeeding Fiscal Year.

“Black, African American, Hispanic and Latino Employment Rate Target C” means, with respect to any Fiscal Year, the Black, African American, Hispanic and Latino Employment Rate Target C for such Fiscal Year as set forth in the Sustainability Table in Schedule 4.17.

“Black, African American, Hispanic and Latino Employment Rate Threshold C” means, with respect to any Fiscal Year, the Black, African American, Hispanic and Latino Employment Rate Threshold C for such Fiscal Year as set forth in the Sustainability Table in Schedule 4.17.

“BlackRock Group Limited” means BlackRock Group Limited, a company incorporated and organized under the laws of England and Wales.

“Blackrock Netherlands” means BlackRock (Netherlands) B.V., a corporation organized under the laws of the Netherlands.

“Borrower” and “Borrowers” have the meaning assigned thereto in the introductory paragraph hereto.

“Business Day” means any day ~~other than~~that is not a Saturday, Sunday or ~~legal holiday~~other day on which ~~banks in Charlotte, North Carolina, and New York, New York, are open for the conduct of their commercial banking business~~the Federal Reserve Bank of New York is closed and:

~~(a)    if such day relates to any interest rate settings as to any LIBOR Rate Loan (or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR or any Swingline Loan as to which the interest rate is determined by reference to the LIBOR Market Index Rate) denominated in Dollars, any funding, disbursements, settlements and payments in Dollars in respect of any LIBOR Rate Loan (or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR or any Swingline Loan as to which the interest rate is determined by reference to the LIBOR Market Index Rate), or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan (or any Base Rate Loan as to which the interest rate is determined by reference to LIBOR or any Swingline Loan as to which the interest rate is determined by reference to the LIBOR Market Index Rate, means any such day that is also a London Banking Day;~~

~~(b)    if such day relates to any interest rate settings as to any LIBOR Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such LIBOR Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan, means a TARGET Day;~~

~~(c)    if such day relates to any interest rate settings as to any LIBOR Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency;~~

(a)     ~~(d)~~ if such day relates to any interest rate settings as to any Japanese Yen Loan, any fundings, disbursements, settlements and payments in Japanese Yen in respect of any such Japanese Yen Loan, or any other dealings in Japanese Yen to be carried out pursuant to this Agreement in respect of any such Japanese Yen Loan, means any day on which banks are open for business in Tokyo, Japan~~;~~

~~(e)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a LIBOR Rate Loan, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such LIBOR Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency~~; and

(b)     ~~(f)~~ if such day relates to any payments related to a Designated Borrower, means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such Designated Borrower.

“Capital Lease” means any lease of any property by the Company or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Company and its Subsidiaries.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, (e) in the case of any other Person, any similar ownership interests and (f) with respect to the foregoing items (a) through (e), any and all warrants or options to purchase any of the foregoing.

“Change in Control” means an event or series of events by which any Person or group of Persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) other than the Existing Shareholders shall obtain ownership or control in one or more series of transactions involving the Capital Stock of the Company representing more than fifty percent (50%) of Capital Stock of the Company ordinarily entitled to vote in the election of members of the board of directors of the Company.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Closing Date” means the date of this Agreement or such later Business Day upon which each condition described in Section 5.2 shall be satisfied or waived in all respects in a manner acceptable to each of the Lenders in their sole discretion.

“Code” means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or modified from time to time.

“Commitment” means (a) as to any Lender, the obligation of such Lender to make Loans (including, without limitation, to participate in Japanese Yen Loans and Swingline Loans) under the applicable Credit Facility and to issue or participate in Letters of Credit for the account of any Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender’s name on the Register, as such amount may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof and (b) as to all Lenders, the aggregate commitment of all Lenders to make Loans (including, without limitation, to participate in Japanese Yen Loans and Swingline Loans) under the applicable Credit Facility and to issue or participate in Letters of Credit for the account of any Borrower hereunder, as such amount may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The Commitment of each Lender is set forth opposite such Lender’s name on Schedule 1.1(b) or in the Register (giving effect to any Assignment and Assumption), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commitment Fee” has the meaning assigned thereto in Section 4.3(a).

“Commitment Percentage” means, as to any Lender at any time with respect to any Credit Facility, the ratio of (a) the amount of the Commitment of such Lender under such Credit Facility to (b) the aggregate amount of all Commitments of all Lenders under such Credit Facility.

“Company” has the meaning assigned thereto in the introductory paragraph hereto, and includes the Company in its capacity as a Borrower and the Guarantor.

“Company Sublimit” means $3,775,000,000, or such other amount as the Company has notified the Administrative Agent by delivery to the Administrative Agent of a Sublimit Notice; provided that, in the event there is a Defaulting Lender, the Company Sublimit shall be reduced by such Defaulting Lender’s Commitment Percentage for so long as such Lender is a Defaulting Lender. For the avoidance of doubt, upon any such Defaulting Lender being deemed cured in accordance with Section 4.16(h), by replacement of such Defaulting Lender pursuant to Section 4.14(b) or otherwise, the reduction of the Company Sublimit shall be of no further effect.

“Consolidated” means, when used with reference to financial statements or financial statement items of any Person, such statements or items on a consolidated basis in accordance with, except as otherwise set forth herein, applicable principles of consolidation under GAAP.

“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for the Company and its Subsidiaries and such amounts that are attributable to the Company in respect of the Excluded Subsidiaries in accordance with GAAP: (a) Consolidated Net Income attributable to the Company for such period plus (b) the sum of the following to the extent deducted in determining Consolidated Net Income for such period: (i) income and franchise taxes, (ii) Consolidated Interest Expense, (iii) amortization, depreciation and other non-cash charges (except to the extent that such non-cash charges are reserved for cash charges to be taken in the future), (iv) Securities Lending Indemnification Losses and any other extraordinary, unusual or otherwise non-recurring charges and losses (including from discontinued operations) and (v) expenses under the Company’s and its Subsidiaries’ retention and incentive plans or otherwise that are actually, directly or indirectly, funded by any of the Existing Shareholders, less (c) extraordinary, unusual or otherwise non-recurring gains (including from discontinued operations). For purposes of this Agreement, Consolidated EBITDA shall be adjusted on a pro forma basis, in a manner reasonably acceptable to the Company and the Administrative Agent, to include, as of the first day of any applicable period, any acquisition closed during such period, including, without limitation, adjustments reflecting any non-recurring costs and any extraordinary expenses incurred during such period calculated on a basis consistent with GAAP and Regulation S-X of the Securities Exchange Act of 1934, as amended, or as approved by the Administrative Agent.

“Consolidated Interest Expense” means, with respect to the Company and its Subsidiaries and such amounts that are attributable to the Company in respect of the Excluded Subsidiaries for any period, the gross interest expense (including, without limitation, interest expense attributable to Capital Leases and all net payment obligations pursuant to Interest Rate Contracts) of the Company and its Subsidiaries and such amounts that are attributable to the Company in respect of the Excluded Subsidiaries, all determined for such period on a Consolidated basis, without duplication, in accordance with GAAP.

“Consolidated Net Income” means, with respect to the Company and its Subsidiaries, for any period of determination, the net income (or loss) attributable to the Company for such period, including the net income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any of its Subsidiaries or that Person’s assets are acquired by such Person or any of its Subsidiaries except to the extent included pursuant to clauses (a) and (b) below, determined on a Consolidated basis in accordance with GAAP; provided that there shall be excluded from Consolidated Net Income (a) the net income (or loss) of any Person (other than a Subsidiary which shall be subject to clause (b) below), in which the Company or any of its Subsidiaries has a joint interest with a third party, except to the extent such net income is actually paid in cash to the Company or any of its Subsidiaries by dividend or other distribution during such period and (b) the net income (if positive) of any Material Subsidiary that is a Domestic Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary to the Company or any of its Subsidiaries of such net income is not during the entirety of any such period of determination permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute rule or governmental regulation applicable to such Subsidiary.

“Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Total Funded Indebtedness on such date to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date.

“Consolidated Total Funded Indebtedness” means, as of any date of determination with respect to the Company and its Subsidiaries on a Consolidated basis without duplication, the sum of the following calculated, and only to the extent set forth on their consolidated balance sheet as a liability, in accordance with GAAP (except such amounts shall be calculated at face value without giving effect to FASB ASC 825):

(a)    all indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(b)    all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements to the extent the foregoing are characterized as indebtedness in accordance with GAAP), except trade payables arising in the ordinary course of business;

(c)    the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(d)    all Consolidated Total Funded Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by the Company or any of its Subsidiaries (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by the Company or any of its Subsidiaries or is limited in recourse;

(e)    all obligations of any such Person to redeem, repurchase, exchange or defease, with cash, any Capital Stock of such Person;

(f)    all Guaranty Obligations of any such Person; and

(g)    amounts advanced or otherwise paid (without duplication) to the Company or any of its Material Subsidiaries in connection with any Permitted Securitization;

less, the aggregate amount of “Consolidated Total Funded Indebtedness” described in clauses (a) through (g) above of any Material Subsidiary that is a Domestic Subsidiary whose net income is excluded from the calculation of “Consolidated Net Income” of the Company and its Subsidiaries during any applicable period of determination pursuant to clause (b) of the definition of “Consolidated Net Income”;

less the Unrestricted Cash as reflected on the Consolidated balance sheet of the Company (determined in accordance with GAAP) as of the last day of any applicable period of determination.

For all purposes hereof, the Consolidated Total Funded Indebtedness of any Person shall (a) exclude any of the foregoing obligations of any Excluded Subsidiary, except to the extent there is recourse for such obligation to the Company or any Subsidiary (other than an Excluded Subsidiary) and (b) include the Consolidated Total Funded Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Consolidated Total Funded Indebtedness is expressly made non-recourse to such Person or such Person’s sole material asset is its interest in such partnership or joint venture. For the avoidance of doubt, Consolidated Total Funded Indebtedness shall not include any obligations or liabilities arising under or in connection with any annuities, insurance policies, insurance contracts or any other similar agreements.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Credit Facility” means, collectively, the Revolving Credit Facility, the USD Revolving Credit Facility, the Swingline Facility, the Japanese Yen Facility and the L/C Facility.

“~~Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion~~Currencies” means Dollars and each Permitted Currency, and “Currency ” means any of such Currencies.

“Daily Simple RFR” means, for any day (an “RFR Rate Day”), a rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, on and after the USD LIBOR Transition Date, the greater of (i) Spread Adjusted SOFR for the day (such day, an “RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, utilizing the SOFR component of such Spread Adjusted SOFR that is published by the SOFR Administrator on the SOFR Administrator’s Website, and (ii) the Floor and (b) Pounds Sterling, the greater of (i) SONIA for the day (such day, an “RFR Determination Day”) that is five (5) RFR Business Days prior to (A) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (B) if such RFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website, and (ii) the Floor. If by 5:00 pm (local time for the applicable RFR) on the second (2nd) RFR Business Day immediately following any RFR Determination Day, the RFR in respect of such RFR Determination Day has not been published on the applicable RFR Administrator’s Website and a Benchmark Replacement Date with respect to the applicable Daily Simple RFR has not occurred, then the RFR for such RFR Determination Day will be the RFR as published in respect of the first preceding RFR Business Day for which such RFR was published on the RFR Administrator’s Website; provided that any RFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days. Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Company.

“Daily Simple RFR Loan” means a Loan that bears interest at a rate based on Daily Simple RFR (other than Swingline Loans or pursuant to clause (c) of the definition of “Base Rate”).

“Debt Rating” means, as of any date of determination, either the Company’s counterparty credit rating as determined by S&P or any comparable rating as determined by any Alternative Ratings Source.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declaration of Trust” has the meaning assigned thereto in Section 13.10(a).

“Default” means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition required by Section 11.1, would constitute an Event of Default.

“Defaulting Lender” means, subject to Section 4.16(h), any Lender that (a) has failed to (i) fund all or any portion of the Revolving Credit Loans, USD Revolving Credit Loans, Japanese Yen Loans or Swingline Loans required to be funded by it hereunder within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any Issuing Lender, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of participations in Japanese Yen Loans, Letters of Credit or Swingline Loans) within two Business Days of the date when due, (b) has notified the Company, any other Borrower, the Administrative Agent, any Issuing Lender or any Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the FDIC or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 4.16(h)) upon delivery of written notice of such determination to the Company, each Issuing Lender, each Swingline Lender and each Lender.

“Designated Borrower” has the meaning assigned thereto in the introductory paragraph hereto.

“Designated Borrower Notice” has the meaning assigned thereto in Section 2.9(b).

“Designated Borrower Request and Assumption Agreement” has the meaning assigned thereto in Section 2.9(b).

“Designated Borrower Maximum Borrowing Sublimit” means (a) with respect to BlackRock Group Limited, $1,000,000,000, (b) with respect to BlackRock Netherlands, $50,000,000 and (c) with respect to any additional Designated Borrower, the amount reasonably determined by the Administrative Agent in consultation with the Company at the time such Subsidiary is added as a Designated Borrower pursuant to Section 2.9; provided that, the Designated Borrower Maximum Borrowing Sublimit may be increased from time to time by the Company pursuant to Section ~~2.9~~2.1(a)(E); provided further, that, in each case, in the event there is a Defaulting Lender, the Designated Borrower Maximum Borrowing Sublimit shall be reduced by such Defaulting Lender’s Commitment Percentage for so long as such Lender is a Defaulting Lender. For the avoidance of doubt, upon any such Defaulting Lender being deemed cured in accordance with Section 4.16(h), by replacement of such Defaulting Lender pursuant to Section 4.14(b) or otherwise, the reduction of the Designated Borrower Maximum Borrowing Sublimit shall be of no further effect.

“Designated Borrower Sublimit” means, as to any Designated Borrower, the aggregate amount of Commitments available to such Borrower for borrowings under the Credit Facilities. As of the Amendment No. 10 Effective Date, the Designated Borrower Sublimit shall be $600,000,000, with respect to BlackRock Group Limited and $25,000,000, with respect to BlackRock Netherlands; provided that, the Company may modify such amount from time to time by notice to the Administrative Agent in accordance with Section ~~2.9~~2.1(a); provided further, that, in each case, in the event there is a Defaulting Lender, the Designated Borrower Sublimit shall be reduced by such Defaulting Lender’s Commitment Percentage for so long as such Lender is a Defaulting Lender. For the avoidance of doubt, upon any such Defaulting Lender being deemed cured in accordance with Section 4.16(h), by replacement of such Defaulting Lender pursuant to Section 4.14(b) or otherwise, the reduction of the Designated Borrower Sublimit shall be of no further effect.

“Dollar Amount” means (a) with respect to each Revolving Credit Loan made or continued (or to be made or continued), or Letter of Credit issued, increased or extended (or to be issued, increased or extended), in Dollars, the principal or face amount, as applicable, thereof, (b) with respect to each Revolving Credit Loan made or continued (or to be made or continued) or Letter of Credit issued, increased or extended (or to be issued, increased or extended) in an Alternative Currency, the amount of Dollars which is equivalent to the principal amount of such Revolving Credit Loan, or face amount of such Letter of Credit, as applicable, at the most favorable spot exchange rate for the applicable Borrower as determined by the Administrative Agent at approximately 11:00 a.m. (the time of the Administrative Agent’s Correspondent) two (2) Business Days before such Loan is made or continued (or to be made or continued) or Letter of Credit is issued, increased or extended (or to be issued, increased or extended) and (c) with respect to each Japanese Yen Loan made or continued (or to be made or continued), the amount of Dollars which is equivalent to the principal amount of such Japanese Yen Loan at the most favorable spot exchange rate for the applicable Borrower as determined by the Japanese Yen Lender at approximately 11:00 a.m. (Tokyo time) one (1) Business Day before such Japanese Yen Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in an Alternative Currency, “Dollar Amount” shall mean the amount of Dollars which is equivalent to the amount so expressed in such Alternative Currency at the most favorable spot exchange rate for the applicable Borrower as determined by the Administrative Agent or Japanese Yen Lender, as applicable, to be available to it at the relevant time.

“Dollars” or “$” means, unless otherwise qualified, dollars in lawful currency of the United States.

“Domestic Subsidiary” means any Subsidiary organized under the laws of any political subdivision of the United States.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

“Early Opt-in Election” means~~:~~

~~(1)    with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in Dollars or calculated with respect thereto, if such Benchmark is USD LIBOR,~~ the occurrence of:~~(a)~~ (a) a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a ~~term~~Term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~(b)~~ (b) the joint election by the Administrative Agent and the Company to trigger a fallback from ~~USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders; and~~

~~(2)~~

~~with respect to a Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in any currency other than Dollars or calculated with respect thereto, the occurrence of:~~

~~(a)~~

~~a notification by the Administrative Agent to (or the request by the Company to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding syndicated credit facilities denominated in such currency at such time contain (as a result of amendment or as originally executed) a new benchmark rate to replace such Benchmark, and~~

~~(b)    the joint election by the Administrative Agent and the Company to trigger a fallback from such Benchmark~~the Eurocurrency Base Rate for Dollars and the provision by the Administrative Agent of written notice of such election to the Lenders.

“EEA Financial Institution” means (i) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (ii) any entity established in an EEA Member Country which is a parent of an institution described in clause (i) of this definition, or (iii) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (i) or (ii) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment Effective Date” means March 29, 2019, the date on which that certain Amendment No. 8 to Five-Year Revolving Credit Agreement became effective.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Eligible Assignee” means (a) a Lender with respect to the applicable Credit Facility, (b) an Affiliate of a Lender with a commitment to the applicable Credit Facility and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent and, solely with respect to the Revolving Credit Facility, each Swingline Lender and each Issuing Lender, and (ii) unless an Event of Default has occurred and is continuing, the Company (each such approval not to be unreasonably withheld or delayed); provided that notwithstanding the foregoing, “Eligible Assignee” shall not include the Company or any of the Company’s Affiliates or Subsidiaries.

“Employee Benefit Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is established or maintained by the Company or any Subsidiary or (b) with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, has at any time within the preceding six (6) years been established or maintained by the Company, any Subsidiary or any current or former ERISA Affiliate.

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“EMU Legislation” means legislative measures of the Council of European Union for the introduction of, change over to or operation of the Euro.

“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.

“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with the Company is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

“Erroneous Payment” has the meaning assigned thereto in Section 12.10(a).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“ EURIBOR” has the meaning assigned thereto in the definition of “Eurocurrency Base Rate”.

“ EURIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Base Rate”.

“Euro” means the single currency to which the Participating Member States of the European Union have converted.

“~~Eurodollar Reserve Percentage” means, for any day, with respect to any LIBOR Rate Loan denominated in Dollars,~~ Eurocurrency Banking Day” means, (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, a London Banking Day, (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day and (c) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Japanese Yen, any day (other than a Saturday or Sunday) on which banks are open for business in Japan; provided, that for purposes of notice requirements in Sections 2.4(a), 2.5(c) and 4.2, in each case, such day is also a Business Day.

“ Eurocurrency Base Rate” means,

(a)    for any Eurocurrency Rate Loan for any Interest Period:

(i)    denominated in Dollars, the greater of (A) the rate of interest per annum equal to the London interbank offered rate for deposits in Dollars (“USD LIBOR”) as administered by the IBA, or a comparable or successor administrator approved by the Administrative Agent, for a period equal to the applicable Interest Period (in each case, the “USD LIBOR Rate”), at approximately 11:00 a.m. (London time) on the applicable Rate Determination Date; and (B) the Floor;

(ii)    denominated in Euros, the greater of (A) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels Time) on the applicable Rate Determination Date, and (B) the Floor;

(iii)    denominated in Yen, the greater of (A) the rate per annum equal to the Tokyo Interbank Offered Rate (“TIBOR”) as administered by the Ippan Shadan Hojin JBA TIBOR Administration, or a comparable or successor administrator approved by the Administrative Agent, for a period comparable to the applicable Interest Period (in each case, the “TIBOR Rate”), at approximately 11:00 a.m. (Tokyo time) on the applicable Rate Determination Date and (B) the Floor; and

(iv)    denominated in any other Alternative Currency (other than a Currency referenced in clauses (i) through (iii) above or Pounds Sterling), the rate of interest per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and all of the Lenders in accordance with the terms hereof; and

(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period of approximately one month as published by the IBA, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) Eurocurrency Banking Days prior to the date of such calculation.

“Eurocurrency Rate” means, as to any Loan denominated in any applicable Currency not bearing interest based on an RFR (which, as of the Amendment No. 11 Effective Date, shall mean Dollars and each of the other Currencies identified in the definition of “Permitted Currencies”, other than Pounds Sterling) for any Interest Period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurocurrency Rate =	Eurocurrency Base Rate

1.00-Eurocurrency Reserve Percentage

“Eurocurrency Rate Loan” means any Loan bearing interest at a rate based upon the Eurocurrency Rate (other than Swingline Loans or pursuant to clause (c) of the definition of “Base Rate”).

“Eurocurrency Reserve Percentage” means, for any day, the percentage which is in effect for such day as prescribed by the FRB (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Loans. The Eurocurrency Rate for each outstanding Loan shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.

“Event of Default” means any of the events specified in Section 11.1; provided that any requirement for passage of time, giving of notice, or any other condition required by Section 11.1, has been satisfied.

“Excluded Subsidiary” shall mean (i) any investment fund or other investment vehicle which the Company or any of its Affiliates participates in as an investor (including for warehousing, seeding or other purposes), or acts for as a managing member, adviser, manager, co-manager or any comparable position, or any entity intended to be or becoming any of the foregoing (any such entity, an “Investment Fund”), (ii) any entity in which the Company or any of its Affiliates invests excess cash and which is not intended to be or become an operating subsidiary (any such entity, an “Investment Entity”), (iii) any Subsidiary of such Investment Fund or Investment Entity and (iv) any entity whose primary purpose is to acquire investments of any nature whatsoever pending their transfer to an Investment Fund. For the avoidance of doubt, each Excluded Subsidiary shall not be subject to any of the covenants contained in Article X hereof.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder; (a) taxes imposed on or measured by its overall net income or net profits (however denominated), and franchise taxes imposed on it (in lieu of income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable Lending Office is located; (b) any branch profits taxes imposed by the United States or any similar tax imposed by any other jurisdiction in which such Borrower is located; (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Company under Section 4.14(b)), (i) any United States withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new Lending Office) or (ii) any withholding tax that is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 4.13(e), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 4.13(a); and (d) any Taxes imposed under FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of a Foreign Borrower to any recipient hereunder or under any other Loan Document, unless such withholding tax is attributable to such Foreign Lender’s failure or inability (other than as a result of a Change in Law) to comply with Section 4.13(e).

“Existing Credit Agreement” means that certain Credit Agreement, dated as of August 22, 2007, by and among the Company, the lenders party thereto and Wells Fargo Bank (successor by merger to Wachovia Bank, National Association) as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Existing Shareholders” means The PNC Financial Services Group, Inc., Merrill Lynch & Co., Inc., Barclays PLC and their respective Affiliates.

“Extensions of Credit” means, as to any Lender at any time, (a) an amount equal to the sum of (i) the aggregate principal amount of all Revolving Credit Loans and USD Revolving Credit Loans made by such Lender then outstanding, (ii) such Lender’s L/C Obligations then outstanding, (iii) such Lender’s Revolving Commitment Percentage of the Japanese Yen Loans then outstanding and (iv) such Lender’s Revolving Commitment Percentage of the Swingline Loans then outstanding, or (b) the making of, or participation in, any Loan or participation in, or issuance, increase or extension of, any Letter of Credit by such Lender, as the context requires.

“FATCA” means Sections 1471 through 1474 of the Code (as of the date hereof) and any regulations or official interpretations thereof (including any Revenue Ruling, Revenue Procedure, Notice or similar guidance issued by the U.S. Internal Revenue Service; provided that FATCA shall also include any amendments to Sections 1471 through 1474 of the Code if, as amended, FATCA continues to provide a mechanism to avoid the tax imposed thereunder by satisfying the information reporting and other requirements of FATCA.

“FCA” has the meaning assigned thereto in Section 1.11.

“FDIC” means the Federal Deposit Insurance Corporation, or any successor thereto.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent. Notwithstanding the foregoing, if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Fee Letters” means the Wells/CGMI Fee Letter and the Agency Fee Letter.

“Female Leadership Rate” means with respect to any Fiscal Year of the Company as reported under Code #FN-AC-330a.1 in the SASB Aligned Report, the ratio (stated as a percentage) of (i) the aggregate number of employees in a capacity as Director or Managing Director of the Company and its Subsidiaries on a global basis who identify as female as of the first day of the next succeeding Fiscal Year to (ii) the aggregate number of employees in a capacity as Director or Managing Director of the Company and its Subsidiaries on a global basis as of the first day of the next succeeding Fiscal Year.

“Female Leadership Rate Target B” means, with respect to any Fiscal Year, the Female Leadership Rate Target B for such Fiscal Year as set forth in the Sustainability Table in Schedule 4.17.

“Female Leadership Rate Threshold B” means, with respect to any Fiscal Year, the Female Leadership Rate Threshold B for such Fiscal Year as set forth in the Sustainability Table in Schedule 4.17.

“Fiscal Year” means the fiscal year of the Company and its Subsidiaries ending on December 31.

“Floor” means~~, with respect to any Benchmark, the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to such Benchmark~~ a rate of interest equal to 0.00%.

“Foreign Borrower” means a Borrower that is a Foreign Subsidiary.

“Foreign Lender” means, with respect to any Borrower, any Lender that is organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by a Borrower or any one or more of the Subsidiaries primarily for the benefit of employees of such Borrower or any Subsidiary residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination or severance of employment.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronted Letter of Credit” means a standby Letter of Credit issued by an Issuing Lender having an L/C Fronting Commitment in which each Lender purchases a risk participation pursuant to Section 3.4.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s Commitment Percentage of the outstanding L/C Obligations with respect to both Fronted Letters of Credit and Several Letters of Credit for which such Lender is a Participating Lender, other than any such L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or cash collateralized in accordance with the terms hereof, (b) with respect to any Swingline Lender, such Defaulting Lender’s Commitment Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to each applicable Swingline Lender shall have been provided in accordance with the terms hereof and (c) with respect to the Japanese Yen Lender, such Defaulting Lender’s Commitment Percentage of Japanese Yen Loans other than Japanese Yen Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Japanese Yen Lender shall have been provided in accordance with the terms hereof.

“GAAP” means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, as in effect from time to time.

“German Borrower” means (a) any Borrower that is a resident for tax purposes in Germany and (b) any Borrower in respect of which written notice is given to the Administrative Agent (by the Company) prior to that Borrower becoming a Borrower hereunder that such Borrower is resident in Germany for German tax purposes.

“German Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(a)    lending through a Lending Office in Germany with which that Lender’s participation in the Loan is effectively connected; or

(b)    a Treaty Lender with respect to a German Borrower.

“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranteed Obligations” has the meaning assigned thereto in Section 14.1.

“Guaranteed Parties” means the Lenders, the Administrative Agent, the Issuing Lender, the Several Issuing Lenders, the Japanese Yen Lender, the L/C Agent, each Swingline Lender, each Indemnitee and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 12.5.

“Guarantor” means the Company in its capacity as guarantor under the Guaranty.

“Guaranty” means that the unconditional guaranty made by the Company under Article XIV in favor of the Guaranteed Parties.

“Guaranty Obligation” means, with respect to the Company and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise of any such Person entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

“Hedging Agreement” means any agreement with respect to any Interest Rate Contract, forward rate agreement, commodity swap, forward foreign exchange agreement, currency swap agreement, cross-currency rate swap agreement, currency option agreement or other agreement or arrangement designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices, all as amended, restated, supplemented or otherwise modified from time to time.

“IBA” has the meaning assigned thereto in Section 1.11.

“Indebtedness” means, with respect to the Company and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP (except such amounts shall be calculated at face value without giving effect to FASB ASC 825):

(h)    all liabilities, obligations and indebtedness for borrowed money including obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

(i)    all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements to the extent the foregoing are characterized as indebtedness in accordance with GAAP), except trade payables arising in the ordinary course of business;

(j)    the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);

(k)    all Indebtedness of any other Person secured by a Lien on any asset owned or being purchased by the Company or any of its Subsidiaries (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by the Company or any of its Subsidiaries or is limited in recourse;

(l)    all Guaranty Obligations of any such Person;

(m)    all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit including, without limitation, any Reimbursement Obligation, and banker’s acceptances issued for the account of any such Person, other than such letters of credit, acceptances or similar extensions of credit that (i) do not support obligations for borrowed money and (ii) are not drawn upon (or, if drawn upon, are reimbursed within five (5) Business Days following payment thereof);

(n)    all obligations of any such Person to redeem, repurchase, exchange or defease, with cash, any Capital Stock of such Person; and

(o)    all Net Hedging Obligations.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person or such Person’s sole material asset is its interest in such partnership or joint venture. For the avoidance of doubt, Indebtedness shall not include any obligations or liabilities arising under or in connection with any annuities, insurance policies, insurance contracts or any other similar agreements.

“Indemnified Taxes” means Taxes and Other Taxes other than Excluded Taxes and any UK Tax Deduction or German Tax Deduction excluded from gross-up by clause (i) or (ii) of Section 4.13(a).

“Indemnitee” has the meaning assigned thereto in Section 13.3(b).

“Initial RFR Loan” means an RFR Loan that would have borne interest based upon a Daily Simple RFR on the Closing Date. Loans denominated in Pounds Sterling are Initial RFR Loans.

“Interest Payment Date” has the meaning assigned thereto in Section 4.1(d).

“Interest Period” has the meaning assigned thereto in Section 4.1(b).

“Interest Rate Contract” means any interest rate swap agreement, interest rate cap agreement, interest rate floor agreement, interest rate collar agreement, interest rate option or any other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of any Person and any confirming letter executed pursuant to such agreement, all as amended, restated, supplemented or otherwise modified from time to time.

~~“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.~~

“ISP98” means the International Standby Practices (1998 Revision, effective January 1, 1999), International Chamber of Commerce Publication No. 590.

“Issuing Lender” means (a) in the case of Fronted Letters of Credit, each Revolving Credit Lender having an L/C Fronting Commitment, in its capacity as the issuer of any Fronted Letter of Credit, or any successor thereto and (b) in the case of Several Letters of Credit, the L/C Agent. References to “the Issuing Lender” herein shall mean “an Issuing Lender” or “the applicable Issuing Lender” or “such Issuing Lender” or “each Issuing Lender” or similar constructions, as the context may indicate.

“Japanese Base Rate” means, for any day, a rate per annum equal to the Japanese Prime Rate for such day; provided, that if such rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Each change in the Japanese Base Rate shall become effective automatically as of the opening of business on the date of such change in the Japanese Base Rate, without prior written notice to the Company or the Lenders.

“Japanese Base Rate Loan” means any Japanese Yen Loan which bears interest at a rate determined by reference to the Japanese Base Rate.

“Japanese Prime Rate” means for any day a fluctuating rate per annum equal to the rate of interest in effect for such day as publicly announced by the Japanese Yen Lender from time to time as its “short prime rate” in Japan (it being understood that the same shall not necessarily be the best rate offered by the Japanese Yen Lender to customers).

“Japanese Yen” means, at any time of determination, the then official currency of Japan.

“Japanese Yen Amount” means, with respect to each Japanese Yen Loan made or continued (or to be made or continued) in Japanese Yen, the amount of such Japanese Yen which is equivalent to the principal amount in Dollars of such Japanese Yen Loan at the most favorable spot exchange rate for the Company as determined by the Japanese Yen Lender to be available to it at approximately 11:00 a.m. (Tokyo time) two (2) Business Days before such Loan is made or continued (or to be made or continued). When used with respect to any other sum expressed in Dollars, “Japanese Yen Amount” shall mean the amount of such Japanese Yen which is equivalent to the amount so expressed in Dollars at the most favorable spot exchange rate for the Company as determined by the Japanese Yen Lender to be available to it at the relevant time.

“Japanese Yen Commitment” means the lesser of (a) Forty Five Million Dollars ($45,000,000) and (b) the Aggregate Revolving Commitments.

“Japanese Yen Facility” means the Japanese Yen facility established pursuant to Section 2.2. The Japanese Yen Facility is a part of, and not in addition to, the Revolving Credit Facility.

“Japanese Yen Lender” means Sumitomo Mitsui Banking Corporation, in its capacity as Japanese Yen Lender hereunder, or successor thereto in accordance with Section 12.9.

“Japanese Yen Loan” means any revolving credit loan made by the Japanese Yen Lender to the Company pursuant to Section 2.2 and “Japanese Yen Loans” means all such Japanese Yen Loans, collectively, as the context requires.

“Japanese Yen Note” means a promissory note made by the applicable Borrower in favor of the Japanese Yen Lender evidencing the Japanese Yen Loans made by the Japanese Yen Lender, substantially in the form of Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor and any replacements, restatements, renewals or extension thereof, in whole or in part.

“KPI Metric” means each of the (a) Black, African American, Hispanic and Latino Employment Rate, (b) Female Leadership Rate and (c) Sustainable Investing AUM Amount.

“L/C Agent” means Wells Fargo, in its capacity as letter of credit administrator for the issuance of Several Letters of Credit hereunder and in its capacity as the fronting bank for Participating Lenders who have provided a Participating Notice with respect to any applicable Several Letter of Credit, or any successor thereto.

“L/C Commitment” means an amount equal to the Aggregate Revolving Commitment then in effect.

“L/C Facility” means the letter of credit facility established pursuant to Article III. The L/C Facility is part of, and not in addition to, the Revolving Credit Facility.

“L/C Fronting Commitment” means, as to any Issuing Lender, the obligation of such Issuing Lender to issue Fronted Letters of Credit for the account of the Borrower from time to time in an aggregate amount up to the amount set forth opposite the name of each such Issuing Lender on Schedule 1.1(b) or such greater amount (but not in excess of the L/C Commitment) as is agreed to by such Issuing Lender, in its sole discretion, from time to time after request by the Company.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5. For purposes of determining the L/C Obligations held by any Lender, a Lender shall be deemed to hold an amount equal to the sum of (i) the aggregate amount of each Lender’s direct obligation in respect of the undrawn portion of all outstanding Several Letters of Credit (or, if a Participating Lender, its risk participation in Several Letters of Credit with respect to which it is a Participating Lender), (ii) its risk participation in respect of the undrawn portion of all outstanding Fronted Letters of Credit, and (iii) its Revolving Commitment Percentage of the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

“L/C Participants” means (a) in the case of Fronted Letters of Credit, the collective reference to all the Revolving Credit Lenders other than the Issuing Lender and (b) in the case of Several Letters of Credit, the collective reference to all the Participating Lenders.

“Lender” means each Person executing this Agreement as a Lender (including, without limitation, the Japanese Yen Lender, the Issuing Lender, the L/C Agent, the Several Issuing Lenders and the Swingline Lenders unless the context otherwise requires) set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Extensions of Credit.

“Letter of Credit Application” means an application, in the form attached hereto as Exhibit K requesting the Issuing Lender to issue a Letter of Credit, as such Exhibit may be amended or modified from time to time by the Administrative Agent in its reasonable discretion with the consent of the Company.

“Letters of Credit” means a collective reference to the standby letters of credit issued pursuant to Section 3.1.

~~“LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 4.10(c):~~

~~(a)    with respect to any Extension of Credit denominated in a LIBOR Quoted Currency, the rate of interest per annum determined on the basis of the rate for deposits in the relevant currency for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company (or any other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on the Rate Determination Date. If, for any reason, such rate is not so published, then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on the Rate Determination Date for a period equal to such Interest Period;~~

~~(b)    with respect to any Extension of Credit denominated in a Non-LIBOR Quoted Currency, the rate designated with respect to such currency at the time such currency is approved by the Administrative Agent and the Lenders in accordance with the terms hereof; and~~

~~(c)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.~~

~~Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (i) if LIBOR (including, without limitation, any Benchmark Replacement with respect thereto) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (ii) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.10(c), in the event~~

~~that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.~~

~~“LIBOR Market Index Rate” means, subject to the implementation of a Benchmark Replacement in accordance with Section 4.10(c), for any day, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then the LIBOR Market Index Rate shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.~~

~~Each calculation by the Administrative Agent of the LIBOR Market Index Rate shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (i) if the LIBOR Market Index Rate (including, without limitation, any Benchmark Replacement with respect thereto) shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (ii) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 4.10(c), in the event that a Benchmark Replacement with respect to the LIBOR Market Index Rate is implemented then all references herein to the LIBOR Market Index Rate shall be deemed references to such Benchmark Replacement.~~

~~“LIBOR Quoted Currency” means each of the following currencies: Dollars, Euro, Pounds Sterling and Japanese Yen; in each case, as long as there is a published rate with respect thereto in the London interbank market and subject to the implementation of a Benchmark Replacement in accordance with Section 4.10(c).~~

~~“LIBOR Rate” means:~~

~~(a)    with respect to any LIBOR Rate Loan denominated in Dollars, a rate per annum determined by the Administrative Agent pursuant to the following formula:~~

~~LIBOR Rate =~~	~~LIBOR~~

~~1.00-Eurodollar Reserve Percentage~~

~~and~~

~~(b)    with respect to any LIBOR Rate Loan denominated in an Alternative Currency, a rate per annum equal to LIBOR.~~

~~“LIBOR Rate Loan” means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).~~

“Lien” means, with respect to any asset, any mortgage, leasehold mortgage, lien, pledge, charge, security interest, hypothecation or encumbrance in the nature of security of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

“Loan Documents” means, collectively, this Agreement, each Designated Borrower Request and Assumption Agreement, each Note and, subject to Section 13.22, the Letter of Credit Applications, all as may be amended, restated, supplemented or otherwise modified from time to time.

“Loans” means the collective reference to the Revolving Credit Loans, the USD Revolving Credit Loans, the Japanese Yen Loans and the Swingline Loans and “Loan” means any of such Loans.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.

“Mandatory Cost Rate” means the percentage rate per annum calculated by the Administrative Agent in accordance with Schedule 1.1 hereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations or financial condition of the Company and its Subsidiaries taken as a whole or (b) the ability of the Company to perform its obligations under the Loan Documents.

“Material Subsidiary” means (a) any Designated Borrower with outstanding Loans or Letters of Credit or requests for the same and (b) any Subsidiary of the Company that, as of any date of determination, either (i) accounts for ten percent (10%) or more of the revenue of the Company on a Consolidated basis or (ii) owns assets in excess of ten percent (10%) of the total assets of the Company on a Consolidated basis, in each case as determined by reference to the Company’s most recently completed annual audited financial statements and on a consistent basis with GAAP and Regulation S-X of the Securities Exchange Act of 1934, as amended.

“Maturity Date” means the earliest to occur of (a) March 31, 2026 (as such date may be extended with respect to consenting Lenders pursuant to Section 2.10), (b) the date of termination by the Company pursuant to Section 2.6, or (c) the date of termination pursuant to Section 11.2(a).

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, or has accrued an obligation to make contributions within the preceding six (6) years.

“Net Hedging Obligations” means, as of any date, in respect of any Hedging Agreement, the Termination Value of any such Hedging Agreement on such date.

“Non-Consenting Lender” means any Lender that (a) has not consented to any proposed amendment, modification, waiver or termination of any Loan Document which, pursuant to Section 13.2, requires the consent of such Lender and with respect to which the Required Lenders shall have granted their consent, (b) has objected to an increase or reinstatement of a Designated Borrower Maximum Borrowing Sublimit requested by the Company pursuant to a Sublimit Notice or (c) constitutes a Non-Consenting Lender with respect to any requested extension of the Maturity Date pursuant to Section 2.10.

~~“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.~~

“Notes” means the collective reference to the Revolving Credit Notes, the USD Revolving Credit Notes, the Japanese Yen Note and the Swingline Notes.

“Notice of Account Designation” has the meaning assigned thereto in Section 2.4(g).

“Notice of Borrowing” has the meaning assigned thereto in Section 2.4(a).

“Notice of Conversion/Continuation” has the meaning assigned thereto in Section 4.2.

“Notice of Prepayment” has the meaning assigned thereto in Section 2.5(c).

“Obligations” means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations and (c) all other fees and commissions (including attorneys’ fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers to the Lenders or the Administrative Agent, in each case under any Loan Document, with respect to any Loan or Letter of Credit of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note.

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.

“Officer’s Compliance Certificate” means a certificate of the chief financial officer, the head of business finance or the treasurer of the Company substantially in the form of Exhibit F.

“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

“Other Taxes” means all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Participant” has the meaning assigned thereto in Section 13.10(d).

“Participating Lender” means, from time to time, with respect to Several Letters of Credit identified in the relevant Participating Notice, a Lender that has provided a Participating Notice indicating that it is unable to issue such Letter of Credit due to regulatory restrictions or other legal impediments based on its relationship to the beneficiary. On the Closing Date, there are no Participating Lenders.

“Participating Member State” means each state so described in any EMU Legislation.

“Participating Notice” means a written notice delivered by a Lender to the Company, the Administrative Agent and the L/C Agent to the effect that such Lender is a Participating Lender with respect to any potential (or previously issued but to be amended) Several Letter of Credit and stating the basis for such status.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor agency.

“Pension Plan” means any Employee Benefit Plan or Foreign Pension Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for the employees of Company or any ERISA Affiliates or (b) has at any time within the preceding six (6) years been maintained for the employees of Company or any of its current or former ERISA Affiliates.

“Permitted Currency” means (a) Dollars, (b) Japanese Yen, (c) Pounds Sterling, (d) Euros, and (e) any other currency agreed upon by the Borrower, the Administrative Agent and all of the Lenders.

“Permitted Liens” means the Liens permitted pursuant to Section 10.1.

“Permitted Securitization” shall mean any sales or other transfers from time to time by the Company or its Material Subsidiaries of all or any portion of its receivables in one or more securitization transactions.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

“Pounds Sterling” means, at any time of determination, the then official currency of the United Kingdom of Great Britain and Northern Ireland.

“Pounds Sterling Swingline Rate” means, for any day, the rate of interest per annum equal to Daily Simple RFR for Pounds Sterling in effect on such date of determination, or, if such date is not a RFR Business Day, then the immediately preceding RFR Business Day. Each calculation by the Administrative Agent of the Pounds Sterling Swingline Rate shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, if the Pounds Sterling Swingline Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Pricing Certificate” means a certificate substantially in the form of Exhibit M executed by a Responsible Officer of the Company and attaching a true and correct copy of the SASB Aligned Report for the most recently ended Fiscal Year and setting forth the Sustainability Fee Adjustment and the Sustainability Rate Adjustment resulting therefrom.

“Pricing Certificate Inaccuracy” has the meaning specified in Section 4.17(d).

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by Wells Fargo as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs. The parties hereto acknowledge that the rate announced publicly by Wells Fargo as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Rate Determination Date” means, with respect to any Interest Period, two (2) ~~Business~~Eurocurrency Banking Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).

“Reference Time” with respect to any setting of ~~any~~the then-current Benchmark for any Currency means (~~1~~a) if such Benchmark is a Daily Simple RFR, (i) if the RFR for such Benchmark is SOFR, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date and (ii) if the RFR for such Benchmark is SONIA, then four (4) RFR Business Days prior to (A) if the date of such setting is an RFR Business Day, such date or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, or (B) if the date of such setting is not an RFR Business Day, the RFR Business Day immediately preceding such date, (b) if such Benchmark is a Eurocurrency Rate, (i) if the applicable Eurocurrency Rate for such Benchmark is based upon USD LIBOR, then 11:00 a.m. (London time) on the day that is two (2) ~~London~~Eurocurrency Banking Days preceding the date of such setting, (~~2~~ii) if the applicable Eurocurrency Rate for such Benchmark is ~~the London interbank offered rate for a LIBOR Quoted Currency (other than Dollars)~~based upon EURIBOR, then 11:00 a.m. (~~London~~Brussels time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting and (iii) if the applicable Eurocurrency Rate ~~Determination Date,~~for such Benchmark is based upon TIBOR, then 11:00 a.m. (Tokyo time) on the day that is two (2) Eurocurrency Banking Days preceding the date of such setting and (~~3~~c) otherwise, then the time determined by the Administrative Agent in its reasonable discretion, including in accordance with the Benchmark Replacement Conforming Changes.

“Register” has the meaning assigned thereto in Section 13.10(c).

“Reimbursement Obligation” means the obligation of the Company to reimburse the Issuing Lender and the Several Issuing Lenders pursuant to Section 3.5 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents, partners and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means~~,~~ (a) with respect to ~~any given~~a Benchmark~~, (a~~ Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark Replacement in respect of Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, any Alternative Currency, (1) the central bank for the ~~currency applicable to such Benchmark~~Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, or any central bank or other supervisor ~~that~~which is responsible for supervising either (~~i~~A) such Benchmark Replacement or (~~ii~~B ) the administrator of such Benchmark Replacement or (~~b~~2) any working group or committee officially endorsed or convened by (~~i~~A) the central bank for the ~~currency applicable to such Benchmark~~Currency in which such Obligations, interest, fees, commissions or other amounts are denominated, or calculated with respect to, (~~ii~~B) any central bank or other supervisor that is responsible for supervising either (~~A~~i) such Benchmark Replacement or (~~B~~ii ) the administrator of such Benchmark Replacement, (~~iii~~C ) a group of those central banks or other supervisors or (~~iv~~D) the Financial Stability Board or any part thereof.

“Required Lenders” means, at any date, any combination of Lenders who hold in aggregate more than fifty percent (50%) of the Aggregate Commitment or, if the Credit Facility has been terminated pursuant to Section 11.2, any combination of Lenders holding more than fifty percent (50%) of the aggregate Extensions of Credit (with the aggregate amount of each Lender’s risk participation in Japanese Yen Loans, Swingline Loans and L/C Obligations being deemed to be “held” by such Lender for the purposes of this definition); provided that the Commitment of, and the portion of the Extensions of Credit, as applicable, held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means, with respect to any Borrower, the chief executive officer, president, chief financial officer, chief accounting officer, head of business finance or treasurer of such Borrower or any other officer of such Borrower proposed by such Borrower and reasonably acceptable to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of such Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Borrower.

“Revolving Commitment Percentage” means, as to any Revolving Credit Lender at any time with respect to the Revolving Credit Facility, the ratio of (a) the Revolving Credit Commitment of such Revolving Credit Lender to (b) the aggregate Revolving Credit Commitments of all Revolving Credit Lenders.

“Revolving Credit Commitment” means (a) as to any Revolving Credit Lender, that portion of the Commitment of such Revolving Credit Lender under the Revolving Credit Facility and (b) as to all Revolving Credit Lenders, the aggregate Commitments of all Revolving Credit Lenders under the Revolving Credit Facility, as such amount may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The Revolving Credit Commitment of each Lender is set forth opposite such Lender’s name on Schedule 1.1(b) or in the Register (giving effect to any Assignment and Assumption), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” has the meaning assigned thereto in Section 2.1(a).

“Revolving Credit Lender” means any Lender with a Commitment to make Revolving Credit Loans hereunder.

“Revolving Credit Loans” means any revolving loan made to any Borrower pursuant to Section 2.1(a), and all such revolving loans collectively as the context requires.

“Revolving Credit Note” means a promissory note made by the applicable Borrower in favor of a Lender evidencing the Revolving Credit Loans made by such Lender, substantially in the form of Exhibit A-1, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“RFR ” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, on and after the USD LIBOR Transition Date, SOFR and (b) Sterling, SONIA.

“ RFR Administrator” means the SOFR Administrator or the SONIA Administrator, as applicable.

“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, on and after the USD LIBOR Transition Date, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial

Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, and (b) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London; provided, that for purposes of notice requirements in Sections 2.4(a), 2.5(c) and 4.2, in each case, such day is also a Business Day.

“ RFR Loan” means a Daily Simple RFR Loan or a Term SOFR Loan, as the context may require.

“RFR Rate Day” has the meaning assigned thereto in the definition of “Daily Simple RFR”.

“S&P” means Standard & Poor’s Financial Services LLC, a part of McGraw-Hill Financial and any successor thereto.

“Sanctioned Country” means at any time a country, region or territory that is, or whose government is, the subject of comprehensive Sanctions (including, without limitation, Cuba, Crimea, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned 50% or more or controlled by any such Person or Persons described in clauses (a) and (b).

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. Government (including those administered by OFAC), the European Union, Her Majesty’s Treasury or the United Nations Security Council.

“SASB Aligned Report” means an annual report prepared by the Company that is aligned to the Sustainability Accounting Standards Board (“SASB”) framework for Asset Management and Custody Activities or equivalent standards setting forth the results for each KPI Metric for any given Fiscal Year of the Company, commencing with the publicly available annual report covering 2021.

“ Screen Rate” means, (a) for any Eurocurrency Rate Loan denominated in Dollars, the USD LIBOR Rate, (b) for any Eurocurrency Rate Loan denominated in Euros, the EURIBOR Rate and (c) for any Eurocurrency Rate Loan denominated in Yen, the TIBOR Rate.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Lending Indemnification Losses” means any loss to the Company or any of its Subsidiaries resulting from the indemnification of certain of its or their lending clients against a collateral shortfall arising from a counterparty’s default under a securities lending agreement entered into by the Company or any of its Subsidiaries as agent on behalf of its or their lending clients, provided, however, that the securities loan counterparty was rated investment grade by any of the following three rating agencies at the time the loan was entered into or last rolled: S&P, Moody’s or Fitch Ratings.

“Several Issuing Lender” means, with respect to any Several Letter of Credit, each Revolving Credit Lender other than a Participating Lender with respect to such Several Letter of Credit.

“Several Letter of Credit” means a standby Letter of Credit issued severally by or on behalf of the Several Issuing Lenders pursuant to which the Several Issuing Lenders are severally liable for payment to the beneficiary, and pursuant to which any Participating Lender shall have a participation obligation therein to the L/C Agent, each of which such standby letters of credit shall be substantially in the form of Exhibit H or in such other form consistent with the second proviso to Section 3.1(d) as may be agreed by the Company and the L/C Agent.

“SOFR” means~~, with respect to any Business Day,~~ a rate ~~per annum~~ equal to the secured overnight financing rate ~~for such Business Day published~~as administered by the SOFR Administrator ~~on the SOFR Administrator’s Website on the immediately succeeding Business Day~~.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“ SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“ SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Jurisdictions” means England and Wales, Germany, Belgium, Denmark, Finland, Ireland, Luxembourg, Netherlands and Switzerland.

“ Spread Adjusted SOFR” means with respect to any RFR Business Day, a rate per annum equal to the sum of (a) the secured overnight financing rate for such RFR Business Day plus (b) 0.11448% (11.448 basis points).

“ Spread Adjusted Term SOFR” means, for any Available Tenor and Interest Period, a rate per annum equal to the sum of (a) the forward-looking term rate for a period comparable to such Available Tenor based on the SOFR that is published by an authorized benchmark administrator and is displayed on a screen or other information service, each as identified or selected by the Administrative Agent in its reasonable discretion at approximately a time and as of a date prior to the commencement of such Interest Period determined by the Administrative Agent in its reasonable discretion in a manner substantially consistent with market practice and (b) (i) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, (ii) 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and (iii) 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration.

“Sublimit Notice” has the meaning assigned thereto in Section 2.1(a).

“Subsidiary” means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding Capital Stock having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time owned by or the management is otherwise controlled, directly or indirectly, by such Person (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency); provided, however, that a Subsidiary shall not include any Excluded Subsidiary. Unless otherwise qualified, references to “Subsidiary” or “Subsidiaries” herein shall refer to those of the Company.

“Sustainability Structuring Agents” means Wells Fargo Securities, LLC and Citigroup Global Markets, Inc. or such other entities appointed to such role in accordance with Section 4.17(h).

“Sustainability Fee Adjustment” means, with respect to any SASB Aligned Report for any Fiscal Year, an amount, expressed as a percentage, equal to +0.01%, 0% or -0.01%, as the case may be, in each case for such Fiscal Year, as set forth in Annex B of Exhibit M.

“Sustainability Pricing Adjustment Date” has the meaning specified in Section 4.17(a).

“Sustainability Rate Adjustment” with respect to any SASB Aligned Report for any Fiscal Year, an amount, expressed as a percentage, equal to +0.05%, 0% or -0.05%, as the case may be, in each case for such Fiscal Year, as set forth in Annex B of Exhibit M.

“Sustainability Table” means the Sustainability Table set forth on Schedule 4.17.

“Sustainability Target” means, in any Fiscal Year, with respect to the (i) Black, African American, Hispanic and Latino Employment Rate, the Black, African American, Hispanic and Latino Employment Rate Target C for such Fiscal Year, (ii) Sustainability Investing AUM Amount, the Sustainability Investing AUM Amount Target A for such Fiscal Year, and (iii) Female Leadership Rate, the Female Leadership Target B for such Fiscal Year.

“Sustainability Threshold” means, in any Fiscal Year, with respect to the (i) Black, African American, Hispanic and Latino Employment Rate, the Black, African American, Hispanic and Latino Employment Rate Threshold C for such Fiscal Year, (ii) Sustainability Investing AUM Amount, the Sustainability Investing AUM Amount Threshold A for such Fiscal Year, and (iii) Female Leadership Rate, the Female Leadership Threshold B for such Fiscal Year.

“Sustainable Investing AUM Amount” means, for any Fiscal Year of the Company, the amount of assets under management that employ ‘Dedicated Sustainable Investments’ as defined in and as disclosed annually under Code # FN-AC-410a.1 in the SASB Aligned Report, as amended from time to time.

“Sustainable Investing AUM Amount Target A” means, with respect to any Fiscal Year, the Sustainable Investing AUM Amount Target A for such Fiscal Year as set forth in the Sustainability Table in Schedule 4.17.

“Sustainable Investing AUM Amount Threshold A” means, with respect to any Fiscal Year, Sustainable Investing AUM Amount Threshold A for such Fiscal Year as set forth in the Sustainability Table in Schedule 4.17.

“Swingline Commitment” means, with respect to (i) each Swingline Lender at any time, the Swingline Commitment of such Swingline Lender as set forth opposite such Lender’s name on Schedule 1.1(b) or in the Register (giving effect to any Assignment and Assumption), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement and (ii) all Swingline Lenders at any time, all such Swingline Lenders’ aggregate Swingline Commitments then in effect, provided that in no event shall the Swingline Commitments of all Swingline Lenders exceed the Aggregate Revolving Commitments.

“Swingline Facility” means the swingline facility established pursuant to Section 2.3. The Swingline Facility is part of, and not in addition to, the Revolving Credit Facility.

“Swingline Lender” means each of Wells Fargo, Citibank, N.A. and JPMorgan Chase Bank, N.A., each in its capacity as a swingline lender hereunder, or any other affiliate financial institution of any of the foregoing Lenders, designated by such Lender and reasonably acceptable to the Administrative Agent and the Company to act as its correspondent hereunder with respect to the distribution and payment of Swingline Loans denominated in Pounds Sterling, or any successor thereto.

“Swingline Loan” means any swingline loan made by any Swingline Lender to any Borrower pursuant to Section 2.3, and “Swingline Loans” means all such swingline loans collectively as the context requires.

“Swingline Note” means each promissory note made by the applicable Borrower in favor of any Swingline Lender evidencing the Swingline Loans made by such Swingline Lender, substantially in the form of Exhibit A-2, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“Swingline Termination Date” means the first to occur of (a) the resignation of each Swingline Lender as a Swingline Lender in accordance with the terms hereof (solely to the extent no successor agrees to assume the duties and responsibilities of a Swingline Lender in connection with such resignation) and (b) the Maturity Date.

“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.

“TARGET2” shall mean Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro.

“Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document is:

(a)    a company resident in the United Kingdom for United Kingdom tax purposes; or

(b)    a partnership each member of which is (i) a company resident in the United Kingdom or (ii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or

(c)    a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) of that company.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Termination Event” means except for any such event or condition that could not reasonably be expected to have a Material Adverse Effect: (a) a “Reportable Event” described in Section 4043 of ERISA for which the notice requirement has not been waived by the PBGC, or (b) the withdrawal of Company or any ERISA Affiliate from a Pension Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination, under Section 4041 of ERISA, if the plan assets are not sufficient to pay all plan liabilities, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (g) the partial or complete withdrawal of Company or any ERISA Affiliate from a Multiemployer Plan if withdrawal liability is asserted by such plan, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

“Termination Value” means, in respect of any one or more Hedging Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedging Agreements, (a) for any date on or after the date such Hedging Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedging Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedging Agreements (which may include a Lender or any Affiliate of a Lender).

~~“Threshold Adjustment” has the meaning assigned thereto in Section 4.17(c).~~

“Term SOFR” means, with respect to Dollars, for ~~the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term~~any Interest Period, a rate per annum equal to the greater of (a) Spread Adjusted Term SOFR and (b) the Floor.

“ Term SOFR Loan” means any Loan that bears interest at a rate based on Term SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Company of the occurrence of a Term SOFR Transition Event.

“Term SOFR Transition Date” means, in the case of a Term SOFR Transition Event, the date that is thirty (30) calendar days after the Administrative Agent has provided the related Term SOFR Notice to the Lenders and the Company pursuant to Section 4.10(c)(i)(C).

“Term SOFR Transition Event” means, with respect to Dollars for any Interest Period, the determination by the Administrative Agent that (a) the applicable Term SOFR for Dollars has been recommended for use by the Relevant Governmental Body~~,~~ and (b) the administration of such Term SOFR is administratively feasible for the Administrative Agent ~~and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the applicable then-current Benchmark with respect to any Obligations, interest, fees, commissions or other amounts denominated in Dollars or calculated with respect thereto for all purposes hereunder and under any Loan Document in accordance with Section 4.10(c) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR~~.

“Threshold Adjustment” has the meaning assigned thereto in Section 4.17(c).

“TIBOR ” has the meaning assigned thereto in the definition of “Eurocurrency Base Rate”.

“ TIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Base Rate”.

“ Transitioned RFR Loan” means a Loan that is an RFR Loan that would not have borne interest based upon a Daily Simple RFR or a Term SOFR on the Amendment No. 11 Effective Date. To the extent that Loans denominated in Dollars bear interest based on a Daily Simple RFR or Term SOFR after the Amendment No. 11 Effective Date, such Loans would be Transitioned RFR Loans.

“Treaty Lender” means a Lender which is treated as a resident of a Treaty State for the purposes of the Treaty, does not carry on a business in the United Kingdom (in respect of a UK Qualifying Lender) or Germany (in respect of a German Qualifying Lender) through a permanent establishment with which that Lender’s participation in the Loans is effectively connected and meets all other conditions in the Treaty for full exemption from tax imposed on interest by the United Kingdom (in respect of a UK Qualifying Lender) or by Germany (in respect of a German Qualifying Lender).

“Treaty on European Union” means the Treaty of Rome of March 25, 1957, as amended by the Single European Act of 1986 and the Maastricht Treaty (signed February 7, 1992), as amended from time to time.

“Treaty State” means a jurisdiction having a double taxation agreement (a “Treaty”) with the United Kingdom (in respect of a UK Qualifying Lender) or with Germany (in respect of a German Qualifying Lender), which makes provision for full exemption from tax imposed by the United Kingdom (in respect of a UK Qualifying Lender) or by Germany (in respect of a German Qualifying Lender) on interest.

“UK Borrower” means (a) any Borrower that is incorporated in the United Kingdom and (b) any Borrower in respect of which written notice is given to the Administrative Agent (by the Company) prior to that Borrower becoming a Borrower that that Borrower is resident in the United Kingdom for United Kingdom tax purposes.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“UK Qualifying Lender” means a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Loan Document and is:

(a)    a Lender (i) which is a bank (as defined for the purpose of section 879 of the Income Tax Act 2007 of the United Kingdom (the “Taxes Act”)) making an advance under a Loan Document, or (ii) in respect of an advance made under a Loan Document by a person that was a bank (as defined for the purpose of section 879 of the Taxes Act) at the time that such advance was made, and which, in either case, is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(b)    a Lender which is (i) a company resident in the United Kingdom for United Kingdom tax purposes; (ii) a partnership each member of which is (A) a company resident in the United Kingdom or (B) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the Corporation Tax Act 2009) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the Corporation Tax Act 2009; or (iii) a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (for the purposes of section 19 of the Corporation Tax Act 2009) of that company; or

(c)    a Treaty Lender with respect to a UK Borrower.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America.

“Unrestricted Cash” means all cash of the Company and its Subsidiaries that are Domestic Subsidiaries (i) that is not subject to a Lien (other than banker’s or similar liens) or (ii) the use of such cash by the Company or any such Subsidiary is not restricted by Applicable Law.

“USD LIBOR” ~~means the London interbank offered rate for Dollars~~has the meaning assigned thereto in the definition of “Eurocurrency Base Rate”.

“ USD LIBOR Rate” has the meaning assigned thereto in the definition of “Eurocurrency Base Rate”.

“ USD LIBOR Transition Date” means, the earlier of: (a) the date that all Available Tenors of USD LIBOR have either (i) permanently or indefinitely ceased to be provided by IBA; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of USD LIBOR or (ii) been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (b) the Early Opt-in Effective Date.

“USD Revolving Commitment Percentage” means, as to any USD Revolving Credit Lender at any time with respect to the USD Revolving Credit Facility, the ratio of (a) the USD Revolving Credit Commitment of such USD Revolving Credit Lender to (b) the aggregate USD Revolving Credit Commitments of all USD Revolving Credit Lenders.

“USD Revolving Credit Commitment” means (a) as to any USD Revolving Credit Lender, that portion of the Commitment of such USD Revolving Credit Lender under the USD Revolving Credit Facility and (b) as to all USD Revolving Credit Lenders, the aggregate Commitments of all USD Revolving Credit

Lenders under the USD Revolving Credit Facility, as such amount may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof. The USD Revolving Credit Commitment of each Lender is set forth opposite such Lender’s name on Schedule 1.1(b) or in the Register (giving effect to any Assignment and Assumption), as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“USD Revolving Credit Facility” has the meaning assigned thereto in Section 2.1(b).

“USD Revolving Credit Lender” means any Lender with a Commitment to make USD Revolving Credit Loans hereunder.

“USD Revolving Credit Loans” means any revolving loan made to the Company in Dollars pursuant to Section 2.1(b), and all such revolving loans collectively as the context requires.

“USD Revolving Credit Note” means a promissory note made by the Company in favor of a Lender evidencing the USD Revolving Credit Loans made by such Lender, substantially in the form of Exhibit A-4, and any amendments, supplements and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

“USD Swingline Rate” means, for any day, (a) prior to the USD LIBOR Transition Date, the rate of interest per annum equal to USD LIBOR as administered by the IBA, or a comparable or successor administrator approved by the Administrative Agent, for a period equal to one month (commencing on the date of determination of such interest rate), at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Eurocurrency Banking Day, then the immediately preceding Eurocurrency Banking Day, and (b) on and after the USD LIBOR Transition Date, the rate of interest per annum equal to Daily Simple RFR for Dollars in effect on such date of determination, or, if such date is not a RFR Business Day, then the immediately preceding RFR Business Day. Each calculation by the Administrative Agent of the USD Swingline Rate shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, if the USD Swingline Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Wells/CGMI Fee Letter” means the separate fee letter agreement executed by the Company, Wells Fargo, Wells Fargo Securities, LLC and Citigroup Global Markets Inc., dated February 11, 2011.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association, and its successors.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.2. Other Definitions and Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form, (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”, and (l) section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

SECTION 1.3. Accounting Terms. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

SECTION 1.4. Rounding. Any financial ratios required to be maintained by any of the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.5. References to Agreement and Laws. Unless otherwise expressly provided herein, (a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.6. Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.7. Letter of Credit Amounts. Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum stated amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Letter of Credit Application therefor, whether or not such maximum face amount is in effect at such time.

SECTION 1.8. Effectiveness of Euro Provisions. With respect to any state (or the currency of such state) that is not a Participating Member State on the date of this Agreement, the provisions of Sections 4.1(f), 4.8(b), 4.8(c), 4.8(d) and 4.15 shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

SECTION 1.9. Amount of Obligations. Unless otherwise specified, for purposes of this Agreement, any determination of the amount of any outstanding Revolving Credit Loans, Japanese Yen Loans, Swingline Loans, L/C Obligations or other Obligations shall be based upon the Dollar Amount of such outstanding Obligations.

SECTION 1.10. Divisions. Any reference herein to a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term (and including any reference to the creation of any Subsidiary), shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term (including the creation of a Subsidiary), as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).

SECTION 1.11. Rates. The interest rate on Loans denominated in Dollars or an Alternative Currency may be determined by reference to a benchmark rate that is, or may in the future become, the subject ~~to~~of regulatory reform or cessation. Regulators have signaled the need to use alternative reference rates for some of these benchmark rates and, as a result, such benchmark rates may cease to comply with applicable laws and regulations, may be permanently discontinued or the basis on which they are calculated may change. The London interbank offered rate, which may be one of the benchmark rates with reference to which the interest rate on Loans may be determined, is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for: (a) ~~Pounds Sterling, Japanese Yen, and Euros will be December 31, 2021, (b)~~ Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (~~c~~b) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such currencies and tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on applicable Loans. There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of London interbank offered rates. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 4.10(c), such Section 4.10(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will notify the Company, pursuant to Section 4.10(c), of any change to the reference rate upon which the interest rate on Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the continuation of, administration of, submission of, calculation of or any other matter related to ~~the London interbank offered rate or other~~Term SOFR, any Daily Simple RFR, any Eurocurrency Rate, any rates in the definition of “~~LIBOR”~~Eurocurrency Base Rate”, the USD Swingline Rate, the Pounds Sterling Swingline Rate or ~~the “LIBOR Market Index Rate”~~any other Benchmark, or any component definition thereof or rates referenced in the definition thereof or with respect to any alternative, ~~comparable or~~ successor ~~rate thereto,~~ or replacement rate ~~thereof~~thereto (including ~~any then-current Benchmark or~~ any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate (including any Benchmark Replacement), as it may or may not be

adjusted pursuant to Section 4.10(c), will be similar to, or produce the same value or economic equivalence of, ~~LIBOR or the “LIBOR Market Index Rate” or any other Benchmark,~~ or have the same volume or liquidity as ~~did the London interbank offered rate~~, Term SOFR, any Daily Simple RFR, any Eurocurrency Rate, any rates in the definition of “Eurocurrency Base Rate”, the USD Swingline Rate, the Pounds Sterling Swingline Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

ARTICLE II

REVOLVING CREDIT FACILITIES

SECTION 2.1. Revolving Credit Loans and USD Revolving Credit Loans.

(a)    Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each Revolving Credit Lender severally agrees to make Revolving Credit Loans in a Permitted Currency to one or more of the Borrowers from time to time from the Closing Date through, but not including, the Maturity Date as requested by the Company in accordance with the terms of Section 2.4 (the “Revolving Credit Facility”); provided that (v) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested and the use thereof) shall not exceed an amount equal to the Aggregate Revolving Commitment less the sum of all outstanding Japanese Yen Loans, Swingline Loans and L/C Obligations, (w) the principal amount of outstanding Revolving Credit Loans from any Revolving Credit Lender to the Borrowers shall not at any time exceed such Revolving Credit Lender’s Revolving Credit Commitment less such Revolving Credit Lender’s L/C Obligations and Revolving Commitment Percentage of all outstanding Japanese Yen Loans and Swingline Loans, (x) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested and the use thereof) made to the Designated Borrowers shall not exceed the applicable Designated Borrower Sublimit less the sum of all outstanding Japanese Yen Loans, Swingline Loans and L/C Obligations made to or for the account of the applicable Designated Borrower, (y) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested and the use thereof) made to the Company shall not exceed the Company Sublimit less the sum of all outstanding Japanese Yen Loans, Swingline Loans and L/C Obligations made to or for the account of the Company and (z) no Revolving Credit Loan shall be made at any time a Swingline Loan is outstanding unless all outstanding Swingline Loans are repaid concurrently with the making of such Revolving Credit Loan. Each Revolving Credit Loan by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Credit Lender’s Revolving Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion; provided, however, that (A) the Company Sublimit and the Designated Borrower Sublimit imposed by this Section shall remain in full force and effect until such time that the Company notifies the Administrative Agent that such Company Sublimit or Designated Borrower Sublimit, as applicable, has been modified or terminated by delivering to the Administrative Agent a Sublimit Notice substantially in the form attached hereto as Exhibit L (a “Sublimit Notice”), it being understood that any reduction or termination of a Designated Borrower Sublimit with respect to a Designated Borrower shall only be effective if, after giving effect thereto, the aggregate principal amount of all outstanding Loans payable by, and Letters of Credit issued for the account of, such Designated Borrower shall be less than the Designated Borrower Sublimit applicable to such Designated Borrower after giving effect to such reduction or termination, (B) in the event the Company Sublimit or a Designated Borrower Sublimit is terminated, such Company Sublimit or Designated Borrower Sublimit, as applicable, may (so long as such Designated Borrower has not been terminated pursuant to Section 2.9(e)) be reinstated at any time by the Company by delivering to the Administrative Agent a Sublimit Notice, (C) any reduction of, or increase to, a Designated Borrower Sublimit shall become effective after the Company notifies the Administrative Agent thereof so long as, with respect to any increase thereof, such Designated Borrower Sublimit does not exceed the applicable Designated Borrower Maximum Borrowing Sublimit in effect at such time, (D) any reduction to the Designated Borrower Maximum Borrowing Sublimit shall become effective after the Company notifies the Administrative Agent thereof and (E) any increase of, or reinstatement of, any Designated Borrower Maximum Borrowing Sublimit shall require the consent of the Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed (it being understood that, in the case of any Designated Borrower that is a Foreign Subsidiary, the Administrative Agent shall, prior to granting such consent, notify the Lenders providing any portion of the applicable Designated Borrower Maximum Borrowing Sublimit of the request under such Sublimit Notice, and if any such Lender informs the Administrative Agent in writing that any Applicable Law or applicable lending guideline or directive of, or applicable to, such Lender would result in such Lender not being permitted to provide its portion of the applicable Designated Borrower Maximum Borrowing Sublimit (or increase thereof), then the Administrative Agent shall be deemed to have a reasonable basis for withholding consent). Revolving Credit Loans to be made in an Alternative Currency shall be funded in an amount equal to the Alternative Currency Amount of such Revolving Credit Loan. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Revolving Credit Loans hereunder until the Maturity Date.

(b)    USD Revolving Credit Loans. Subject to the terms and conditions of this Agreement, each USD Revolving Credit Lender severally agrees to make USD Revolving Credit Loans in Dollars to the Company from time to time from the Amendment No. 10 Effective Date through, but not including, the Maturity Date as requested by the Company in accordance with the terms of Section 2.4 (the “USD Revolving Credit Facility”); provided that (x) the aggregate principal amount of all outstanding USD Revolving Credit Loans (after giving effect to any amount requested and the use thereof) shall not exceed an amount equal to the Aggregate USD Revolving Commitment and (y) the principal amount of outstanding USD Revolving Credit Loans from any USD Revolving Credit Lender to the Company shall not at any time exceed such USD Revolving Credit Lender’s USD Revolving Credit Commitment. Each USD Revolving Credit Loan by a USD Revolving Credit Lender shall be in a principal amount equal to such USD Revolving Credit Lender’s USD Revolving Commitment Percentage of the aggregate principal amount of USD Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the Company may borrow, repay and reborrow USD Revolving Credit Loans hereunder until the Maturity Date.

SECTION 2.2. Japanese Yen Loans.

(a)    Availability. Subject to the terms and conditions of this Agreement, the Japanese Yen Lender agrees to make Japanese Yen Loans to any Borrower at the direction of the Administrative Agent, from time to time from the Closing Date through, but not including, the Maturity Date as requested by the Company, in accordance with the terms of Section 2.4; provided that the aggregate principal amount of all outstanding Japanese Yen Loans (after giving effect to any amount requested) shall not exceed the lesser of (i) the Aggregate Revolving Commitment less the sum of all outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations and (ii) the Japanese Yen Commitment. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Japanese Yen Loans hereunder until the Maturity Date.

(b)    Refunding of Japanese Yen Loans.

(i)    Upon the occurrence and during the continuance of an Event of Default, each Japanese Yen Loan may, at the discretion of the Japanese Yen Lender, be converted immediately to a Base Rate Loan funded in Dollars by the Revolving Credit Lenders in an amount equal to the Dollar Amount of such Japanese Yen Loan; provided that each Borrower shall pay (or shall cause to be paid) to the Japanese Yen Lender any and all reasonable out-of-pocket costs, fees and other expenses incurred by the Japanese Yen Lender in effecting such conversion of any Loans made to such Borrower. Such Base Rate Loan shall thereafter be reflected as a Revolving Credit Loan of the Revolving Credit Lenders to the applicable Borrower on the books and records of the Administrative Agent. Each Revolving Credit Lender shall fund its respective Revolving Commitment Percentage of such Revolving Credit Loan as required to repay Japanese Yen Loans outstanding to the Japanese Yen Lender upon such demand by the Japanese Yen Lender in no event later than 1:00 p.m. (Charlotte time) on the next succeeding Business Day after such demand is made. No Revolving Credit Lender’s obligation to fund its respective Revolving Commitment Percentage of any Revolving Credit Loan required to repay such Japanese Yen Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Commitment Percentage of such Revolving Credit Loan, nor shall any Revolving Credit Lender’s Revolving Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Commitment Percentage of such Revolving Credit Loan.

(ii)    The applicable Borrower shall pay to the Japanese Yen Lender on demand the amount of such Japanese Yen Loans to the extent that the Revolving Credit Lenders fail to refund in full the outstanding Japanese Yen Loans requested or required to be refunded. In addition, each Borrower hereby authorizes the Administrative Agent to charge any account maintained by such Borrower with the Japanese Yen Lender or any Affiliate thereof (up to the amount available therein) upon one (1) Business Day’s notice to the Company in order to immediately pay the Japanese Yen Lender the amount of such Japanese Yen Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Japanese Yen Loans requested or required to be refunded. If any portion of any such amount paid to the Japanese Yen Lender shall be recovered by or on behalf of the applicable Borrower from the Japanese Yen Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Commitment Percentages (unless the amounts so recovered by or on behalf of the such Borrower pertain to a Japanese Yen Loan extended after the occurrence and during the continuance of an Event of Default of which the Japanese Yen Lender has received notice and which such Event of Default has not been waived in accordance with Section 13.2).

(iii)    Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Japanese Yen Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Revolving Credit Lender acknowledges and agrees that if prior to the refunding of any outstanding Japanese Yen Loans pursuant to this Section, one of the events described in Sections 11.1(i) and (j) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made to refund such Japanese Yen Loans, purchase an undivided participating interest in such Japanese Yen Loans in an amount equal to its Revolving Commitment Percentage of the aggregate amount of such Japanese Yen Loans. Each Revolving Credit Lender will immediately transfer to the Administrative Agent, for the account of the Japanese Yen Lender, in immediately available funds in Japanese Yen, the amount of its participation and upon receipt thereof the Japanese Yen Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after the Japanese Yen Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in the refunded Japanese Yen Loans, the Japanese Yen Lender receives any payment on account thereof, the Japanese Yen Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded).

(c)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.2, the Japanese Yen Lender shall not be obligated to make any Japanese Yen Loan at a time when any other Lender is a Defaulting Lender, unless the Japanese Yen Lender has entered into arrangements (which may include delivery of cash collateral) with the applicable Borrower or such Defaulting Lender which are satisfactory to the Japanese Yen Lender to eliminate the Japanese Yen Lender’s Fronting Exposure (after giving effect to Section 4.16), if any, with respect to any such Defaulting Lender.

SECTION 2.3. Swingline Loans.

(a)    Availability. Subject to the terms and conditions of this Agreement, each Swingline Lender agrees to make Swingline Loans to any Borrower from time to time from the Closing Date through, but not including, the Swingline Termination Date; provided, that (i) all Swingline Loans shall be denominated in Dollars or Pounds Sterling, (ii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested and the use thereof) shall not exceed the lesser of (A) the Aggregate Revolving Commitment less the sum of all outstanding Revolving Credit Loans, Japanese Yen Loans and the L/C Obligations and (B) the aggregate Swingline Commitments of all Swingline Lenders and (iii) the aggregate principal amount of all outstanding Swingline Loans (after giving effect to any amount requested and the use thereof) of any Swingline Lender shall not exceed the lesser of (A) the Swingline Commitment of such Swingline Lender then in effect and (B) the Revolving Credit Commitment of such Revolving Credit Lender acting as Swingline Lender less such Revolving Credit Lender’s Revolving Credit Loans, L/C Obligations and Revolving Commitment Percentage of all outstanding Japanese Yen Loans and Swingline Loans (other than Swingline Loans made by such Swingline Lender).

(b)    Refunding.

(i)    Swingline Loans shall be refunded by the Revolving Credit Lenders on demand by the applicable Swingline Lender. Such refundings shall be made by the Revolving Credit Lenders in accordance with their respective Revolving Commitment Percentages and shall upon such refunding be immediately treated as Revolving Credit Loans hereunder and promptly thereafter be reflected as Revolving Credit Loans of the Revolving Credit Lenders on the Register. Each Revolving Credit Lender shall fund its respective Revolving Commitment Percentage of Revolving Credit Loans as required to repay Swingline Loans outstanding to the Swingline Lender upon demand by the Swingline Lender but in no event later than (x) 1:00 p.m. on the second succeeding Business Day after such demand is made to refund Swingline Loans denominated in Dollars and (y) 1:00 p.m. on the fourth succeeding Business Day after such demand is made to refund Swingline Loans denominated in Pounds Sterling. All such Revolving Credit Loans refunding Swingline Loans denominated in Pounds Sterling shall be made as Alternative Currency Loans denominated in Pounds Sterling. All such Revolving Credit Loans refunding Swingline Loans denominated in Dollars shall be made as Base Rate Loans. No Revolving Credit Lender’s obligation to fund its respective Revolving Commitment Percentage of a Swingline Loan shall be affected by any other Revolving Credit Lender’s failure to fund its Revolving Commitment Percentage of a Swingline Loan, nor shall any Revolving Credit Lender’s Revolving Commitment Percentage be increased as a result of any such failure of any other Revolving Credit Lender to fund its Revolving Commitment Percentage of a Swingline Loan.

(ii)    Each Borrower shall pay to the applicable Swingline Lender on demand the outstanding amount of Swingline Loans made to such Borrower by such Swingline Lender to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. In addition, each Borrower hereby authorizes the Administrative Agent to charge any account maintained by such Borrower with any Swingline Lender (up to the amount available therein) upon one (1) Business Day’s notice to the Company in order to immediately pay such Swingline Lender the amount of such Swingline Loans to the extent amounts received from the Revolving Credit Lenders are not sufficient to repay in full the outstanding Swingline Loans requested or required to be refunded. If any portion of any such amount paid to a Swingline Lender shall be recovered by or on behalf of the applicable Borrower from such Swingline Lender in bankruptcy or otherwise, the loss of the amount so recovered shall be ratably shared among all the Revolving Credit Lenders in accordance with their respective Revolving Commitment Percentage (unless the amounts so recovered by or on behalf of the such Borrower pertain to a Swingline Loan extended after the occurrence and during the continuance of an Event of Default of which the Administrative Agent has received notice in the manner required pursuant to Section 12.3 and which such Event of Default has not been waived in accordance with Section 13.2).

(iii)    Each Revolving Credit Lender acknowledges and agrees that its obligation to refund Swingline Loans in accordance with the terms of this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Article V. Further, each Revolving Credit Lender agrees and acknowledges that if prior to the refunding of any outstanding Swingline Loans pursuant to this Section, one of the events described in Section 11.1(j) or (k) shall have occurred, each Revolving Credit Lender will, on the date the applicable Revolving Credit Loan would have been made, purchase an undivided participating interest in the Swingline Loan to be refunded in an amount equal to its Revolving Commitment Percentage of the aggregate amount of such Swingline Loan. Each Revolving Credit Lender will immediately transfer to the applicable Swingline Lender, in immediately available funds, the amount of its participation and upon receipt thereof the applicable Swingline Lender will deliver to such Revolving Credit Lender a certificate evidencing such participation dated the date of receipt of such funds and for such amount. Whenever, at any time after any Swingline Lender has received from any Revolving Credit Lender such Revolving Credit Lender’s participating interest in a Swingline Loan, such Swingline Lender receives any payment on account thereof, such Swingline Lender will distribute to such Revolving Credit Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participating interest was outstanding and funded).

(c)    Defaulting Lenders. Notwithstanding anything to the contrary contained in this Section 2.3, no Swingline Lender shall be obligated to make any Swingline Loan at a time when any other Lender is a Defaulting Lender, unless such Swingline Lender has entered into arrangements (which may include delivery of cash collateral) with the Company (or the applicable Borrower) or such Defaulting Lender which are satisfactory to such Swingline Lender to eliminate such Swingline Lender’s Fronting Exposure (after giving effect to Section 4.16), if any, with respect to any such Defaulting Lender.

(d)    Reporting of Swingline Loans. At any time that there is a Swingline Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Swingline Loan is made, repaid, prepaid, extended or modified, and (c) upon the request of the Administrative Agent, each Swingline Lender (or, in the case of clauses (b) or (c) of this Section, the applicable Swingline Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any payment, repayment, prepayment, reimbursement, cash collateral, or termination in respect of Swingline Loans made by such Swingline Lender) with respect to each Swingline Loan made by such Swingline Lender. In addition, each Swingline Lender shall provide notice to the Administrative Agent of any assignment of any portion of its Revolving Credit Commitment or other change to its commitment to make Swingline Loans promptly upon such occurrence. No failure on the part of any Swingline Lender to provide such information pursuant to this Section 2.3(d) shall limit the obligations of any Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder.

SECTION 2.4. Procedure for Advances of Revolving Credit Loans, USD Revolving Credit Loans Japanese Yen Loans and Swingline Loans.

(a)    Requests for Borrowing. The Company shall give the Administrative Agent (and, in the case of Swingline Loans, each Swingline Lender from whom the Company is requesting a Swingline Loan, which may be on a non-pro-rata basis as between Swingline Lenders) irrevocable prior written notice substantially in the form of Exhibit B (a “Notice of Borrowing”) or telephonic notice (followed by prompt delivery of such Notice of Borrowing) not later than (i) 11:00 a.m. Charlotte time in the case of (w) a Base Rate Loan, (x) a Swingline Loan denominated in Dollars, (y) a Swingline Loan denominated in Pounds Sterling if such notice is provided the RFR Business Day prior to such Swingline Loan or (z) a ~~LIBOR~~Eurocurrency Rate Loan or RFR Loan, in either case, denominated in Dollars, (ii) 1:00 p.m. (or, in the case where Wells Fargo is the applicable Swingline Lender, 11:00 a.m.) London time in the case of a Swingline Loan denominated in Pounds Sterling if such notice is provided on the same day as such Swingline Loan, (iii) 5:00 p.m. London time in the case of a ~~LIBOR~~Eurocurrency Rate Loan or RFR Loan, in either case, denominated in an Alternative Currency or (iv) 1:00 p.m. Charlotte time in the case of a Japanese Yen Loan, in each case, as applicable (I) on the same Business Day, Eurocurrency Banking Day or RFR Business Day, as applicable, as each Base Rate Loan, each Swingline Loan denominated in Dollars and each Swingline Loan denominated in Pounds Sterling if such notice is provided by 1:00 p.m. (or, in the case where Wells Fargo is the applicable Swingline Lender, 11:00 a.m.) London time, (II) on or prior to the RFR Business Day before each Swingline Loan denominated in Pounds Sterling if such notice is provided by 11:00 a.m. Charlotte time, (III) on or prior to the second Business Day before each Japanese Base Rate Loan, (IV) on or prior to the third (3rd) ~~Business~~Eurocurrency Banking Day before each ~~LIBOR~~Eurocurrency Rate Loan denominated in Dollars ~~and~~, (V) on or prior to the fourth (4th) ~~Business~~Eurocurrency Banking Day before each ~~LIBOR~~Eurocurrency Rate Loan denominated in an Alternative Currency, and (VI) on or prior to the fifth (5th) RFR Business Days before each RFR Loan denominated in Dollars or any Alternative Currency, of the applicable Borrower’s intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) whether such Loan is to be a Revolving Credit Loan, a USD Revolving Credit Loan, a Swingline Loan or a Japanese Yen Loan, (C) the applicable Permitted Currency, (D) if such Loan is denominated in Dollars, whether such Loan shall be a ~~LIBOR~~Eurocurrency Rate Loan, a RFR Loan or a Base Rate Loan, (E) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Revolving Commitment, the Aggregate USD Revolving Commitment, the applicable Swingline Commitment of the applicable Swingline Lender or the Japanese Yen Commitment, as applicable, then available to the applicable Borrower, or if less, (1) with respect to Base Rate Loans in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (2) with respect to ~~LIBOR~~Eurocurrency Rate Loans or RFR Loans denominated in Dollars in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, (3) with respect to ~~LIBOR~~Eurocurrency Rate Loans or RFR Loans denominated in a Permitted Currency (other than Dollars) in an aggregate principal Alternative Currency Amount of

$5,000,000 or a whole multiple of $1,000,000 in excess thereof, (4) with respect to Japanese Yen Loans in an aggregate principal Japanese Yen Amount of $500,000 or a whole multiple of $100,000 in excess thereof and (5) with respect to Swingline Loans in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, (F) in the case of a ~~LIBOR~~Eurocurrency Rate Loan or Term SOFR Loan, the duration of the Interest Period applicable thereto and (G) the applicable Borrower with respect to such Loan (which, in the case of any USD Revolving Credit Loan, shall be the Company). A Notice of Borrowing received after the time set forth above shall be deemed received on the next Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. The Administrative Agent shall promptly notify the applicable Lenders of each Notice of Borrowing, including, in the instance of a Japanese Yen Loan, instructions for the advancement of such loans.

(b)    Disbursement of Revolving Credit Loans and USD Revolving Credit Loans Denominated in Dollars and Swingline Loans Denominated in Dollars. Not later than 1:00 p.m. (Charlotte time) on the proposed borrowing date for any Revolving Credit Loan denominated in Dollars, any USD Revolving Credit Loan and any Swingline Loan denominated in Dollars, (i) each Revolving Credit Lender or USD Revolving Credit Lender, as applicable, will make available to the Administrative Agent, for the account of the applicable Borrower, at the Administrative Agent’s Office in funds in Dollars immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Commitment Percentage of the Revolving Credit Loans, or USD Revolving Commitment Percentage of USD Revolving Credit Loans, in each case to be made on such borrowing date and (ii) the applicable Swingline Lender will make available to the Administrative Agent, for the account of the applicable Borrower, at the Administrative Agent’s Office in funds in Dollars immediately available to the Administrative Agent, the Swingline Loans denominated in Dollars to be made on such borrowing date.

(c)    Disbursement of Revolving Credit Loans Denominated in an Alternative Currency. Not later than 1:00 p.m. (the time of the Administrative Agent’s Correspondent) on or before the proposed borrowing date for any Revolving Credit Loan denominated in an Alternative Currency, each Revolving Credit Lender will make available to the Administrative Agent, for the account of the applicable Borrower, at the office of the Administrative Agent’s Correspondent in the requested Alternative Currency in funds immediately available to the Administrative Agent, such Revolving Credit Lender’s Revolving Commitment Percentage of the Alternative Currency Amount of the Revolving Credit Loan to be made on such borrowing date.

(d)    Disbursement of Japanese Yen Loans. Not later than 1:00 p.m. (Tokyo time) on the proposed borrowing date for any Japanese Yen Loan, the Japanese Yen Lender will make funds immediately available to the applicable Borrower, on the direction of the Administrative Agent. Each such Japanese Yen Loan will be made on the borrowing date at a rate determined by the Japanese Yen Lender in accordance with the definition of the Japanese Base Rate. The instructions regarding the Japanese Yen Loans may be modified from time to time with the agreement of the Administrative Agent, the Company and the Japanese Yen Lender, with notice thereof to the Lenders.

(e)    Disbursement of Next-Day Swingline Loans Denominated in Pounds Sterling. Not later than 1:00 p.m. (London time) on or before the proposed borrowing date for any Swingline Loan denominated in Pounds Sterling if the relevant Borrowing Notice is provided on the RFR Business ~~day~~Day prior to such Swingline Loan, the applicable Swingline Lender will make available to the Administrative Agent, for the account of the applicable Borrower, at the office of the Administrative Agent’s Correspondent in Pounds Sterling in funds immediately available to the Administrative Agent, the Swingline Loans denominated in Pounds Sterling to be made on such borrowing date.

(f)    Disbursement of Same-Day Swingline Loans Denominated in Pounds Sterling. On the proposed borrowing date for any Swingline Loan denominated in Pounds Sterling if the relevant Borrowing

Notice is provided on the same day as such Swingline Loan, the applicable Swingline Lender will make immediately available (but, in any event, no later than 3:00 p.m. (London time)) directly to the applicable Borrower the Swingline Loans denominated in Pounds Sterling to be made on such borrowing date. Contemporaneously with the funding of each Swingline Loan to the applicable Borrower, the applicable Swingline Lender shall notify the Administrative Agent (Charlotte office) of such Swingline Loan.

(g)    Account Designation. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section in immediately available funds by crediting or wiring such proceeds to the deposit account of the applicable Borrower identified in the most recent notice substantially in the form of Exhibit C (a “Notice of Account Designation”) delivered by the Company to the Administrative Agent or as may be otherwise agreed upon by the Company and the Administrative Agent from time to time. Subject to Section 4.7 hereof, the Administrative Agent shall not be obligated to disburse the portion of the proceeds of any Revolving Credit Loan or USD Revolving Credit Loan requested pursuant to this Section to the extent that any Revolving Credit Lender or USD Revolving Credit Lender, as applicable, has not made available to the Administrative Agent its Revolving Commitment Percentage of such Revolving Credit Loan or its USD Revolving Commitment Percentage of such USD Revolving Credit Loan, as applicable. Revolving Credit Loans to be made for the purpose of (A) refunding Japanese Yen Loans shall be made by the Revolving Credit Lenders as provided in Section 2.2(b) and (B) refunding Swingline Loans shall be made by the Revolving Credit Lenders as provided in Section 2.3(b).

SECTION 2.5. Repayment and Prepayment of Revolving Credit, USD Revolving Credit, Japanese Yen and Swingline Loans.

(a)    Repayment on Maturity Date. Each Borrower hereby agrees to repay the outstanding principal amount of each Revolving Credit Loan and each USD Revolving Credit Loan made to such Borrower in full in the currency in which such Revolving Credit Loan or USD Revolving Credit Loan was initially funded on the Maturity Date. Each Borrower hereby agrees to repay (i) all Japanese Yen Loans made to such Borrower in Japanese Yen in accordance with Section 2.2(b) (but, in any event, on the Maturity Date), (ii) all Swingline Loans denominated in Dollars in Dollars in accordance with Section 2.3(b) (but, in any event, on the Maturity Date) and (iii) all Swingline Loans denominated in Pounds Sterling in Pounds Sterling in accordance with Section 2.3(b) (but, in any event, on the Maturity Date), together, in each case, with all accrued but unpaid interest thereon.

(b)    Mandatory Prepayments.

(i)    Aggregate Commitment. If at any time after giving effect to any repayment of any Loan or cash collateralization of any undrawn or unexpired Letter of Credit (as determined by the Administrative Agent under Section 2.5(b)(v)), (A) solely because of currency fluctuation, the outstanding principal amount of all Revolving Credit Loans exceeds one hundred and five percent (105%) of the Aggregate Revolving Commitment less the sum of all outstanding Japanese Yen Loans, Swingline Loans and L/C Obligations or (B) for any other reason, either (x) the outstanding principal amount of all Revolving Credit Loans exceeds the Aggregate Revolving Commitment less the sum of all outstanding Japanese Yen Loans, Swingline Loans and L/C Obligations or (y) the outstanding principal amount of all USD Revolving Credit Loans exceeds the Aggregate USD Revolving Commitment, then, in each such case, the Company shall (or cause the applicable Designated Borrower to) within four (4) Business Days of receipt of a notice of such excess from the Administrative Agent (I) first, in the case of the Revolving Credit Facility if (and to the extent) necessary to eliminate such excess, repay outstanding Swingline Loans (and/or reduce any pending request for such Loans on such day by the Dollar Amount of such excess), (II) second, if (and to the extent) necessary to eliminate such excess, repay outstanding Revolving Credit Loans or USD

Revolving Credit Loans, as applicable, which are Base Rate Loans by the Dollar Amount of such excess (and/or reduce any pending request for such Loans on such day by the Dollar Amount of such excess), (III) third, if (and to the extent) necessary to eliminate such excess, repay Japanese Yen Loans (and/or reduce any pending requests for such Loans on such day by the Dollar Amount of such excess), (IV) fourth, if (and to the extent) necessary to eliminate such excess, repay ~~LIBOR~~Eurocurrency Rate Loans and RFR Loans (and/or reduce any pending requests for a borrowing or continuation or conversion of such Loans submitted in respect of such Loans on such day be the Dollar Amount of such excess), and (V) fifth, with respect to any Letters of Credit then outstanding, make a payment of cash collateral into a cash collateral account opened by the Administrative Agent for the benefit of the Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 11.2(b)); provided that so long as no Default or Event of Default has occurred and is continuing, the Lenders shall release any such cash collateral held to the extent it exceeds one hundred and five percent (105%) of any excess from time to time under this Section 2.5(b).

(ii)    Japanese Yen Commitment. If at any time after giving effect to any repayment of any Loan or cash collateralization of any undrawn or unexpired Letter of Credit (as determined by the Administrative Agent under Section 2.5(b)(v)), (A) solely because of currency fluctuation, the outstanding principal amount of all Japanese Yen Loans exceeds the lesser of (1) one hundred and five percent (105%) of the Aggregate Revolving Commitment less the sum of all outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations and (2) one hundred and five percent (105%) of the Japanese Yen Commitment or (B) for any other reason, the outstanding principal amount of all Japanese Yen Loans exceeds the lesser of (1) the Aggregate Revolving Commitment less the sum of all outstanding Revolving Credit Loans, Swingline Loans and L/C Obligations and (2) the Japanese Yen Commitment, then, in each such case, such excess shall be repaid within four (4) Business Days of receipt of a notice of non-compliance with this Section 2.5(b)(ii) from the Administrative Agent, in Japanese Yen, by the Company to the Administrative Agent for the account of the Japanese Yen Lender.

(iii)    Excess L/C Obligations. If at any time after giving effect to any repayment of any Loan (as determined by the Administrative Agent under Section 2.5(b)(v)), (A) solely because of currency fluctuation, the outstanding amount of all L/C Obligations exceeds the lesser of (1) one hundred and five percent (105%) of the Aggregate Revolving Commitment less the sum of all outstanding Loans, and (2) one hundred and five percent (105%) of the L/C Commitment or (B) for any other reason the outstanding amount of all L/C Obligations exceeds the lesser of (1) the Aggregate Revolving Commitment less the sum of the amount of all outstanding Loans and (2) the L/C Commitment, then, in each such case, the Company (or the applicable Borrower) shall within four (4) Business Days of receipt of a notice of such excess from the Administrative Agent make a payment of cash collateral into a cash collateral account opened by the Administrative Agent for the benefit of the Revolving Credit Lenders in an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (such cash collateral to be applied in accordance with Section 11.2(b)).

(iv)    Swingline Commitment. If at any time after giving effect to any repayment of any Loan or cash collateralization of any undrawn or unexpired Letter of Credit (as determined by the Administrative Agent under Section 2.5(b)(v)), either (A) the outstanding principal amount of all Swingline Loans exceeds the lesser of (1) the Aggregate Revolving Commitment less the sum of all outstanding Revolving Credit Loans, Japanese Yen Loans and L/C Obligations and (2) the aggregate Swingline Commitments of the Swingline Lenders or (B) the outstanding principal amount of all Swingline Loans of any Swingline Lender exceeds the lesser of (1) the Swingline

Commitment of such Swingline Lender then in effect and (2) the Revolving Credit Commitment of such Revolving Credit Lender acting as Swingline Lender less such Revolving Credit Lender’s Revolving Credit Loans, L/C Obligations and Revolving Commitment Percentage of all outstanding Japanese Yen Loans and Swingline Loans (other than Swingline Loans made by such Swingline Lender), then, in each such case, such excess shall be repaid within four (4) Business Days of receipt of a notice of non-compliance with this Section 2.5(b)(iv) from the Administrative Agent, in Dollars, by the Company to the Administrative Agent for the account of the applicable Swingline Lender.

(v)    Compliance and Payments. The Borrowers’ compliance with this Section 2.5(b) shall be tested from time to time by the Administrative Agent at its sole discretion. Each such repayment pursuant to this Section 2.5(b) shall be accompanied by any amount required to be paid pursuant to Section 4.11 hereof.

(c)    Optional Prepayments. The Borrowers may at any time and from time to time prepay Revolving Credit Loans, USD Revolving Credit Loans, Japanese Yen Loans and Swingline Loans, in whole or in part, with irrevocable prior written notice from the Company to the Administrative Agent substantially in the form of Exhibit D (a “Notice of Prepayment”) or telephonic notice (followed by prompt delivery of such Notice of Prepayment) given not later than 11:00 a.m. Charlotte time in the case of Base Rate Loans, Swingline Loans ~~and LIBOR~~, Eurocurrency Rate Loans and RFR Loans denominated in Dollars or 5:00 p.m. London time in the case of ~~LIBOR~~Eurocurrency Rate Loans and RFR Loans denominated in an Alternative Currency or 11:00 a.m. Tokyo time, in the case of Japanese Yen Loans, as applicable, (i) on the same Business Day as each repayment of a Base Rate Loan and each repayment of a Swingline Loan, (ii) on the Business Day prior to each repayment of a Japanese Yen Loan, (iii) on the third (3rd) ~~Business~~Eurocurrency Banking Day before each repayment of a ~~LIBOR~~Eurocurrency Rate Loan denominated in Dollars ~~and~~, (iv) on the fourth (4th) ~~Business~~Eurocurrency Banking Day before each repayment of a ~~LIBOR~~Eurocurrency Rate Loan denominated in an Alternative Currency and (v) on the fifth (5th) RFR Business Day before each repayment of a RFR Loan denominated in Dollars or an Alternative Currency, specifying (A) the date of prepayment, (B) the amount of prepayment, (C) whether the prepayment is of Revolving Credit Loans, USD Revolving Credit Loans, Swingline Loans, Japanese Yen Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each, (D) the applicable Permitted Currency in which such prepayment is denominated, and (E) whether the prepayment is of ~~LIBOR~~Eurocurrency Rate Loans or RFR Loans denominated in an Alternative Currency, ~~LIBOR~~Eurocurrency Rate Loans or RFR Loans denominated in Dollars, Base Rate Loans, Japanese Base Rate Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each applicable Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial prepayments shall be in an aggregate amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to Base Rate Loans (other than Swingline Loans), $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to ~~LIBOR~~Eurocurrency Rate Loans or RFR Loans denominated in Dollars, $5,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to ~~LIBOR~~Eurocurrency Rate Loans or RFR Loans denominated in an Alternative Currency, $100,000 or a whole multiple of $100,000 in excess thereof with respect to Japanese Yen Loans, and $100,000 or a whole multiple of $100,000 in excess thereof with respect to Swingline Loans. A Notice of Prepayment received after the applicable time stated above shall be deemed received on the next Business Day. Each such prepayment shall be accompanied by any amount required to be paid pursuant to Section 4.11 hereof.

(d)    Limitation on Prepayment of ~~LIBOR~~Eurocurrency Rate Loans and RFR Loans. The Borrowers may not prepay any ~~LIBOR~~Eurocurrency Rate Loan or Term SOFR Loan on any day other than on the last day of the Interest Period applicable thereto, or any Daily Simple RFR Loan on any day other than an Interest Payment Date therefor, unless such prepayment is accompanied by any amount required to be paid pursuant to Section 4.11 hereof.

(e)    Hedging Agreements. No repayment or prepayment pursuant to this Section 2.5 shall affect any of the Borrowers’ obligations under any Hedging Agreement.

SECTION 2.6. Permanent Reduction of the Commitment.

(a)    Voluntary Reduction. The Company shall have the right at any time and from time to time, upon at least three (3) Business Days prior written notice to the Administrative Agent, to, without premium or penalty, permanently (i) terminate the entire Aggregate Commitment at any time or (ii) reduce portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Any reduction of the Aggregate Commitment shall be applied to the Commitment to the applicable Credit Facility of each applicable Lender according to its Commitment Percentage with respect to such Credit Facility. All Commitment Fees accrued until the effective date of any termination of the Aggregate Commitment shall be paid on the effective date of such termination.

(b)    Corresponding Payment. Each permanent reduction permitted pursuant to this Section shall be accompanied by a payment of principal sufficient to reduce the aggregate Dollar Amount of all outstanding USD Revolving Credit Loans (in the case of the USD Revolving Credit Facility) or Revolving Credit Loans, Japanese Yen Loans, Swingline Loans and unpaid Reimbursement Obligations (in the case of the Revolving Credit Facility), as applicable, to an amount not greater than the Aggregate Commitment of each such Credit Facility as so reduced, and if after such payment the aggregate amount of all outstanding, undrawn and unexpired Letters of Credit exceeds the Aggregate Revolving Commitment as so reduced, the Company shall be required to deposit cash collateral in a cash collateral account opened by the Administrative Agent in an amount equal to the excess of the then undrawn and unexpired amount of such Letters of Credit over the Aggregate Revolving Commitment as so reduced. Such cash collateral shall be applied in accordance with Section 11.2(b). Any reduction of the Aggregate Revolving Commitment to zero shall be accompanied by payment of all outstanding Revolving Credit Loans, Japanese Yen Loans, Swingline Loans and Reimbursement Obligations (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Aggregate Revolving Commitment, the Japanese Yen Commitment, the Swingline Commitment and the L/C Facility. Such cash collateral shall be applied in accordance with Section 11.2(b). Any reduction of the Aggregate USD Revolving Commitment to zero shall be accompanied by payment of all outstanding USD Revolving Credit Loans and shall result in the termination of the Aggregate USD Revolving Commitment. Any reduction of the Aggregate Commitment to zero shall result in the termination of the Credit Facility. If any reduction of the Aggregate Commitment requires the repayment of any ~~LIBOR~~Eurocurrency Rate Loan or RFR Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.11(c) hereof.

SECTION 2.7. Optional Increase of the Aggregate Commitment. At any time following the Closing Date, the Company shall have the right, in consultation with the Administrative Agent, from time to time and upon not less than thirty (30) days prior written notice to the Administrative Agent, to request an increase in the Aggregate Commitment (identifying whether such increase is to the Aggregate Revolving Commitment or the Aggregate USD Revolving Commitment); provided, that:

(a)    no Default or Event of Default shall have occurred and be continuing or would result from any such requested increase or Extension of Credit made on the date of such increase;

(b)    the Company shall provide the Administrative Agent with an Officer’s Compliance Certificate dated as of the date of such increase in form and substance substantially similar to the certificate delivered under Section 7.2 demonstrating pro forma compliance (solely, for purposes of the numerator of the Consolidated Leverage Ratio, after giving effect to any increase or decrease in outstanding Consolidated Total Funded Indebtedness) with the covenant contained in Article IX in respect of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1 and after giving effect to any Extensions of Credit made on the date of such increase;

(c)    each increase in Aggregate Commitment shall be in an aggregate principal amount of at least $50,000,000 or an integral of $5,000,000 in excess thereof, or in each case if less, the remaining principal amount of increases to the Aggregate Commitment that are available under this Section 2.7 (after giving effect to all prior increases pursuant to this Section 2.7);

(d)    the aggregate amount of all Aggregate Commitment increases made pursuant to this Section 2.7 shall not exceed $1,000,000,000;

(e)    increases in the Aggregate Commitment pursuant to this Section 2.7 shall not increase or otherwise affect the Japanese Yen Commitment, L/C Commitment or any Swingline Commitment unless otherwise agreed;

(f)    the Commitment of any Lender shall not be increased without the approval of such Lender as determined in the sole and absolute discretion of such Lender;

(g)    in connection with each proposed increase, the Company may but is not required to solicit commitments from (i) any Lender (provided that no Lender shall have an obligation to commit to all or a portion of the proposed increase) or (ii) any third party financial institutions that are Eligible Assignees that are reasonably acceptable to both the Administrative Agent and the Company;

(h)    the Loans made or Letters of Credit issued in respect of any increase in the Aggregate Commitment pursuant to this Section 2.7 (i) will rank pari passu in right of payment and security with the other Loans made and Letters of Credit issued hereunder and shall constitute and be part of the “Obligations” arising under this Agreement, and (ii) shall have the same pricing and tenor as the other Loans and Letters of Credit hereunder; and

(i)    in the event that any existing Lender or any new lender commits to such requested increase, (i) any new lender will execute an accession agreement to this Agreement, (ii) the Commitment to the relevant Credit Facility of any existing Lender which has committed to provide any of the requested increase shall be increased, (iii) the Commitment Percentages of the Lenders with respect to such Credit Facility shall be adjusted, (and the Lenders agree to make all payments and adjustments necessary to effect such reallocation and the Company shall pay (or cause the applicable Borrower to pay) any and all costs required pursuant to Section 4.11 in connection with such reallocation as if such reallocation were a repayment) and (iv) other changes shall be made to the Loan Documents as may be necessary to reflect the aggregate amount, if any, by which the Lenders have agreed to increase their respective Commitments or new lenders have agreed to or make new commitments in response to the Company’s request for an increase pursuant to this Section 2.7, and which other changes do not adversely affect the rights of those Lenders not participating in any such increase.

SECTION 2.8. Termination of Credit Facility. The Credit Facility shall terminate on the Maturity Date.

SECTION 2.9. Designated Borrowers.

(a)    Effective as of the date hereof BlackRock Group Limited, shall be a “Designated Borrower” hereunder and may receive Loans and have Letters of Credit issued for its account as a Designated Borrower on the terms and conditions set forth in this Agreement.

(b)    The Company may at any time, upon not less than ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent in its sole discretion; provided that in no event shall such period be less than (i) three (3) Business Days if an Applicant Borrower is a Domestic Subsidiary or (ii) five (5) Business Days if an Applicant Borrower is a Foreign Subsidiary) notice from the Company to the Administrative Agent (with prompt notice from the Administrative Agent to the Lenders), designate any wholly-owned Subsidiary of the Company (an “Applicant Borrower”) as a Designated Borrower to receive Loans and have Letters of Credit issued hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit I (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Lenders shall have received such supporting resolutions, incumbency certificates, opinions of counsel, and other documents or information (including documents and information in connection with each Lender’s compliance under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Act), in form, content and scope reasonably satisfactory to the Administrative Agent, as may be reasonably and promptly required by the Administrative Agent or the Required Lenders in their sole discretion, and Notes signed by such new Borrower to the extent any Lenders so require. The Administrative Agent shall, promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information to the reasonable satisfaction of the Administrative Agent, as well as any consent of the Administrative Agent required by the proviso to this sentence, send a notice in substantially the form of Exhibit J (a “Designated Borrower Notice”) to the Company and the Lenders specifying the effective date upon which such Applicant Borrower shall constitute a Designated Borrower for purposes hereof and the Designated Borrower Sublimit applicable thereto, whereupon each of the Lenders agrees to permit such Designated Borrower to request and receive Loans and have Letters of Credit issued hereunder, on the terms and conditions set forth herein, and each of the parties hereto agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that (A) if an Applicant Borrower is a Foreign Subsidiary organized and resident under the laws of a Specified Jurisdiction (other than England and Wales and Germany), then such Applicant Borrower shall not become a Designated Borrower hereunder if any Lender informs the Administrative Agent that any Applicable Law would result in such Lender not being permitted to make Extensions of Credit to such Applicant Borrower and (B) if an Applicant Borrower is not a Domestic Subsidiary or a Foreign Subsidiary organized and resident under the laws of a Specified Jurisdiction, then such Applicant Borrower shall require the consent of the Administrative Agent to become a Designated Borrower hereunder, which such consent shall not be unreasonably withheld or delayed (it being agreed and understood that such consent shall be withheld if any Lender informs the Administrative Agent that any Applicable Law would result in such Lender not being permitted to make Extensions of Credit to such Applicant Borrower); provided further that no Lender (i) organized under the laws of Germany or (ii) that is a branch, subsidiary or affiliate of an entity organized under the laws of Germany shall have any obligation to extend credit to a Designated Borrower (other than BlackRock Group Limited) if, in its reasonable judgment, such Lender is (x) prohibited by Applicable Law or regulation to commit to extend credit to, or (y) otherwise not permitted to make Extensions of Credit to, such Designated Borrower, in the case of each of clause (x) and (y), under the laws of Germany or applicable regulations of the European Union or the European Central Bank (and such Lender notifies the Administrative Agent and the Company thereof in writing) (it being understood and agreed that the Company may replace any such Lender pursuant to Section 4.14(b) hereof).

(c)    The Obligations of all Foreign Borrowers shall be several in nature.

(d)    Each Subsidiary of the Company that is or becomes a “Designated Borrower” pursuant to this Section 2.9 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any Designated Borrower incorporated in Germany hereby releases the Company from any restrictions on representing several persons and self-dealing under any Applicable Law, and in particular from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch). Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.

(e)    The Company may from time to time, upon not less than three (3) Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by, or Letters of Credit issued for the account of, such Designated Borrower, or other amounts due and payable by such Designated Borrower as of the effective date of such termination; provided further, that the Administrative Agent, the Issuing Lender and the Lenders shall cooperate with any Designated Borrower to amend or replace any Letter of Credit in order to name the Company as the applicant or account party with respect to any Letter of Credit issued for the account of such Designated Borrower. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status. If at any time a Designated Borrower is not a Material Subsidiary but would otherwise trigger an Event of Default under clause (i) or (j) of Section 11.1 if it were a Material Subsidiary, then such Designated Borrower shall automatically cease to be a Designated Borrower and all commitments thereto shall be terminated.

SECTION 2.10. Extension of Maturity Date.

(a)    Requests for Extension. The Company may, by notice to the Administrative Agent (who shall promptly notify the Lenders) made not later than 35 days prior to the latest Maturity Date in effect hereunder in respect of the Revolving Credit Facility or the USD Revolving Credit Facility (the “Existing Maturity Date”), make up to two requests that each Revolving Credit Lender or each USD Revolving Credit Lender (as applicable) extend such Lender’s Maturity Date in respect of the Revolving Credit Facility or the USD Revolving Credit Facility for an additional period of time equal to exactly one year from the Existing Maturity Date (the date of such request, the “Extension Request Date”) with respect to such Credit Facility, which notice shall set forth the desired effective date (which shall be a Business Day) for such extension (the “Requested Extension Date”) and the desired extended Maturity Date (the “Extended Maturity Date”).    Any simultaneous request to extend the Maturity Date of both the Revolving Credit Facility and the USD Revolving Credit Facility to the same Extended Maturity Date shall constitute only one of the two permitted requests pursuant to this Section 2.10(a).

(b)    Lender Elections to Extend. Each applicable Lender, acting in its sole and individual discretion, shall, by notice to the Administrative Agent given not later than the date (the “Notice Date”) that is 15 days after the Extension Request Date, advise the Administrative Agent whether or not such Lender agrees to such extension, and each applicable Lender that determines not to so extend its Maturity Date shall notify the Administrative Agent of such fact promptly after such determination (but in any event no later than the Notice Date) and shall constitute a “Non-Consenting Lender” hereunder, and any applicable Lender that does not so advise the Administrative Agent on or before the Notice Date shall be deemed to be a Non-Consenting Lender with respect to such extension. The election of any applicable Lender to agree to such extension shall not obligate any other applicable Lender to so agree.

(c)    Notification by Administrative Agent. The Administrative Agent shall notify the Company of each applicable Lender’s determination under this Section no later than the date 20 days after the Extension Request Date (or, if such date is not a Business Day, on the next preceding Business Day).

(d)    Additional Commitment Lenders. The Company shall have the right to replace each Non-Consenting Lender with, and add as “Revolving Credit Lenders” or “USD Revolving Credit Lenders”, as applicable, under this Agreement in place thereof, one or more Eligible Assignees (each, an “Additional Commitment Lender”) as provided in Section 4.14; provided that each of such Additional Commitment Lenders shall enter into an Assignment and Assumption in connection with any such extension of the Maturity Date pursuant to which such Additional Commitment Lender shall undertake a Revolving Credit Commitment or USD Revolving Credit Commitment, as applicable (and, if any such Additional Commitment Lender is already a Revolving Credit Lender or USD Revolving Credit Lender, its Revolving Credit Commitment or USD Revolving Credit Commitment shall be in addition to any other Revolving Credit Commitment or USD Revolving Credit Commitment of such Lender hereunder on such date) from one or more Non-Consenting Lenders. Additional Commitment Lenders shall only become Revolving Credit Lenders or USD Revolving Credit pursuant to Section 4.14 if the extension request is approved pursuant to subsection (e) below.

(e)    Minimum Extension Requirement. Solely to the extent the total of either (i) the Revolving Credit Commitments of the Revolving Credit Lenders (including the Additional Commitment Lenders) that have agreed to extend their Maturity Date (each, including the Additional Commitment Lenders, an “Extending Revolving Credit Lender”) shall be more than 50% of the Aggregate Revolving Commitments in effect immediately prior to the Requested Extension Date or (ii) the USD Revolving Credit Commitments of the USD Revolving Credit Lenders (including the Additional Commitment Lenders) that have agreed to extend their Maturity Date (each, including the Additional Commitment Lenders, an “Extending USD Revolving Credit Lender”) shall be more than 50% of the Aggregate USD Revolving Commitments in effect immediately prior to the Requested Extension Date, then in either such applicable case, effective as of the Requested Extension Date, the Maturity Date of each Extending Lender shall be extended to the Extended Maturity Date.

(f)    Changes to Applicable Percentage. In connection with any extension of the Maturity Date made pursuant to this Section 2.10, the Applicable Percentage applicable to Loans made and to be made by Extending Lenders may be modified without any consent of any Non-Consenting Lender, provided that no such modification shall apply to the Loans of the Non-Consenting Lenders unless the Company and the Administrative Agent (without any requirement of consultation with or approval by any Non-Consenting Lender) determine that such change should apply to the Loans of the Non-Consenting Lenders and either (i) such Non-Consenting Lender has consented to such change (notwithstanding its not consenting to the extension of the Maturity Date) or (ii) such change represents an increase in the Applicable Percentage applicable to the Loans of the Non-Consenting Lenders.

(g)    Conditions to Effectiveness of Extensions. As a condition precedent to such extension, the Company shall deliver to the Administrative Agent a certificate of each Borrower and Guarantor dated as of the Requested Extension Date signed by a Responsible Officer of such Person (i) certifying and attaching the resolutions adopted by such Person approving or consenting to such extension and (ii) in the case of the Company, certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article VI are true and correct in all material respects on and as of the Requested

Extension Date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, and (B) no Default exists. In addition, on the Maturity Date of each Non-Consenting Lender, the Borrowers shall (x) prepay any Revolving Credit Loans or USD Revolving Credit Loans, as applicable, outstanding on such date (and pay any additional amounts required pursuant to Section 4.11) to the extent necessary to keep outstanding Revolving Credit Loans or USD Revolving Credit Loans, as applicable, ratable with any revised Revolving Commitment Percentages or USD Revolving Commitment Percentage, as applicable, of the respective Lenders effective as of such date and (y) make such other prepayments of Revolving Loans or USD Revolving Loans (including any additional amounts required pursuant to Section 4.11) and/or Swingline Loans outstanding on such date and/or cash collateralize Letters of Credit in accordance with, and to the extent necessary to comply with, Section 2.5(b) after giving effect to the reduction in the Commitments to the applicable Credit Facilities occurring on such Maturity Date.

(h)    Extension by Additional Lenders. At any time after the effectiveness of an extension of the Maturity Date pursuant to this Section 2.10 but prior to the Maturity Date in effect with regard to such Lender prior to it becoming an Extending Lender, any Lender that is originally a Non-Consenting Lender in connection with any extension that becomes effective may, prior to the effectiveness of any assignment of such Non-Consenting Lender’s Commitment pursuant to Section 4.14, agree to become an Extending Lender by a writing delivered to the Administrative Agent and the Company, and promptly after receipt of such writing by the Administrative Agent, such Lender shall be an Extending Lender.

(i)    Conflicting Provisions. This Section shall supersede any provisions in Section 4.4, 4.6 or 13.2 to the contrary.

ARTICLE III

LETTER OF CREDIT FACILITY

SECTION 3.1. L/C Commitment.

(a)    Subject to the terms and conditions hereof, (i) each Issuing Lender having an L/C Fronting Commitment, in reliance on the agreements of the L/C Participants set forth in Section 3.4(a), agrees to issue Fronted Letters of Credit in an aggregate Dollar Amount at any time outstanding not to exceed its L/C Fronting Commitment for the account of any Borrower on any Business Day from and after the Closing Date in such form as may be approved from time to time by such Issuing Lender, (ii) each Several Issuing Lender (including the L/C Agent as Several Issuing Lender for any Participating Lenders in accordance with subsection (b) below) severally agrees (A) to issue Several Letters of Credit in such Several Issuing Lender’s Revolving Commitment Percentage for the account of any Borrower on any Business Day from and after the Closing Date in such form as may be approved from time to time by the Issuing Lender and (B) to honor its Revolving Commitment Percentage of drawings under the Several Letters of Credit and (iii) each Participating Lender hereby agrees to purchase from the L/C Agent a risk participation in the portion of such Several Letter of Credit issued by the L/C Agent pursuant to this Section for the benefit of such Participating Lender in an amount equal to such Participating Lender’s Revolving Commitment Percentage; provided that neither the applicable Issuing Lender nor any Several Issuing Lender shall have any obligation to issue any Letter of Credit if, after giving effect to such issuance, (I) the L/C Obligations would exceed the L/C Commitment, (II) the aggregate principal amount of outstanding Revolving Credit Loans, plus the aggregate principal amount of outstanding Japanese Yen Loans plus the aggregate principal amount of outstanding Swingline Loans, plus the aggregate amount of L/C Obligations would exceed an amount equal to the Aggregate Revolving Commitment or (III) the aggregate principal amount of all outstanding Revolving Credit Loans plus the aggregate principal amount of outstanding Japanese Yen

Loans plus the aggregate principal amount of outstanding Swingline Loans, plus the aggregate amount of L/C Obligations for the account of any Designated Borrower would exceed the applicable Designated Borrower Sublimit.

(b)    In addition, the L/C Agent agrees that with respect to Several Letters of Credit as to which any Lender is a Participating Lender and which are issued after L/C Agent’s receipt of the applicable Participating Notice from such Lender, the L/C Agent shall, in reliance on the agreements of the Participating Lenders set forth in Section 3.1(a)(iii), act as a Several Issuing Lender for such Participating Lender. In the event that there are any Participating Lenders with respect to any Several Letter of Credit, the L/C Agent shall constitute the Several Issuing Lender for such Participating Lender’s Revolving Commitment Percentage of such Several Letter of Credit in any relevant calculations with respect thereto (including calculations in Section 3.1(a) above).

(c)    Each Letter of Credit shall (i) be denominated in a Permitted Currency in a minimum amount of $100,000 or such lesser amount acceptable to the Issuing Lender, (ii) be a standby letter of credit issued to support obligations of the Company or any of its Subsidiaries, contingent or otherwise, incurred in the ordinary course of business, (iii) expire on a date agreed upon by the Company and the Issuing Lender, which date shall be no later than the fifth (5th) Business Day prior to the Maturity Date and (iv) be subject to ISP98, as set forth in the Letter of Credit Application or as determined by the Issuing Lender and, to the extent not inconsistent therewith, the laws of the State of New York.

(d)    Neither any Issuing Lender nor any Several Issuing Lender shall at any time be obligated to issue any Letter of Credit hereunder if (i) such issuance would conflict with, or cause the applicable Issuing Lender, any Several Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law, (ii) the issuance of such Letter of Credit would violate one or more policies of such Person related to letters of credit generally, (iii) in the case of Several Letters of Credit, if such Letter of Credit is not substantially in the form of Exhibit H (provided that the L/C Agent may agree to reasonable changes to such form, not adverse in any material respect to the interests of the Lenders) or (iv) in the case of Fronted Letters of Credit, after giving effect thereto, the maximum amount of all Fronted Letters of Credit issued by such Issuing Lender shall exceed Dollar Amount of the L/C Fronting Commitment of such Issuing Lender.

(e)    References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.

(f)    Notwithstanding anything to the contrary contained in this Section 3.1, the Issuing Lender shall not be obligated to issue any Fronted Letter of Credit at any time a Lender is a Defaulting Lender, nor shall the Issuing Lender be obligated to issue any Several Letter of Credit at any time any Participating Lender with respect thereto is a Defaulting Lender, unless in either such case the Issuing Lender has entered into arrangements (which may include delivery of cash collateral in an amount not less than the Fronting Exposure not reallocated pursuant to Section 4.16(c)) with the Company or such Defaulting Lender which are satisfactory to the Issuing Lender to eliminate the Issuing Lender’s Fronting Exposure (after giving effect to Section 4.16), if any, with respect to any such Defaulting Lender. Further, in the event that any Several Issuing Lender is a Defaulting Lender, the Issuing Lender shall not be obligated to issue any Several Letter of Credit unless the beneficiary, the Company and the Issuing Lender have entered into arrangements with respect to such situation reasonably satisfactory to the Issuing Lender and the Company.

SECTION 3.2. Procedure for Issuance of Letters of Credit. The Company may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the applicable Issuing Lender (with a copy to the Administrative Agent at the Administrative Agent’s Office) a Letter of Credit Application

therefor, completed to the satisfaction of the applicable Issuing Lender, and such other certificates, documents and other papers and information as the applicable Issuing Lender may reasonably request, which such information shall include (a) in the case of a request for an initial issuance of a Letter of Credit, (i) the Permitted Currency in which such Letter of Credit shall be denominated, (ii) whether such Letter of Credit is to be a Fronted Letter of Credit or a Several Letter of Credit (and, in the case of Several Letters of Credit, in the event a Lender advises the L/C Agent that such Lender is a Participating Lender, such Participating Lender’s Revolving Commitment Percentage of such Several Letter of Credit will be issued by the L/C Agent as the Several Issuing Lender in reliance on such Participating Lender’s obligation to purchase participations in such amount pursuant to Section 3.1(a)(iii)), (iii) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (iv) the amount thereof, (v) the expiry date thereof, (vi) the name and address of the beneficiary thereof, (vii) the documents to be presented by such beneficiary in case of any drawing thereunder, (viii) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (ix) the purpose and nature of the requested Letter of Credit; and (b) in the case of a request for an amendment of any outstanding Letter of Credit, (i) the Letter of Credit to be amended, (ii) the proposed date of amendment thereof (which shall be a Business Day) and (iii) the nature of the proposed amendment. Upon receipt of any Letter of Credit Application, the Issuing Lender shall process such Letter of Credit Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three (3) Business Days after its receipt of the Letter of Credit Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Company. The Issuing Lender shall promptly furnish to the Company a copy of such Letter of Credit and promptly notify each Several Issuing Lender (in the case of Several Letters of Credit) and L/C Participant of the issuance and upon request by any applicable Several Issuing Lender or L/C Participant, furnish to such Several Issuing Lender or L/C Participant a copy of such Letter of Credit and the amount of such L/C Participant’s participation therein.

SECTION 3.3. Commissions and Other Charges.

(a)    Letter of Credit Commissions. Subject to Section 4.16(g), each Borrower shall pay (or shall cause to be paid) to the Administrative Agent, for the pro rata account of the Revolving Credit Lenders, a letter of credit commission with respect to the undrawn Dollar Amount of each Letter of Credit issued for such Borrower’s account at a rate per annum equal to the Applicable Percentage with respect to Loans that are ~~LIBOR~~Eurocurrency Rate Loans or Transitioned RFR Loans (determined, in each case, on a per annum basis). For the purposes of computing the amount to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.7. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter, on the Maturity Date and thereafter on demand of the Administrative Agent. The Administrative Agent shall, promptly following its receipt thereof, distribute to the Revolving Credit Lenders all commissions received pursuant to this Section in accordance with their respective Revolving Commitment Percentages.

(b)    Issuance Fee. In addition to the foregoing commission, each Borrower shall pay (or shall cause to be paid) to the Administrative Agent, for the account of the applicable Issuing Lender an issuance fee equal to (a) in the case of Fronted Letters of Credit, the Dollar Amount of the undrawn face amount of each Fronted Letter of Credit issued for such Borrower’s account at the rate of 0.20% per annum and (b) in the case of Several Letters of Credit, the Dollar Amount of the portion of each such Several Letter of Credit issued for such Borrower’s account provided by the L/C Agent acting as Several Issuing Lender for the relevant Participating Lenders pursuant to Section 3.1(b) at the rate of 0.20% per annum (as if the portion of such Several Letter of Credit provided by the L/C Agent for such Participating Lenders were a Fronted Letter of Credit). Such issuance fees shall be payable quarterly in arrears on the last Business Day of each calendar quarter commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand of the Administrative Agent.

(c)    Other Costs. In addition to the foregoing fees and commissions, each Borrower shall pay or reimburse the applicable Issuing Lender (or cause the applicable Issuing Lender to be paid or reimbursed) for such normal and customary costs and expenses as are reasonably incurred or charged by such Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit issued for such Borrower’s account.

(d)    Payments. The commissions, fees, charges, costs and expenses payable pursuant to this Section 3.3 shall be payable in Dollars.

SECTION 3.4. L/C Participations.

(a)    The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Commitment Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the applicable Borrower through a Revolving Credit Loan or otherwise in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender in the applicable Permitted Currency upon demand at the Issuing Lender’s address for notices specified herein an amount equal to such L/C Participant’s Revolving Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

(b)    Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender in the applicable Permitted Currency the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender in the applicable Permitted Currency on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section, if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. on any Business Day, such payment shall be due on the following Business Day.

(c)    Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Commitment Percentage of such payment in accordance with this Section, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Company or otherwise), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

SECTION 3.5. Reimbursement Obligation of the Company. In the event of any drawing under any Letter of Credit, each Borrower agrees to reimburse (either with the proceeds of a Revolving Credit Loan as provided for in this Section or with funds from other sources), in same day funds in the applicable Permitted Currency in which the Letter of Credit was denominated, the Issuing Lender (for the account of the Several Issuing Lenders in the case of Several Letters of Credit) on each date on which the Issuing Lender notifies the Company of the date and amount of a draft paid under any Letter of Credit issued for the account of such Borrower for the amount of the sum of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment. Unless the Company shall immediately notify the Issuing Lender (and in any event within one (1) Business Day of the date the Company received notice from the Issuing Lender) that the applicable Borrower intends to reimburse the Issuing Lender for such drawing from other sources or funds, the Company shall be deemed to have timely given a Notice of Borrowing to the Administrative Agent requesting that the Lenders make a Revolving Credit Loan bearing interest at the Base Rate on such date in a Dollar Amount equal to the amount of (a) such draft so paid and (b) any amounts referred to in Section 3.3(c) incurred by the Issuing Lender in connection with such payment (including, without limitation, any and all costs, fees and other expenses incurred by the Issuing Lender or the Several Issuing Lenders in effecting the payment of any Letter of Credit denominated in an Alternative Currency), and the Revolving Credit Lenders shall make a Revolving Credit Loan bearing interest at the Base Rate in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender and the Several Issuing Lenders, as applicable, for the amount of the related drawing and costs and expenses. Each Revolving Credit Lender acknowledges and agrees that its obligation to fund a Revolving Credit Loan in accordance with this Section to reimburse any draft paid under a Letter of Credit and related drawing costs and expenses provided herein is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, non-satisfaction of the conditions set forth in Section 2.4(a) or Article V. If the applicable Borrower has elected to pay the amount of such drawing with funds from other sources and shall fail to reimburse the Issuing Lender or the Several Issuing Lenders, as applicable, as provided above, the unreimbursed amount of such drawing shall bear interest at the rate which would be payable on any outstanding Revolving Credit Loans which are Base Rate Loans which were then overdue from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full.

SECTION 3.6. Exchange Indemnification and Increased Costs. The applicable Borrower shall, upon demand from any Issuing Lender, Several Issuing Lender or L/C Participant, pay to such Issuing Lender, Several Issuing Lender or such L/C Participant, the amount of (i) any loss, expense or cost incurred by such Issuing Lender, Several Issuing Lender or such L/C Participant and (ii) any currency exchange loss, in each case that such Issuing Lender or such L/C Participant sustains as a result of the Company’s (or the applicable Borrower’s) repayment in any Permitted Currency other than the Permitted Currency in which the applicable Letter of Credit was initially denominated. A certificate of such Issuing Lender, Several Issuing Lender or such L/C Participant setting forth in reasonable detail the basis for determining such additional amount or amounts necessary to compensate such Issuing Lender, Several Issuing Lender or such L/C Participant shall be conclusively presumed to be correct save for manifest error.

SECTION 3.7. Obligations Absolute. Each Borrower’s obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which such Borrower may have or have had against the Issuing Lender, any Several Issuing Lender or any beneficiary of a Letter of Credit or any other Person. Each Borrower also agrees that the Issuing Lender, the Several Issuing Lenders and the L/C Participants shall not be responsible for, and any Borrower’s Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. Neither the Issuing Lender nor any Several Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final nonappealable judgment. Each Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct shall be binding on such Borrower and shall not result in any liability of the Issuing Lender or any L/C Participant to such Borrower. The responsibility of the Issuing Lender and any Several Issuing Lender to the applicable Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

SECTION 3.8. Effect of Letter of Credit Application. To the extent that any provision of any Letter of Credit Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

SECTION 3.9. The L/C Agent. The L/C Agent is hereby authorized to execute and deliver each Several Letter of Credit and each amendment to a Several Letter of Credit on behalf of each Several Issuing Lender with respect to such Several Letter of Credit. The L/C Agent shall use the Revolving Commitment Percentage of a Several Issuing Lender under each Several Letter of Credit to determine its “Commitment Share” as set forth in the applicable Several Letter of Credit provided that the L/C Agent shall be severally (and not jointly) liable for an amount equal to the Revolving Commitment Percentage of each Participating Lender. The L/C Agent shall not amend any Several Letter of Credit to change the “Commitment Shares” of a Lender or add or delete a Lender liable thereunder unless such amendment is done in connection with an assignment in accordance with Section 13.10, a change in the Lenders and/or the Revolving Commitment Percentages as a result of any increase in the Aggregate Revolving Commitments pursuant to Section 2.7 or any other addition or replacement of a Lender in accordance with the terms of this Agreement or a change in status of a Lender as a Participating Lender. Each Lender hereby irrevocably constitutes and appoints the L/C Agent its true and lawful attorney-in-fact for and on behalf of such Lender with full power of substitution and revocation in its own name or in the name of the L/C Agent to issue, execute and deliver, as the case may be, each Several Letter of Credit and each amendment to a Several Letter of Credit and to carry out the purposes of this Agreement with respect to Several Letters of Credit. Upon request, each Lender shall execute such powers of attorney or other documents as any beneficiary of any Several Letter of Credit may reasonably request to evidence the authority of the L/C Agent to execute and deliver such Several Letter of Credit and any amendment or other modification thereto on behalf of the Lenders.

SECTION 3.10. Reporting of Letter of Credit Information and L/C Commitment. At any time that there is an Issuing Lender that is not also the financial institution acting as Administrative Agent, then (a) on the last Business Day of each calendar month, (b) on each date that a Letter of Credit is amended, terminated or otherwise expires, (c) on each date that a Letter of Credit is issued or the expiry date of a Letter of Credit is extended, and (d) upon the request of the Administrative Agent, each Issuing Lender (or, in the case of clauses (b), (c) or (d) of this Section, the applicable Issuing Lender) shall deliver to the Administrative Agent a report setting forth in form and detail reasonably satisfactory to the Administrative Agent information (including, without limitation, any reimbursement, cash collateral, or termination in respect of Letters of Credit issued by such Issuing Lender) with respect to each Letter of Credit issued by such Issuing Lender that is outstanding hereunder. In addition, each Issuing Lender shall provide notice to the Administrative Agent of its L/C Fronting Commitment, or any change thereto, promptly upon it becoming an Issuing Lender or making any change to its L/C Commitment. No failure on the part of any Issuing Lender to provide such information pursuant to this Section 3.10 shall limit the obligations of the Borrower or any Revolving Credit Lender hereunder with respect to its reimbursement and participation obligations hereunder.

ARTICLE IV

GENERAL LOAN PROVISIONS

SECTION 4.1. Interest.

(a)    Interest Rate Options. Subject to the provisions of this Section, at the election of the Company, (i) Revolving Credit Loans and USD Revolving Credit Loans denominated in Dollars shall bear interest at (A) the Base Rate plus the Applicable Percentage or (B) (I) prior to the USD LIBOR Transition Date, the ~~LIBOR~~Eurocurrency Rate plus the Applicable Percentage or (II) on and after the USD LIBOR Transition Date, the Benchmark Replacement plus the Applicable Percentage, (ii) Revolving Credit Loans denominated in ~~an Alternative Currency~~Euros or Yen or other Currencies (other than Dollars or Sterling) shall bear interest at the ~~LIBOR~~Eurocurrency Rate plus the Applicable Percentage, (iii) Revolving Credit Loans denominated in Sterling shall bear interest at the Daily Simple RFR plus the Applicable Percentage, (iv) the Japanese Yen Loans shall bear interest at the Japanese Base Rate plus the Applicable Percentage ~~and~~, (~~iv~~v ) each Swingline Loan denominated in Dollars shall bear interest at ~~(A)~~ the ~~LIBOR Market Index~~USD Swingline Rate plus the Applicable Percentage or (B) during any period in which the ~~LIBOR Market Index~~USD Swingline Rate is unavailable or unascertainable, the Base Rate plus the Applicable Percentage ~~(provided that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date unless the Company has delivered to the Administrative Agent a letter in form and substance satisfactory to the Administrative Agent indemnifying the Lenders against~~for Base Rate Loans and (vi) each Swingline Loan denominated in Pounds Sterling shall bear interest at the Pounds Sterling Swingline Rate plus the Applicable Percentage or (B) during any ~~loss or expense~~period in which ~~may arise or be attributable to such Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan due to any failure of any Borrower to borrow on the date specified therefore in the initial Notice of Borrowing)~~the Pounds Sterling Swingline Rate is unavailable or unascertainable, the Base Rate plus the Applicable Percentage for Base Rate Loans. The Company shall select the rate of interest and Interest Period, if any, applicable to any Revolving Credit Loan or USD Revolving Credit Loan at the time a Notice of Borrowing is given or at the time a Notice of Conversion/Continuation is given pursuant to Section 4.2. Any Revolving Credit Loan or USD Revolving Credit Loan denominated in Dollars or any portion thereof as to which the Company has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan and any Revolving Credit Loan or any portion thereof as to which the Company has not duly specified the applicable Permitted Currency (x) in its Notice of Borrowing as provided herein shall be deemed a request for a Revolving Credit Loan denominated in Dollars and (y) in its Notice of Conversion/Continuation as provided herein shall be deemed to be a request for a Revolving Credit Loan denominated in the same Permitted Currency as the Revolving Credit Loan to be converted or continued (it being understood that USD Revolving Loans are available only in Dollars).

(b)    Interest Periods. In connection with each ~~LIBOR~~Eurocurrency Rate Loan or Term SOFR Loan, the Company, by giving notice at the times described in Section 2.4 or 4.2, as applicable, shall elect an interest period (each, an “Interest Period”) to be applicable to such Loan, which Interest Period shall be a period of one (1), ~~two (2),~~ three (3) or six (6) months, or, if agreed to by all Lenders, a period of less than thirty (30) days, or a period of nine (9) or twelve (12) months; provided that:

(i)    the Interest Period shall commence on the date of advance of or conversion to any ~~LIBOR~~Eurocurrency Rate Loan or Term SOFR Loan, as applicable, and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(ii)    if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a ~~LIBOR~~Eurocurrency Rate Loan or Term SOFR Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(iii)    any Interest Period with respect to a ~~LIBOR~~Eurocurrency Rate Loan or Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period; and

(iv)    there shall be no more than ten (10) Interest Periods in effect at any time.

(c)    Default Rate. Subject to Section 11.3, as directed by the Required Lenders, upon the occurrence and during the continuance of an Event of Default under Section 11.1(a) or (b), (i) the Company shall no longer have the option to request Letters of Credit, ~~LIBOR~~Eurocurrency Rate Loans, RFR Loans, Japanese Yen Loans or Swingline Loans, (ii) the principal amount of all past due ~~LIBOR~~Eurocurrency Rate Loans or RFR Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to ~~LIBOR~~Eurocurrency Rate Loans or RFR Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all past due Base Rate Loans and other Obligations arising hereunder or under any other Loan Document shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans or such other Obligations arising hereunder or under any other Loan Document. Interest shall continue to accrue on the Obligations after the filing by or against any Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal, or foreign.

(d)    Interest Payment and Computation. Interest on (i) each Base Rate Loan, Japanese Yen Loan and Swingline Loan shall be due and payable in arrears on the last Business Day of each calendar quarter commencing March 31, 2011~~; and interest on each LIBOR~~, (ii) each Daily Simple RFR Loan shall be due and payable in arrears on the last Business Day of each calendar month and (iii) on each Eurocurrency Rate Loan or Term SOFR Loan shall be due and payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period (each such date referenced in the foregoing clauses (i), (ii) and (iii), an “Interest Payment Date”) . Interest on ~~LIBOR~~Eurocurrency Rate Loans, RFR Loans (except for Alternative Currency Loans denominated in Pounds Sterling), Base Rate Loans not based on the ~~Federal Funds~~Prime Rate, Swingline Loans denominated in Dollars and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and interest on Base Rate Loans based on the Prime Rate, Japanese Yen Loans, Swingline Loans denominated in Pounds Sterling and Alternative Currency Loans denominated in Pounds Sterling shall be computed on the basis of a 365/366-day year and assessed for the actual number of days elapsed.

(e)    Maximum Rate. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement in respect of any Borrower exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder or under any other Loan Document in respect of any Borrower in excess of the highest applicable rate, the rate in effect hereunder with respect to such Borrower shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to such Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations on a pro rata basis. It is the intent hereof that no Borrower pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by such Borrower under Applicable Law.

(f)    Basis of Accrual. Subject to Section 1.8 hereof, if the basis of accrual of interest or fees expressed in this Agreement with respect to the currency of any state that becomes a Participating Member State, in judgment of the Administrative Agent, shall not be available because interest rate quotes for the applicable national currency unit are no longer provided, or shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the Euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided that if any Revolving Credit Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Revolving Credit Loan, at the end of the then current Interest Period.

SECTION 4.2. Notice and Manner of Conversion or Continuation of Revolving Credit Loans and USD Revolving Credit Loans. Provided that no Event of Default has occurred and is then continuing, the Company shall have the option to (a) convert at any time following the third Business Day after the Closing Date all or any portion of any outstanding Base Rate Loans in a principal amount equal to $5,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more ~~LIBOR~~Eurocurrency Rate Loans or, after the USD LIBOR Transition Date, RFR Loans denominated in Dollars ~~and~~, (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding ~~LIBOR~~Eurocurrency Rate Loans or Term SOFR Loans denominated in Dollars in a principal amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof into Base Rate Loans or (ii) continue any ~~LIBOR~~Eurocurrency Rate Loans ~~as LIBOR~~or Term SOFR Loans as Eurocurrency Rate Loans or Term SOFR Loans, as applicable, of the same currency, (c) in the case of a Daily Simple RFR Loan denominated in Dollars, upon the occurrence of the Interest Payment Date therefor, (i) convert all or any part of any such outstanding Daily Simple RFR Loans in a principal amount equal to $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or such lesser amount as shall represent all of the Daily Simple RFR Loans, as applicable, denominated in Dollars then outstanding) into Base Rate Loans or (ii) continue any such Daily Simple RFR Loans as Daily Simple RFR Loans and (d) in the case of a Daily Simple RFR Loan denominated in any Alternative Currency, upon the occurrence of the Interest Payment Date therefor, continue any such Daily Simple RFR Loans as Daily Simple RFR Loans. Whenever the Company desires to convert or continue Revolving Credit Loans or USD Revolving Credit Loans as provided above, the Company shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit E (a “Notice of Conversion/Continuation”) or telephonic notice (followed by prompt delivery of such Notice of Conversion/Continuation) not later than (i) 11:00 a.m. (time of Administrative Agent’s Correspondent) four (4)  ~~Business~~Eurocurrency Banking Days (with respect to any Loan denominated in an Alternative Currency) ~~and~~, (ii) 11:00 a.m. (Charlotte time) three (3) ~~Business~~Eurocurrency Banking Days (with respect to any Loan denominated in Dollars) and (iii) 11:00 a.m. (Charlotte time) five (5) RFR Business Days (with respect to any RFR Loan denominated in Dollars or an Alternative Currency), in each case, before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Revolving Credit Loans or USD Revolving Credit Loans to be converted or continued, and, in the case of any ~~LIBOR~~Eurocurrency Rate Loan or Term SOFR Loan to be converted or continued, the last day of the Interest Period therefor, (B) the currency in which such Revolving Credit Loan is denominated, (C) the effective date of such conversion or continuation (which shall be a Business Day), (D) the principal amount of such Revolving Credit Loans or USD Revolving Credit Loans to be converted or continued, and (E) the Interest Period to be applicable to such converted or continued ~~LIBOR~~Eurocurrency Rate Loan or Term SOFR Loan. The Administrative Agent shall promptly notify the Revolving Credit Lenders or the USD Revolving Credit Lenders, as applicable, of such Notice of Conversion/Continuation. If the Company fails to deliver a timely Notice of Conversion/Continuation with respect to a Daily Simple RFR Loan prior to the Interest Payment Date therefor, then, unless such RFR Loan is repaid as provided herein, the Company shall be deemed to have selected that such RFR Loan shall automatically be converted to a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Amount of the applicable Alternative Currency, if applicable) as of such Interest Payment Date. If the Company fails to deliver a timely Notice of Conversion/Continuation with respect to a Eurocurrency Rate Loan or a Term SOFR Loan prior to the end of the Interest Period therefor, then, unless such Eurocurrency Rate Loan or Term SOFR Loan, as applicable, is repaid as provided herein, the Company shall be deemed to have selected that such Eurocurrency Rate Loan or Term SOFR Loan, as applicable, shall automatically be converted to a Base Rate Loan denominated in Dollars (in an amount equal to the Dollar Equivalent of the applicable Alternative Currency) at the end of such Interest Period.

SECTION 4.3. Fees.

(a)    Commitment Fee. Commencing on the Closing Date, subject to Section 4.16(g), the Company shall pay to the Administrative Agent, for the account of the Revolving Credit Lenders and USD Revolving Credit Lenders, a non-refundable commitment fee (the “Commitment Fee”) at a rate per annum equal to the Applicable Percentage on the average daily unused portion of the Commitments; provided that the amount of outstanding Swingline Loans and Japanese Yen Loans shall not be considered usage of the Commitments for the purpose of calculating such Commitment Fee. The Commitment Fee shall be payable in Dollars in arrears on the last Business Day of each calendar quarter during the term of this Agreement commencing March 31, 2011 and on the Maturity Date. Such Commitment Fee shall be distributed by the Administrative Agent to the Revolving Credit Lenders and the USD Revolving Credit Lenders pro rata in accordance with such Lenders’ respective Commitment Percentages to the applicable Credit Facility.

(b)    Administrative Agent’s and Other Fees. The Company agrees to pay in Dollars any fees set forth in the Fee Letters.

SECTION 4.4. Manner of Payment.

(a)    Loans Denominated in Dollars. Each payment by the Borrowers on account of the principal of or interest on the Loans denominated in Dollars or of any fee, commission or other amounts payable to the applicable Lenders under this Agreement shall be made in Dollars not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the applicable Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages to the applicable Credit Facility (except as specified below), in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

(b)    Revolving Credit Loans Denominated in Alternative Currencies. Each payment by the Borrowers on account of the principal of or interest on the Revolving Credit Loans denominated in any Alternative Currency shall be made in such Alternative Currency not later than 1:00 p.m. (the time of the Administrative Agent’s Correspondent) on the date specified for payment under this Agreement to the Administrative Agent’s account with the Administrative Agent’s Correspondent for the account of the Revolving Credit Lenders (other than as set forth below) pro rata in accordance with their respective Revolving Commitment Percentages (except as set forth below) in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (the time of the Administrative Agent’s Correspondent) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (the time of the Administrative Agent’s Correspondent) shall be deemed to have been made on the next succeeding Business Day for all purposes.

(c)    Japanese Yen Loans. Each payment by the Company on account of the principal of or interest on the Japanese Yen Loans shall be made in Japanese Yen not later than 1:00 p.m. (Tokyo time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Japanese Yen Lender (other than as set forth below) in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Tokyo time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Tokyo time) shall be deemed to have been made on the next succeeding Business Day for all purposes.

(d)    Pro Rata Treatment. Upon receipt by the Administrative Agent (or the applicable Administrative Agent’s Correspondent) of each such payment, the Administrative Agent (or the applicable Administrative Agent’s Correspondent) shall distribute to each applicable Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender’s Commitment Percentage to the applicable Credit Facility (except as specified below), and shall wire advice of the amount of such credit to each such Lender. Each payment to the Administrative Agent of the Issuing Lender’s fees or Revolving Credit Lenders’ commissions with respect to Letters of Credit shall be made in like manner, but for the account of the Issuing Lender or the Revolving Credit Lenders, as the case may be. Each payment to the Administrative Agent of the Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Section 4.11, 4.12, 4.13 or 13.3 shall be paid to the Administrative Agent for the account of the applicable Lender. Each payment to the Administrative Agent (or the applicable Administrative Agent’s Correspondent) with respect to Swingline Loans (including, without limitation, the applicable Swingline Lender’s fees or expenses) shall be made for the account of the applicable Swingline Lender. Each payment to the Administrative Agent (or the applicable Administrative Agent’s Correspondent) with respect to the Japanese Yen Loans (including, without limitation, the Japanese Yen Lender’s fees or expenses) shall be made for the account of the Japanese Yen Lender. Subject to Section 4.1(b)(ii) if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

(e)    Defaulting Lenders. Notwithstanding anything to the contrary in this Section 4.4, if there exists a Defaulting Lender each payment by any Borrower to or for the account of such Defaulting Lender hereunder shall be applied in accordance with Section 4.16(b).

SECTION 4.5. Evidence of Indebtedness.

(a)    Extensions of Credit. The Extensions of Credit made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Extensions of Credit made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the applicable Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Revolving Credit Note, USD Revolving Credit Note, Japanese Yen Note and/or Swingline Note, as applicable, which shall evidence such Lender’s Revolving Credit Loans, USD Revolving Credit Loans, Japanese Yen Loans and/or Swingline Loan, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

(b)    Participations. In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Japanese Yen Loans, Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

SECTION 4.6. Adjustments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 4.11, 4.12, 4.13 or 13.3 hereof) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that

(a)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and

(b)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Japanese Yen Loans, Swingline Loans and Letters of Credit to any assignee or participant, other than to the Borrowers or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).

Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation in any obligation of such Borrower pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

SECTION 4.7. Nature of Obligations of Lenders Regarding Extensions of Credit; Assumption by the Administrative Agent. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date or as of a proposed borrowing time, as applicable, that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of the amount to be borrowed on such date or time (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on such proposed borrowing date or as of such proposed borrowing time in accordance with Section 2.4(b), and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date or time a corresponding amount. If such amount is made available to the Administrative Agent on a date or time after such borrowing date or time, as applicable, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to (a) with respect to any Loan denominated in Dollars, the product of (i) the amount not made available by such Lender in accordance with the terms hereof, times (ii) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, times (iii) a fraction the numerator of which is the number of days that elapse from and including such borrowing date or time to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360 and (b) with respect to any Loan denominated in an Alternative Currency, the amount not made available by such Lender in accordance with the terms hereof and interest thereon at a rate per annum equal to the Administrative Agent’s aggregate marginal cost (including the cost of maintaining any required reserves or deposit insurance and of any fees, penalties, overdraft charges or other costs or expenses incurred by the Administrative Agent as a result of the failure to deliver funds hereunder) of carrying such amount. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such Lender’s Commitment Percentage of such borrowing under such Credit Facility is not made available to the Administrative Agent by such Lender within three (3) Business Days after such borrowing date or time, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the applicable Borrower. The failure of any Lender to make available its Commitment Percentage under the applicable Credit Facility of any Loan requested hereunder shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date or as of such borrowing time, as applicable, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date or as of such borrowing time, as applicable.

SECTION 4.8. Redenomination of Alternative Currency Loans.

(a)    Conversion to the Base Rate. If any Alternative Currency Loan is required to bear interest based at the Base Rate rather than the ~~LIBOR~~Eurocurrency Rate or an RFR, as applicable, pursuant to Section 4.1(c), Section 4.10 or any other applicable provision hereof, such Loan shall be deemed funded in Dollars in an amount equal to the Dollar Amount of such Alternative Currency Loan, all subject to the provisions of Section 2.4(b). The applicable Borrower shall reimburse the Lenders upon any such conversion for any amounts required to be paid under Section 4.11 and Section 4.12(d).

(b)    Redenomination of Loans. Subject to Section 1.8 hereof, any Revolving Credit Loan to be denominated in the currency of the applicable Participating Member State shall be made in the Euro.

(c)    Redenomination of Obligations. Subject to Section 1.8 hereof, any obligation of any party under this Agreement or any other Loan Document which has been denominated in the currency of a Participating Member State shall be redenominated into the Euro.

(d)    Further Assurances. The terms and provisions of this Agreement will be subject to such reasonable changes of construction as determined by the Administrative Agent to reflect the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced and to reflect market practice at that time, and subject thereto, to put the Administrative Agent, the Revolving Credit Lenders and the Borrowers in the same position, so far as possible, that they would have been if such implementation had not occurred. In connection therewith, each Borrower agrees, at the request of the Administrative Agent, at the time of or at any time following the implementation of the EMU in any Participating Member State or any market conventions relating to the fixing and/or calculation of interest being changed or replaced, to enter into an agreement amending this Agreement in a mutually satisfactory manner.

SECTION 4.9. Regulatory Limitation. In the event, as a result of increases in the value of Alternative Currencies against the Dollar or for any other reason, the obligation of any of the Lenders to make Loans (taking into account the Dollar Amount of the Obligations and all other indebtedness required to be aggregated under 12 U.S.C.A. §84, as amended, the regulations promulgated thereunder and any other Applicable Law) is determined by such Lender to exceed its then applicable legal lending limit under 12 U.S.C.A. §84, as amended, and the regulations promulgated thereunder, or any other Applicable Law, the amount of additional Extensions of Credit such Lender shall be obligated to make or issue or participate in hereunder shall immediately be reduced to the maximum amount which such Lender may legally advance (as determined by such Lender), the obligation of each of the remaining Lenders hereunder shall be proportionately reduced, based on their applicable Commitment Percentages to the relevant Credit Facility and, to the extent necessary under such laws and regulations (as determined by each of the Lenders, with respect to the applicability of such laws and regulations to itself), and the Company shall reduce, or cause to be reduced, complying to the extent practicable with the remaining provisions hereof, the Obligations outstanding hereunder by an amount sufficient to comply with such maximum amounts.

SECTION 4.10. Changed Circumstances.

(a)    Circumstances Affecting ~~LIBOR~~Eurocurrency Rate, RFR and Alternative Currency Availability.

(i)    Subject to clause (c) below, if, for any reason (x) on or prior to the first day of any Interest Period with respect to a Eurocurrency Rate Loan or (y) prior to the USD LIBOR Transition Date, on any day with respect to a Base Rate Loan, in connection with ~~any~~a request ~~for a LIBOR Rate Loan or~~therefor, a conversion to or a continuation thereof or otherwise, ~~if for any reason~~ (~~i~~A ) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such ~~currency~~Currency for the applicable amount and Interest Period of such Loan, (~~ii~~B ) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that reasonable and adequate means do not exist for ~~the~~ ascertaining the ~~LIBOR~~Eurocurrency Base Rate for such Currency and Interest Period with respect to a proposed ~~LIBOR Rate~~ Loan (whether denominated in Dollars or an Alternative Currency), including because the Screen Rate for the applicable Currency is not available or published on a current basis or (~~iii~~C) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that the ~~LIBOR~~Eurocurrency Rate does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period and shall have provided notice of such determination to the Administrative Agent, then the Administrative Agent shall promptly give notice thereof to the Company. Thereafter, until the Administrative Agent notifies the Company that such circumstances no longer exist, the obligation of the Lenders under the applicable Credit Facility to make ~~LIBOR~~Eurocurrency Rate Loans in the affected ~~currency~~Currency or ~~currencies~~Currencies, and the right of the Borrowers to convert any Loan to or continue any Loan as a ~~LIBOR~~Eurocurrency Rate Loan in the affected ~~currency~~Currency or ~~currencies~~Currencies (in each case, to the extent of the affected Eurocurrency Rate Loans or Interest Periods), shall be suspended, and the applicable Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such ~~LIBOR~~Eurocurrency Rate Loan together with accrued interest thereon, on the last day of the then current Interest Period applicable to such ~~LIBOR~~Eurocurrency Rate Loan; or (B) convert the then outstanding principal amount of each such ~~LIBOR~~Eurocurrency Rate Loan to a Base Rate Loan denominated in Dollars as of the last day of such Interest Period.

(ii)     Subject to clause (c) below, if for any reason, the Administrative Agent or any Lender (after consultation with the Administrative Agent) shall determine that (~~i~~A) a fundamental change has occurred in the foreign exchange or interbank markets with respect to any Alternative Currency (including, without limitation, changes in national or international financial, political, or economic conditions or currency exchange rates or exchange controls) or (~~ii~~B) it has become otherwise materially impractical for the Administrative Agent, the Japanese Yen Lender or the Lenders to make such Loan in an Alternative Currency, then the Administrative Agent shall forthwith give notice thereof to the Company. Thereafter, until the Administrative Agent notifies the Company that such circumstances no longer exist, the obligation of the Lenders under the applicable Credit Facility to make Alternative Currency Loans or Japanese Yen Loans, as applicable, and the right of the Company to convert any Loan to or continue any Loan as an Alternative Currency Loan or Japanese Yen Loan, as applicable, under the applicable Credit Facility shall be suspended, and the applicable Borrower shall (A) in the case of any Alternative Currency Loan, either (1) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Alternative Currency Loan or Japanese Yen Loan, as applicable, under the applicable Credit Facility together with accrued interest thereon or (2) convert the then outstanding principal amount thereof to a Base Rate Loan denominated in Dollars as of the last day of such Interest Period and (B) with respect to Japanese Yen Loans, shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Japanese Yen Loan, together with accrued interest thereon, immediately upon the request of the Japanese Yen Lender.

(iii)     Subject to clause (c) below, in connection with any RFR Loan or, on and after the USD LIBOR Transition Date, any Base Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that (x) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Daily Simple RFR” cannot be determined pursuant to the definition thereof or (y) if Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Term SOFR” cannot be determined pursuant to the definition thereof on or prior to the first day of any Interest Period, then the Administrative Agent shall promptly give notice thereof to the Company. Upon notice thereof by the Administrative Agent to the Company, (A) any obligation of the Lenders to make RFR Loans in each such Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) or continue any Loan as an RFR Loan is each such Currency, shall be suspended (to the extent of the affected RFR Loans or, in the case of Term SOFR Loans, the affected Interest Periods) until the Administrative Agent revokes such notice and (B) if such determination affects the calculation of Base Rate, the Administrative Agent shall during the period of such suspension compute Base Rate without reference to clause (c) of the definition of “Base Rate” until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Company may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans in each such affected Currency (to the extent of the affected RFR Loans or, in the case of a Term SOFR Loan, the affected Interest Periods) or, failing that, (I) in the case of any request for a borrowing of an affected RFR Loan in Dollars, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (II) in the case of any request for a borrowing of an affected RFR Loan in an Alternative Currency, then such request shall be ineffective and (B)(I) any outstanding affected RFR Loans denominated in Dollars will be deemed to have been converted into Base Rate Loans immediately or, in the case of Term SOFR Loans, at the end of the applicable Interest Period and (II) any outstanding affected RFR Loans denominated in an Alternative Currency, at the Company’s election, shall either (x) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Amount of such Alternative Currency) immediately or (y) be prepaid in full, together with accrued interest thereon (subject to Section 4.1(e)), immediately; provided that if no election is made by the Company by the date that is three (3) Business Days after receipt by the Company of such notice or, in the case of Term SOFR Loans, the last day of the current Interest Period for the applicable RFR Loan, if earlier, the Company shall be deemed to have elected clause (1) above.

(b)    Laws Affecting ~~LIBOR~~Eurocurrency Rate, Daily Simple RFR, Term SOFR and Alternative Currency Availability. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any ~~LIBOR Rate Loan (or a Base Rate Loan as to which the interest rate is determined with reference to LIBOR) under the applicable Credit Facility~~Daily Simple RFR Loan, Term SOFR Loan, Eurocurrency Rate Loan, any Alternative Currency Loan, or ~~any~~ Japanese Yen Loan, or to determine or charge interest based upon any applicable RFR, Daily Simple RFR, Term SOFR, Eurocurrency Rate or Eurocurrency Base Rate, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Company and the other Lenders. Thereafter, until the Administrative Agent notifies the Company that such circumstances no longer exist with respect to the applicable Credit Facility, ~~(i)~~ the obligations of the Lenders to make ~~LIBOR~~RFR Loans or Eurocurrency Rate Loans (or ~~a Base Rate Loan~~Loans as to which the interest rate is determined with reference to ~~LIBOR) under the~~any applicable ~~Credit Facility~~RFR, Daily Simple RFR, Term SOFR, Eurocurrency Rate or Eurocurrency Base Rate), Alternative Currency Loans, or Japanese Yen Loans, as applicable, and the right of the Company to convert any ~~Revolving Credit Loan or USD Revolving Credit~~ Loan to, or continue any ~~Revolving Credit~~

~~Loan or USD Revolving Credit~~ Loan as, ~~a LIBOR~~an RFR Loan or Eurocurrency Rate Loan (or ~~a Base Rate~~ Loan as to which the interest rate is determined with reference to ~~LIBOR~~any applicable RFR, Daily Simple RFR, Term SOFR, Eurocurrency Rate or Eurocurrency Base Rate) ~~or~~, Alternative Currency Loan or Japanese Yen Loan, as applicable, shall be suspended and thereafter the Company may select Base Rate Loans (as to which the interest rate is not determined by reference to ~~LIBOR~~the Eurocurrency Rate or any applicable RFR) or convert to ~~LIBOR~~RFR Loans or Eurocurrency Rate Loans, as applicable, in each case, denominated in Dollars, if available hereunder. Upon receipt of such notice, ~~and~~ (~~ii~~A) ~~if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan (or a Base Rate Loan as to which the interest rate is determined~~ the Borrowers shall, if necessary to avoid such illegality, upon demand from any Lender (with ~~reference~~a copy to ~~LIBOR) or Alternative Currency Loan or convert to LIBOR~~the Administrative Agent), prepay or, if applicable, (I) convert all RFR Loans or Eurocurrency Rate Loans denominated in Dollars~~, as applicable, to the end of the then current Interest Period applicable thereto as a LIBOR~~ to Base Rate ~~Loan (~~Loans or ~~a Base Rate Loan as to which the interest rate is determined with reference to LIBOR)~~(II) convert all RFR Loans, Eurocurrency Rate Loans or Alternative Currency ~~Loan or convert~~Loans denominated in an affected Alternative Currency to ~~LIBOR~~Base Rate Loans denominated in Dollars~~, if available, as applicable, the applicable LIBOR Rate Loan (or a Base Rate Loan as~~ (in an amount equal to ~~which~~ the ~~interest rate is determined with reference to LIBOR) or~~Dollar Amount of such Alternative Currency ~~Loan~~), ~~as applicable, shall immediately be converted to a Base Rate Loan (as to which the interest rate is not determined by reference to LIBOR) for~~(1) with respect to Daily Simple RFR Loans, on the Interest Payment Date therefor, if all affected Lenders may lawfully continue to maintain such Daily Simple RFR Loans to such day, or immediately, if any Lender may not lawfully continue to maintain such Daily Simple RFR Loans to such day or (2) with respect to Eurocurrency Rate Loans or Term SOFR Loans, on the ~~remainder~~last day of ~~such~~the Interest Period~~; provided that if the Company elects~~ therefor, if all affected Lenders may lawfully continue to ~~make~~maintain such ~~conversion~~Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, or immediately, if any Lender may not lawfully continue to maintain such Eurocurrency Rate Loans or Term SOFR Loans, as applicable, to such day, (B) with respect to Japanese Yen Loans, the ~~Company~~Borrowers shall ~~pay~~repay in full (or cause ~~the applicable Designated Borrower to pay) to~~to be repaid in full) the then outstanding principal amount of each such Japanese Yen Loan, together with accrued interest thereon, immediately upon the request of the Japanese Yen Lender and (C) if necessary to avoid such illegality, the Administrative Agent ~~and~~shall during the ~~Lenders any and all costs, fees and other expenses incurred by~~period of such suspension compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until the Administrative Agent ~~and the Lenders in effecting such conversion~~is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Daily Simple RFR, Term SOFR, the Eurocurrency Rate or the Eurocurrency Base Rate, as applicable.

(c)    Benchmark Replacement Setting.

(i)    Benchmark Replacement.

(A) Notwithstanding anything to the contrary herein or in any other Loan Document, if ~~a Benchmark~~the USD LIBOR Transition ~~Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement~~ Date ~~have~~has occurred prior to the Reference Time in respect of any setting of ~~any then-current Benchmark~~the Eurocurrency Rate for Dollars, then (x) if a Benchmark Replacement is determined in accordance with clause (~~1~~b)(~~a~~1 ) or (~~1~~b)(~~b~~2 ) of the definition of “Benchmark Replacement” for ~~such Benchmark~~

~~Replacement~~the USD LIBOR Transition Date ~~and such Benchmark~~, such Benchmark Replacement will replace ~~such~~the then-current Benchmark with respect to Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (~~1~~b)(~~c~~3 ) of the definition of “Benchmark Replacement” for ~~such Benchmark Replacement~~the USD LIBOR Transition Date ~~and such Benchmark~~, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(B) Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event with respect to any Benchmark, the Administrative Agent and the Company may amend this Agreement to replace such Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 4.10(c)(i)(B) will occur prior to the applicable Benchmark Transition Start Date.

(C) ~~(ii)~~ Notwithstanding anything to the contrary herein or in any other Loan Document~~, solely with respect to any Obligations, interest, fees, commissions or other amounts denominated in Dollars or calculated with respect thereto~~ and subject to the proviso below in this paragraph, if a Term SOFR Transition ~~Event and its related Benchmark Replacement~~ Date ~~have~~has occurred prior to the Reference Time in respect of any setting of the ~~applicable~~ then-current Benchmark consisting of a Daily Simple RFR (including a Daily Simple RFR implemented as a Benchmark Replacement pursuant to Section 4.10(c)(i)(A) or Section 4.10(c)(i)(B)), then the applicable Benchmark Replacement will replace such Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark ~~setting and subsequent Benchmark settings~~, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (~~ii~~C) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Company a Term SOFR Notice with respect to the applicable Term SOFR Transition Event. For the avoidance of doubt, the Administrative Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(ii)     ~~(iii)~~ Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement (including the amendments to this Agreement that became effective on the Amendment No. 11 Effective Date), the Administrative Agent will have the right, in consultation with the Company, to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)     ~~(iv)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Company and the Lenders of (~~i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii~~A) the implementation of any Benchmark Replacement~~,~~ and (~~iii~~B ) the effectiveness of any Benchmark Replacement Conforming Changes~~, (iv)~~ in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Company of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.10(c)(iv) ~~below and (v) the commencement or conclusion of any Benchmark Unavailability Period~~. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.10(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.10(c).

(iv)     ~~(v)~~ Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (~~i~~A) if any then-current Benchmark is a term rate (including any Term SOFR or ~~USD LIBOR~~Eurocurrency Rate) and either (~~1~~I) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (~~2~~II) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be ~~no longer~~ representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable ~~or~~, non-representative, non-compliant or non-aligned tenor and (~~ii~~B) if a tenor that was removed pursuant to clause (~~i~~A) above either (~~1~~I) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (~~2~~II ) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark

Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)    ~~(vi)~~ Benchmark Unavailability Period. Upon the Company’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, the ~~Company~~Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of ~~LIBOR~~RFR Loans or Eurocurrency Rate Loans or Swingline Loans, as applicable, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (~~i~~A)(I ) in the case of ~~a~~any request for ~~a borrowing of, conversion to or continuation of~~any affected RFR Loans or a Eurocurrency Rate Loans, in each case, denominated in Dollars, if applicable, the Company will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (~~ii~~II ) in the case of ~~a~~any request for ~~a borrowing of, conversion to or continuation~~any affected RFR Loan or Eurocurrency Rate Loan, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (B)(I) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in Dollars, if applicable, will be deemed to have been converted into Base Rate Loans immediately or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, at the end of the applicable Interest Period and (II) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, ~~the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to~~at the Company’s election, shall either (1) be converted into Base Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (2) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the Company by the date that is three (3) Business Days after receipt by the Company of such notice, the Company shall be deemed to have elected clause (1) above; provided, further that, with respect to any Eurocurrency Rate Loan or Term SOFR Loan, if no election is made by the Company by the earlier of (x) the date that is three (3) Business Days after receipt by the Company of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan or Term SOFR Loan, the Company shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.5. During ~~any~~a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of ~~the~~ Base Rate ~~or any other Benchmark that is~~ based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of ~~the~~ Base Rate ~~or such other Benchmark.~~

~~(vii)    London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for the London interbank offered rate for: (I) Pounds Sterling, Japanese Yen, and Euros will be December 31, 2021,~~

~~(II) Dollars for 1-week and 2-month tenor settings will be December 31, 2021 and (III) Dollars for overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate for the each of the aforementioned currencies and that any obligation of the Administrative Agent to notify any parties of any such Benchmark Transition Event pursuant to clause (iii) of this Section 4.10(c) shall be deemed satisfied.~~

~~(viii)    If, as at August 15, 2021, this Agreement provides that the rate of interest for any Obligations, interest, fees, commissions or other amounts denominated in Pounds Sterling or calculated with respect thereto is to be determined by reference to LIBOR then the Administrative Agent and the Company shall enter into negotiations in good faith with a view to agreeing to the use of a replacement benchmark in relation to Pounds Sterling in place of LIBOR from and including a date no later than September 29, 2021.~~

SECTION 4.11. Indemnity. Each Borrower hereby agrees to indemnify each of the Lenders against any loss or expense (including, without limitation, any foreign exchange costs, and excluding loss of profits or anticipated profits) which may arise or be attributable to each Lender’s obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by such Borrower to make any payment when due of any amount due hereunder in connection with a ~~LIBOR~~Eurocurrency Rate Loan, any RFR Loan or an Alternative Currency Loan, (b) due to any failure of such Borrower to borrow, continue or convert on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or (c) due to any payment, prepayment or conversion of any ~~LIBOR~~Eurocurrency Rate Loan, any Term SOFR Loan or any Alternative Currency Loan by such Borrower on a date other than the last day of the Interest Period therefor or, in the case of any Daily Simple RFR Loan, on a date other than on the Interest Payment Date therefor. The amount of such loss or expense shall be determined, in the applicable Lender’s sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the ~~LIBOR~~Eurocurrency Rate Loans or RFR Loans under the relevant Credit Facility in the London or other applicable interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Company through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

SECTION 4.12. Increased Costs.

(a)    Increased Costs Generally. If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender (except any reserve requirement reflected in the ~~LIBOR~~Eurocurrency Rate);

(ii)    subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Japanese Yen Loan, any Letter of Credit, any participation in a Japanese Yen Loan or a Letter of Credit or any ~~LIBOR~~RFR Loan or Eurocurrency Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Indemnified Taxes or Other Taxes covered by Section 4.13 and the imposition of, or any change in the rate of any Excluded Tax or any UK Tax Deduction or German Tax Deduction excluded from gross-up by clause (i) or (ii) of Section 4.13(a) payable by such Lender); or

(iii)    impose on any Lender or the London interbank market any other condition, cost or expense affecting this Agreement, ~~LIBOR~~RFR Loans or Eurocurrency Rate Loans or Japanese Yen Loans made by such Lender or any Letter of Credit, or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting into or maintaining any ~~LIBOR~~RFR Loan or Eurocurrency Rate Loan or any Japanese Yen Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender of participating in, issuing or maintaining any Japanese Yen Loan or Letter of Credit (or of maintaining its obligation to participate in any Japanese Yen Loan or to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender, the Company shall promptly pay (or cause the applicable Designated Borrower to pay) to any such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit, Japanese Yen Loans or Swingline Loans held by, such Lender or the Letters of Credit issued by the Issuing Lender or the Several Issuing Lenders, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time upon written request of such Lender, the Company shall promptly pay (or cause the applicable Designated Borrower to pay) to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.

(d)    Exchange Indemnification and Increased Costs. Each Borrower shall, upon demand from the Administrative Agent, pay to the Administrative Agent or any applicable Lender, the amount of (i) any loss, expense or cost incurred by the Administrative Agent or any applicable Lender, (ii) any interest or any other return, including principal, foregone by the Administrative Agent or any applicable Lender as a result of the introduction of, change over to or operation of the Euro, or (iii) any currency exchange loss, that the Administrative Agent or any Lender sustains as a result of any payment being made by such Borrower in a currency other than that originally extended to such Borrower or as a result of any other currency exchange loss incurred by the Administrative Agent or any applicable Lender under this Agreement in respect of extensions of credit to such Borrower. A certificate of the Administrative Agent setting forth the basis for determining such additional amount or amounts necessary to compensate the Administrative Agent or the applicable Lender shall be conclusively presumed to be correct save for manifest error.

(e)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4.13. Taxes.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes; provided that if any Indemnified Taxes shall be required by Applicable Law to be deducted from any payments by or on account of any obligation of any Borrower hereunder or under any other Loan Document, then (x) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or applicable Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) such Borrower shall make such deductions and (z) such Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law. Notwithstanding the foregoing, a payment shall not be required to be increased pursuant to this Section 4.13(a) where:

(i)    any United Kingdom Taxes are required to be deducted or withheld (a “UK Tax Deduction”) from a payment of interest hereunder or under any other Loan Document if on the date on which the payment falls due:

(A)    the payment could have been made to the relevant Lender without a UK Tax Deduction if it was a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(B)    the relevant Lender is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of UK Qualifying Lender and that relevant Lender has not given a Tax Confirmation to the Company where the payment could have been made to the relevant Lender without a UK Tax Deduction if that Lender had given a Tax Confirmation to the Company or the relevant UK Borrower, on the basis that the Tax Confirmation would have enabled that UK Borrower to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the Taxes Act; or

(C)    the relevant Lender is a UK Qualifying Lender solely under sub-paragraph (b) of the definition of UK Qualifying Lender; an officer of HM Revenue and Customs (“HMRC”) has given (and not revoked) a direction (a “Direction”) under section 931 of the Taxes Act (as that provision has effect on the date on which the relevant Lender became a Lender) which relates to that payment and that Lender has received from a UK Borrower or the Company a certified copy of that Direction; and the payment could have been made to the Lender without any UK Tax Deduction in the absence of that Direction; or

(D)    the relevant Lender is a Treaty Lender and the party making the payment is able to demonstrate that the payment could have been made to the Lender without the UK Tax Deduction had that Lender complied with its obligations under Section 4.13(e) and (f);

(ii)    any German Taxes are required to be deducted or withheld (a “German Tax Deduction”) from a payment of interest hereunder or under any other Loan Document if on the date on which the payment falls due:

(A)    the payment could have been made to the relevant Lender without a German Tax Deduction if it was a German Qualifying Lender, but on that date that Lender is not or has ceased to be a German Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Treaty, or any published practice or concession of any relevant taxing authority; or

(B)    the relevant Lender is a Treaty Lender and the party making the payment is able to demonstrate that the payment could have been made to the Lender without the German Tax Deduction had that Lender cooperated in completing any procedural formalities necessary for that party to obtain authorization to make the payment without a German Tax Deduction.

(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of paragraph (a) above, the applicable Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with Applicable Law, except for any Other Taxes imposed on any assignment or participation pursuant to Section 13.10.

(c)    Indemnification by the Borrowers. The applicable Borrower shall indemnify the Administrative Agent and each Lender within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes imposed on or with respect to any payment made by or on account of any obligation of any Borrower under any Loan Document or otherwise imposed in connection with the transactions contemplated by the Loan Documents (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Company reasonably believes that such Indemnified Taxes were not correctly or legally asserted, the Administrative Agent or such Lender, as the case may be, will use reasonable efforts to cooperate with the Company (at the Company’s expense) to obtain a refund of such Indemnified Taxes (in cash or as a credit against another existing tax liability), the benefit of which refund shall be returned to the Company (or applicable Borrower) to the extent provided in Section 4.13(g). A certificate as to the amount of such payment or liability (along with a copy of any applicable documents from the Internal Revenue Service or other Governmental Authority that asserts such claim as to Indemnified Taxes) delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes by a Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)    Status of Lenders. Each Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which a Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Company (with a copy to the Administrative Agent), at the time or times prescribed by Applicable Law (with respect to documentation prescribed by the United States, the United Kingdom and Germany) or reasonably requested by the Company or the Administrative Agent (with respect to all other documentation), such properly completed and executed documentation prescribed by Applicable Law as will permit (once filed with the relevant Governmental Authority where so required) such payments under this Agreement to be made without withholding or at a reduced rate of withholding and in delivering such properly completed and executed documentation to the Company each such Foreign Lender shall be deemed to have complied with its obligations as set out in this sentence. The Company shall timely file such documentation with the relevant Governmental Authority in accordance with and as required by Applicable Law within 10 days of receipt. Notwithstanding anything to the contrary in the first sentence of this Section 4.13(e), the completion, execution and submission of such documentation shall not be required if in the Lender’s judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender, provided that this sentence shall not apply to any applicable documentation prescribed by Applicable Law in the United States, the United Kingdom and Germany. In addition, any Lender, if requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to United States backup withholding or information reporting requirements. Without limiting the generality of the foregoing, each Foreign Lender (determined for this purpose solely in relation to the Company) shall deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Company or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so):

(i)    duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party, or

(ii)    duly completed copies of Internal Revenue Service Form W-8ECI, or

(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of such Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) duly completed copies of Internal Revenue Service Form W-8BEN, or

(iv)    any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in United States Federal withholding tax duly completed together with such supplementary documentation as may be prescribed by Applicable Law to permit such Borrower to determine the withholding or deduction required to be made.

(f)    UK Status of Lenders.

(i)    Nothing in section 4.13(e) shall require a Treaty Lender to:

(A)    register under the HMRC DT Treaty Passport scheme;

(B)    apply the HMRC DT Treaty Passport scheme to any Loan if it has so registered; or

(C)    file Treaty forms if it (x) has included an indication that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraph (ii) or (iv) below; (y) notified the Company or Administrative Agent of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (ii) or (iv) below; and (z) the Borrower making that payment has not complied with its obligations under paragraphs (iii) or (v) below. Where a Borrower has not been able to comply with its obligations under paragraphs (iii) or (v) due to failure of the Administrative Agent or the relevant Lender to provide the indication (including the scheme reference numbers and jurisdiction of tax residence) described in paragraphs (ii) or (iv) (as the case may be), such inability shall not constitute an Event of Default.

(ii)    A Treaty Lender which becomes a Party to this Agreement on the date on which this Agreement is entered into that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall make an indication to that effect by providing its scheme reference number and its jurisdiction of tax residence to the Administrative Agent or the Company on or before the date of this Agreement.

(iii)    Where a Lender provides the indication described in paragraph (ii) above;

(A)    each UK Borrower shall file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of the date of this Agreement (provided that, where the indication has been given solely to the Administrative Agent, such UK Borrower received such indication in a sufficiently timely manner) and shall promptly provide the Lender with a copy of that filing; and

(B)    each Borrower that becomes a UK Borrower after the date of this Agreement, shall to the extent that Lender is making a Commitment available to that Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of such Borrower becoming a party to this Agreement and shall promptly provide the Lender with a copy of that filing.

(iv)    A Lender that becomes a party to this Agreement after the date (the “Relevant Date”) of this Agreement and is a Treaty Lender that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes for that scheme to apply to this Agreement shall include an indication to that effect by providing its scheme reference number and its jurisdiction of tax residence to the Company or the Administrative Agent in the documents it executes.

(v)    Where a Lender provides the indication described in paragraph (iv):

(A)    each UK Borrower which is a Party as a Borrower as at the Relevant Date shall, to the extent that Lender becomes a Lender under Commitments made available to that Borrower file a duly completed form DTTP2 with HMRC within 30 days of that Relevant Date (provided that, where the indication has been given solely to the Administrative Agent, such UK Borrower receives such indication in a sufficiently timely manner,) and shall promptly provide the Lender with a copy of that filing ;and

(B)    each Borrower that becomes a UK Borrower after the Relevant Date, shall to the extent that Lender is making a Commitment available to that Borrower, file a duly completed form DTTP2 in respect of such Lender with HMRC within 30 days of such Borrower becoming a party to this Agreement and shall promptly provide the Lender with a copy of that filing.

(vi)    If a Lender has not:

(A)    included an indication to the effect that it wishes the HMRC DT Treaty Passport scheme to apply to this Agreement in accordance with paragraphs (ii) or (iv) above; or

(B)    notified the Company or Administrative Agent of its scheme reference number and its jurisdiction of tax residence pursuant to paragraph (ii) or (iv) above; then no Borrower shall file any form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Loan.

(vii)    A Lender which becomes a Party to this Agreement on the date on which this Agreement is entered into that is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of UK Qualifying Lender gives a Tax Confirmation to the Company by entering into the Agreement. Such a Lender shall promptly notify the Company and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation. A Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10 that is a UK Qualifying Lender solely by virtue of sub-paragraph (b) of the definition of UK Qualifying Lender shall provide a Tax Confirmation in the forms and certificates provided in accordance with this Section which it executes by including whether it falls within sub-paragraph (b)(i), (ii) or (iii) of the definition of UK Qualifying Lender. Such a Lender shall promptly notify the Company and the Administrative Agent if there is any change in the position from that set out in the Tax Confirmation.

(g)    Treatment of Certain Refunds. If the Administrative Agent or a Lender reasonably determines, in its sole discretion, that it has received a refund of, or a credit with respect to, any Taxes as to which it has been indemnified by any Borrower or with respect to which any Borrower has paid additional amounts pursuant to this Section, it shall pay to such Borrower an amount equal to such refund or credit (only to the extent such credit is realized) (but only to the extent of indemnity payments made, or additional amounts paid, by such Borrower under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit); provided that each Borrower, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Borrower or any other Person.

(h)    If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Company or the Administrative Agent such properly completed and executed documentation prescribed by Applicable Law

(including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company (or any Designated Borrower that is a Domestic Subsidiary, as applicable) and the Administrative Agent to comply with their respective obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. To the extent that the relevant documentation provided pursuant to this paragraph is rendered obsolete or inaccurate in any material respect as a result of changes in circumstances with respect to the status of a Lender, such Lender shall, to the extent permitted by Applicable Law, deliver to the Company and the Administrative Agent revised and/or updated documentation sufficient for the Company and the Administrative Agent to confirm the compliance of the Company (or any Designated Borrower that is a Domestic Subsidiary, as applicable), the Administrative Agent, and such Lender with their respective obligations under FATCA and/or to determine the amount to deduct and withhold under FATCA. Solely for purposes of this paragraph (h), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date hereof, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Borrower and the Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

(i)    Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for any Taxes (but, in the case of Indemnified Taxes and Other Taxes, only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so) attributable to such Lender that are payable or paid by the Administrative Agent, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document (or otherwise payable by the Administrative Agent to the Lender from any other source) against any amount due to the Administrative Agent under this paragraph (i).

(j)    Survival. Without prejudice to the survival of any other agreement of any Borrower hereunder, the agreements and obligations of each Borrower contained in this Section shall survive the payment in full of the Obligations and the termination of the Commitments.

SECTION 4.14. Mitigation Obligations; Replacement of Lenders.

(a)    Designation of a Different Lending Office. If any Lender other than the Administrative Agent delivers a notice to the Company under Section 4.10 or requests compensation under Section 4.12, or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.13, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would avoid the circumstances giving rise to the need to give notice under Section 4.10 or eliminate or reduce amounts payable pursuant to Section 4.12 or Section 4.13, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Company hereby agrees to pay (or cause to be paid) all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)    Replacement of Lenders. If any Lender requests compensation under Section 4.12, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.13, or if any Lender becomes a Defaulting Lender or becomes a Non-Consenting Lender, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 13.10), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that

(i)    the Company or its designee shall have paid to the Administrative Agent the assignment fee specified in Section 13.10,

(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Letters of Credit, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 4.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts),

(iii)    in the case of any such assignment resulting from a claim for compensation under Section 4.12 or payments required to be made pursuant to Section 4.13, such assignment will result in a reduction in such compensation or payments thereafter,

(iv)    in the case of any such assignment of the rights, interests and obligations of a Non-Consenting Lender, such assignee has agreed to consent to the applicable amendment, modification, waiver or termination, and

(v)    such assignment does not conflict with Applicable Law.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (x) an assignment required pursuant to this Section 4.14 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (y) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to and be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender or the Administrative Agent, provided, further that any such documents shall be without recourse to or warranty by the parties thereto.

SECTION 4.15. Rounding and Other Consequential Changes. Subject to Section 1.8 hereof, without prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation and without prejudice to the respective obligations of the Borrowers to the Administrative Agent and the Lenders and the Administrative Agent and the Lenders to the Borrowers under or pursuant to this Agreement, except as expressly provided in this Agreement, each provision of this Agreement, including, without limitation, the right to combine currencies to effect a set-off, shall be subject to such reasonable changes of interpretation as the Administrative Agent may from time to time specify to be necessary or appropriate to reflect the introduction of or change over to the Euro in Participating Member States.

SECTION 4.16. Defaulting Lenders. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:

(a)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 13.2 and the definition of Required Lender.

(b)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Administrative Agent for the account of such Defaulting Lender pursuant to Section 13.4), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender (including amounts owed in its capacity as a L/C Participant) to the Japanese Yen Lender, Issuing Lender, the L/C Agent and/or a Swingline Lender hereunder; third, if so determined by the Administrative Agent or requested by the Japanese Yen Lender, Issuing Lender, the L/C Agent and/or a Swingline Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any then outstanding Japanese Yen Loan, Swingline Loan or any Letter of Credit as to which it is a participant in Japanese Yen Loans, a Several Issuing Lender or an L/C Participant; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of such Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Administrative Agent or any Lender as a result of any judgment of a court of competent jurisdiction obtained by the Administrative Agent or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default under Section 11.1(a), (b), (i) or (j) hereof exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any USD Revolving Credit Loans, Revolving Credit Loans or funded participations in Japanese Yen Loans, Swingline Loans or Letters of Credit in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such USD Revolving Credit Loans, Revolving Credit Loans or funded participations in Japanese Yen Loans, Swingline Loans or Letters of Credit were made at a time when the conditions set forth in Section 5.3 were satisfied or waived, such payment shall be applied solely to pay the USD Revolving Credit Loans or Revolving Credit Loans (as applicable) of, and funded participations in Japanese Yen Loans, Swingline Loans or Letters of Credit owed to, all non-Defaulting Lenders on a pro rata basis (among the relevant Credit Facilities and among the obligations within such relevant Credit Facilities) prior to being applied to the payment of any USD Revolving Credit Loans or Revolving Credit Loans of, or funded participations in Japanese Yen Loans, Swingline Loans or Letters of Credit owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 4.16(b) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender under the Revolving Credit Facility, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in

Japanese Yen Loans, Swingline Loans or Fronted Letters of Credit pursuant to Section 2.2(b), Section 2.3(b) and Section 3.4, the “Revolving Commitment Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Revolving Credit Commitment of such Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender to issue, acquire, refinance or fund participations in Japanese Yen Loans, Fronted Letters of Credit and Swingline Loans shall not exceed the positive difference, if any, of (A) the Revolving Credit Commitment of that non-Defaulting Lender minus (B) the aggregate outstanding principal amount of the Revolving Credit Loans of that Lender and the L/C Obligations of that Lender with respect to Several Letters of Credit and funded participations in Fronted Letters of Credit and Japanese Yen Loans. Solely to the extent that a Defaulting Lender is a Participating Lender with respect to any Several Letter of Credit, the foregoing provisions with respect to the obligations of non-Defaulting Lenders to acquire or fund participations in Fronted Letters of Credit from the Issuing Lender for such Fronted Letter of Credit shall be applicable mutatis mutandis to the determination of their obligations to acquire or fund participations in such Several Letter of Credit from the L/C Agent acting as Several Issuing Lender for such Defaulting Lender with respect to such Several Letter of Credit (i.e., subject to the proviso above, the non-Defaulting Lenders shall be obligated to acquire or fund such participations from the L/C Agent to the extent of their Revolving Commitment Percentages (as adjusted hereby) of the obligations of such Defaulting Lender to the L/C Agent as a Participating Lender in respect of such Several Letter of Credit). For the avoidance of doubt, in no event at any time, after giving effect to this Section 4.16(c), shall any Lender’s aggregate outstanding principal amount of Loans, aggregate amount of L/C Obligations and aggregate amount of participation obligations with respect to Swingline Loans and Japanese Yen Loans exceed such Lender’s Commitment.

(d)    Cash Collateral for Letters of Credit. Promptly on demand by the Issuing Lender or the Administrative Agent from time to time, the Company shall deliver to the Administrative Agent cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender (after giving effect to Section 4.16(c)) on terms reasonably satisfactory to the Administrative Agent and the Issuing Lender (and such cash collateral shall be in Dollars). Any such cash collateral shall be deposited in a separate account with the Administrative Agent, subject to the exclusive dominion and control of the Administrative Agent, as collateral (solely for the benefit of the Issuing Lender) for the payment and performance of each Defaulting Lender’s Revolving Commitment Percentage of outstanding L/C Obligations. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Lender immediately for each Defaulting Lender’s Revolving Commitment Percentage of any drawing under any Letter of Credit which has not otherwise been reimbursed by the Borrowers or such Defaulting Lender. In any event, the Company shall have at least twenty (20) Business Days after any demand to provide the cash collateral required under this Section 4.16(d).

(e)    Prepayment of Swingline Loans. Promptly on demand by any Swingline Lender or the Administrative Agent from time to time, the Company shall prepay Swingline Loans in an amount of all Fronting Exposure with respect to such Swingline Lender (after giving effect to Section 4.16(c)). In any event, the Company shall have at least twenty (20) Business Days after any demand to make any prepayment required under this Section 4.16(e).

(f)    Prepayment of Japanese Yen Loans. Promptly on demand by the Japanese Yen Lender or the Administrative Agent from time to time, the Company shall prepay Japanese Yen Loans in an amount of all Fronting Exposure with respect to the Japanese Yen Lender (after giving effect to Section 4.16(c)). In any event, the Company shall have at least twenty (20) Business Days after any demand to make any prepayment required under this Section 4.16(f).

(g)    Certain Fees. For any period during which any Lender is a Defaulting Lender, such Defaulting Lender (i) shall not be entitled to receive any Commitment Fee pursuant to Section 4.3 (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to such Defaulting Lender) and (ii) shall not be entitled to receive any letter of credit commissions pursuant to Section 3.3(a) otherwise payable to the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided cash collateral or other credit support arrangements satisfactory to the Issuing Lender pursuant to Section 4.16(d), but instead, the Company shall pay to the non-Defaulting Lenders under the Revolving Credit Facility the amount of such letter of credit commissions in accordance with the upward adjustments in their respective Revolving Commitment Percentages allocable to such Letter of Credit pursuant to Section 4.16(c), with the balance of such fee, if any, payable to the Issuing Lender for its own account.

(h)    Defaulting Lender Cure. If the Company, the Administrative Agent, the Japanese Yen Lender, each Swingline Lender and each Issuing Lender agree in writing in their respective sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), (i) that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans, outstanding Swingline Loans and/or outstanding USD Revolving Credit Loans, as applicable, of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the USD Revolving Credit Loans, the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held on a pro rata basis by the applicable Lenders under the relevant Credit Facility in accordance with their Commitment Percentages under the relevant Credit Facility (without giving effect to Section 4.16(c)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Company while such Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender and (ii) all cash collateral provided by the Borrowers pursuant to Section 4.16(d) shall thereafter be promptly returned to the Borrowers.

SECTION 4.17. Sustainability Adjustments.

(a)    Following the date on which the Company provides a Pricing Certificate in respect of the most recently ended Fiscal Year, (i) the Applicable Rate Percentage shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Pricing Certificate in the manner and at the times described in this Section 4.17 (but in no event shall any adjustment result in the Applicable Rate Percentage being less than 0.00%) and (ii) the Applicable Commitment Fee Percentage shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Fee Adjustment as set forth in such Pricing Certificate in the manner and at the times described in this Section 4.17 (but in no event shall any adjustment result in the Applicable Commitment Fee Percentage being less than 0.00%). For purposes of the foregoing, (A) the Sustainability Rate Adjustment and the Sustainability Fee Adjustment shall not be applicable for the relevant Fiscal Year unless (i) at least two of the three KPI Metrics are equal to or more than the applicable Sustainability Target set forth in the Sustainability Table and no KPI Metric is less than the applicable Sustainability Threshold set forth in the Sustainability Table or (ii) at least two of the three KPI Metrics are less than the applicable Sustainability Threshold set forth in the Sustainability Table and no KPI Metric is equal to or more than the applicable Sustainability Target set forth in the Sustainability Table, (B) each of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment shall be effective as of the fifth (5th) Business Day following receipt by the Administrative Agent of a Pricing Certificate delivered pursuant to Section 4.17(i) based upon the KPI Metrics set forth in such Pricing Certificate and the calculations of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment, as applicable, therein (such day, the “Sustainability Pricing Adjustment Date”) and (C) each change in the Applicable Rate Percentage and the Applicable Commitment Fee Percentage resulting from a Pricing Certificate and the Sustainability Rate Adjustment and the Sustainability Fee Adjustment related thereto shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate for the immediately following period, the last day such Pricing Certificate for such following period could have been delivered pursuant to the terms of Section 4.17(i)) (any such period, an “Applicable Sustainability Pricing Adjustment Period”).

(b)    For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any Fiscal Year. It is further understood and agreed that any Sustainability Rate Adjustment or Sustainability Fee Adjustment made for any Applicable Sustainability Pricing Adjustment Period shall only be applicable for such Applicable Sustainability Pricing Adjustment Period and any increases or reductions to the Applicable Rate Percentage and Applicable Commitment Fee Percentage, respectively, resulting therefrom shall be reset to “zero” following the conclusion of such Applicable Sustainability Pricing Adjustment Period.

(c)    It is hereby understood and agreed that if no such Pricing Certificate is delivered by the Company within the period set forth in Section 4.17(i), the Sustainability Rate Adjustment will be positive 0.05% and the Sustainability Fee Adjustment will be positive 0.01% (such positive rates, collectively, the “Threshold Adjustment”) commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 4.17(i) and continuing until the Company delivers a Pricing Certificate to the Administrative Agent. In the event no Pricing Certificate is delivered for a Fiscal Year by June 15th of such year, the Sustainability Rate Adjustment and Sustainability Fee Adjustment for such Fiscal Year shall be the Threshold Adjustment.

(d)    If (i)(A) the Company or any Lender becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Fee Adjustment, or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”), and in the case of any Lender, such Lender delivers, not later than ten (10) Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender and the Company), or (B) the Company and the Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate Percentage and the Applicable Commitment Fee Percentage for any period, the Company shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any comparable event under non-U.S. debtor relief laws), automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), but in any event within ten (10) Business Days after the Company has received written notice of, or has agreed in writing that there was a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. If the Company becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate Percentage and the Applicable Commitment Fee Percentage for any period, then, upon receipt by the Administrative Agent of notice from the Company of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment, or the KPI Metrics, as applicable), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate Percentage and the Applicable Commitment Fee Percentage shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable. Notwithstanding the foregoing or anything to the contrary herein, any information in a Pricing Certificate shall be deemed to be not materially inaccurate (and no Pricing Certificate Inaccuracy shall be deemed to have occurred in respect thereof), and any calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics shall be deemed proper, and in each case shall not implicate this Section 4.17(d), if such information or calculation was made by the Company in good faith based on information reasonably available to the Company at the time such calculation was made.

(e)    It is understood and agreed that any Pricing Certificate Inaccuracy (and any consequences thereof) shall not constitute a Default or Event of Default; provided, that, the Company complies with the terms of this Section 4.17(e) with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code (or any comparable event under non-U.S. debtor relief laws), (i) any additional amounts required to be paid pursuant to the immediately preceding paragraph shall not be due and payable until the date that is ten (10) Business Days after a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (ii) any nonpayment of such additional amounts prior to or upon the date that is ten (10) Business Days after such written demand for payment by the Administrative Agent shall not constitute a Default (whether retroactively or otherwise) and (iii) none of such additional amounts shall be deemed overdue prior to such date that is ten (10) Business Days after such written demand or shall accrue interest at the default rate prior to such date that is ten (10) Business Days after such written demand.

(f)    Each party hereto hereby agrees that neither the Administrative Agent nor any Sustainability Structuring Agent shall have any (i) responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any Sustainability Fee Adjustment or any Sustainability Rate Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate or (ii) right to review, audit or otherwise evaluate any calculation by the Company of any Sustainability Fee Adjustment or any Sustainability Rate Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate. The Administrative Agent may rely conclusively on any such Pricing Certificate, without further inquiry. In addition, the Company shall have no obligation to disclose any further data, computations or other information to the Administrative Agent, any Sustainability Structuring Agent or any Lender with respect to any KPI Metric, Sustainability Target or Sustainability Threshold.

(g)    To the extent any event occurs (which would include, without limitation, a material disposition or material acquisition) which, in the opinion of the Company and the Sustainability Structuring Agents, acting reasonably, means that one or more of the Sustainability Targets or Sustainability Thresholds set forth in the Sustainability Table is no longer applicable given changes in the Company’s structure, then the Company and the Sustainability Structuring Agents will report to the Lenders that such Sustainability Targets and Sustainability Thresholds will no longer apply. In such a scenario, the Company will then cease to refer to the applicable KPI Metrics, Sustainability Targets and Sustainability Thresholders in the Pricing Certificate for such period.

(h)    To the extent a Sustainability Structuring Agent ceases to be a Lender, the Company shall use commercially reasonable efforts to seek to appoint another Person that is a Lender to fulfill the role such Sustainability Structuring Agent.

(i)    The Company shall use commercially reasonable efforts to deliver to the Administrative Agent a Pricing Certificate for the most recently ended Fiscal Year (commencing with delivery in 2022 for the Fiscal Year ended in 2021) within thirty (30) days of the release of the annual SASB Aligned Report (but in no event earlier than April 1st of any Fiscal Year); provided that, unless the Company elects not to deliver a Pricing Certificate for such Fiscal Year, such Pricing Certificate shall be delivered no later than June 15th of any Fiscal Year. Any such election shall not constitute a Default or Event of Default hereunder, but shall subject the Company to the Threshold Adjustment described in Section 4.17(c) above.

ARTICLE V

CLOSING; CONDITIONS OF CLOSING AND BORROWING

SECTION 5.1. Closing. The closing shall take place at such place, date and time as the parties hereto shall mutually agree.

SECTION 5.2. Conditions to Closing and Initial Extensions of Credit. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue or participate in the initial Letter of Credit, if any, is subject to the satisfaction of each of the following conditions:

(a)    Executed Loan Documents. This Agreement, a Revolving Credit Note in favor of each Revolving Credit Lender requesting a Revolving Credit Note, a Japanese Yen Note in favor of the Japanese Yen Lender (if requested thereby) and a Swingline Note in favor of the Swingline Lender (if requested thereby) shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist hereunder or thereunder.

(b)    Closing Certificates; Etc. The Administrative Agent shall have received each of the following in form and substance reasonably satisfactory to the Administrative Agent:

(i)    Officer’s Certificate of the Company. A certificate from a Responsible Officer of the Company to the effect that all representations and warranties of each Borrower contained in this Agreement and the other Loan Documents are true, correct and complete in all material respects as if made on such date, except to the extent that any such representation or warranty relates to an earlier specific date in which case such representation and warranty shall be true and correct as of such earlier date; that no Borrower is in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that each Borrower has satisfied each of the conditions set forth in Section 5.2 and Section 5.3(a) and (b).

(ii)    Certificate of Secretary of each Borrower. A certificate of a Responsible Officer of each Borrower certifying as to the incumbency and genuineness of the signature of each officer of such Borrower executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the articles of incorporation (or similar formation document for any Foreign Borrower) of such Borrower and all amendments thereto, certified as of a recent date by the applicable Governmental Authority (or by such Borrower in the certificate delivered pursuant to this Section 5.2(b)(ii), in any jurisdiction where a Governmental Authority certification is neither customary nor available), (B) the bylaws (or similar governing documents) of such Borrower as in effect on the Closing Date, (C) resolutions duly adopted by the board of directors or shareholders, as applicable, of such Borrower authorizing the transactions contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party, and (D) each certificate required to be delivered pursuant to Section 5.2(b)(iii).

(iii)    Certificates of Good Standing. Certificates as of a recent date of the good standing (or similar certificate for any Foreign Borrower, if available in the applicable jurisdiction) of each Borrower under the laws of the jurisdiction of formation of such Borrower and, to the extent requested by the Administrative Agent, each other jurisdiction where the such Borrower is qualified to do business and, to the extent available, a certificate of the relevant taxing authorities of such jurisdictions certifying that such Borrower has filed required tax returns and owes no delinquent taxes except for those being contested in good faith pursuant to Section 6.1(e).

(iv)    Opinions of Counsel. Favorable opinions of counsel to the Borrowers (including applicable local counsel) addressed to the Administrative Agent and the Lenders with respect to the Borrowers, the Loan Documents and such other matters as the Lenders shall reasonably request.

(v)    Tax Forms. Copies of the United States Internal Revenue Service forms required by Section 4.13(e).

(c)    Consents; Defaults.

(i)    Governmental and Third Party Approvals. Each Borrower shall have received all material governmental, shareholder and third party consents and approvals necessary (or any other material consents as determined in the reasonable discretion of the Administrative Agent) in connection with the transactions contemplated by this Agreement and the other Loan Documents and the other transactions contemplated hereby and all applicable waiting periods shall have expired without any action being taken by any Person that could reasonably be expected to restrain, prevent or impose any material adverse conditions on such Borrower or the transactions contemplated by the Loan Documents or that could seek or threaten any of the foregoing, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to have a Material Adverse Effect.

(ii)    No Injunction, Etc. Except for the Disclosed Litigation Matters (as defined in Section 6.1), no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, which could reasonably be expected to have a Material Adverse Effect.

(d)    Financial Matters.

(i)    Financial Statements. The Lenders shall have received the most recent audited Consolidated financial statements for the period ended December 31, 2010, in each case of the Company and its Subsidiaries prepared in accordance with GAAP.

(ii)    Payment at Closing; Fee Letters. The Company shall have paid (A) to the Administrative Agent and the Lenders the accrued and unpaid fees due and set forth or referenced in Section 4.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable and invoiced legal fees and expenses), (B) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, and reasonable and invoiced fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents and (C) to the Administrative Agent for the account of the Lenders the upfront fees set forth in the commitment letter executed by the Company, Wells Fargo Securities, LLC, Citigroup Global Markets, Inc. and the other arrangers and lenders party thereto dated February 11, 2011 (including the term sheet attached thereto).

(e)    Miscellaneous.

(i)    Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Company in accordance with Section 2.4(a) with respect to any amounts to be borrowed on the Closing Date, and a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

(ii)    Patriot Act. The Administrative Agent shall have received a certificate (A) setting forth the true and correct U.S. taxpayer identification number of the Company and each Designated Borrower that is a Domestic Subsidiary and a party hereto on the Closing Date, (B) setting forth the true and correct unique identification number of each Foreign Borrower that is a party hereto on the Closing Date that has been issued by its jurisdiction of organization and the name of such jurisdiction and (C) such other information as may be required by the Lenders for their compliance with the Act.

(iii)    Other Documents. All opinions, certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other documents, certificates and instruments reasonably requested thereby, with respect to the transactions contemplated by this Agreement.

(iv)    Termination of Existing Credit Agreement. Concurrent with the closing of the Agreement, the Existing Credit Agreement shall have been terminated, together with the commitments thereunder, and all amounts owing in respect of the Existing Credit Agreement shall have been repaid in full.

SECTION 5.3. Conditions to All Extensions of Credit. The obligations of the Lenders to make any Extensions of Credit (including the initial Extension of Credit), the Issuing Lender and/or the Several Issuing Lenders to issue or extend any Letter of Credit are subject to the satisfaction of the following conditions precedent on the relevant borrowing, issuance or extension date:

(a)    Continuation of Representations and Warranties. The representations and warranties contained in Article VI shall be true and correct in all material respects on and as of such borrowing, issuance or extension date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct in all material respects as of such earlier date, and except for the representations and warranties contained in Section 6.1(e), 6.1(f), 6.1(j) and 6.1(k); provided that, after giving effect to such Extension of Credit and with respect to any Designated Borrower, any such representation and warranty need only be true and correct in all material respects to the extent that such Designated Borrower has Loans or Letters of Credit outstanding on such date.

(b)    No Existing Default. No Default or Event of Default shall have occurred and be continuing (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issuance or extension date with respect to such Letter of Credit or after giving effect to the issuance or extension of such Letter of Credit on such date.

(c)    Notices. The Administrative Agent shall have received a Notice of Borrowing from the Company in accordance with Section 2.4(a).

(d)    Designated Borrower. If the applicable Borrower is a Designated Borrower pursuant to Section 2.9(b), then the conditions of Section 2.9 as to the designation of such Borrower as a Designated Borrower shall have been met.

(e)    Permitted Currency. In the case of a Revolving Credit Loan, Swingline Loan or Letter of Credit to be denominated in a Permitted Currency other than Dollars, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders or the Issuing Lender that would make it impracticable for such Revolving Credit Loan, Swingline Loan or Letter of Credit to be denominated in the relevant Alternative Currency.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

SECTION 6.1. Representations and Warranties. To induce the Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Company and each other Borrower (unless such representation and warranty is expressly limited to any such Person) hereby represents and warrants to the Administrative Agent and Lenders with respect to itself and its Subsidiaries that:

(a)    Organization; Power; Qualification. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified or in good standing or the failure of any such Subsidiary to be so organized or existing could not reasonably be expected to result in a Material Adverse Effect. No Borrower is an Affected Financial Institution.

(b)    Authorization of Agreement, Loan Documents and Borrowing. Each Borrower has the right, power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of such Borrower, and each such document constitutes the legal, valid and binding obligation of such Borrower, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors’ rights in general and the availability of equitable remedies.

(c)    Compliance of Agreement, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance by each Borrower of the Loan Documents, in accordance with their respective terms, the Extensions of Credit hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval relating to such Borrower where the failure to obtain such Governmental Approval could reasonably be expected to have a Material Adverse Effect, (ii) violate any Applicable Law relating to such Borrower except where such violation could not reasonably be expected to have a Material Adverse Effect, (iii) conflict with, result in a breach of or constitute a default under the articles of incorporation (or similar formation document for any Foreign Borrower) or bylaws (or similar governing documents for any Foreign Borrower) of such Borrower, (iv) conflict with, result in a breach of or constitute a default under any indenture, agreement or other instrument to which such Borrower is a party or by which any of its properties may be bound or any Governmental Approval relating to such Borrower, which could reasonably be expected to have a Material Adverse Effect, (v) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Borrower or (vi) require any consent or authorization of, filing with, or other act in respect of, an arbitrator or Governmental Authority and no consent of any other Person is required in connection with the execution, delivery, performance, validity or enforceability of this Agreement other than consents, authorizations, filings or other acts or consents which have been obtained or made and are in full force and effect or for which the failure to obtain or make could not reasonably be expected to have a Material Adverse Effect.

(d)    Compliance with Law; Governmental Approvals. Each of the Company and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws (including, without limitation, all Environmental Laws and the Act) relating to it or any of its respective properties and (iii) has timely filed all material reports, documents and other materials required to be filed by it under all Applicable Laws with any Governmental Authority and has retained all material records and documents required to be retained by it under Applicable Law except in each case under this subsection (d) where the failure to have, comply, file or retain could not reasonably be expected to have a Material Adverse Effect.

(e)    Tax Returns and Payments. Each of the Company and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable except for (i) those that are being diligently contested in good faith by appropriate proceedings and for which the Company or the relevant Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP and (ii) filings, taxes and charges as to which the failure to make or pay could not reasonably be expected to have a Material Adverse Effect.

(f)    ERISA; Foreign Pensions.

(i)    Except as set forth on Schedule 6.1(f) or as could not reasonably be expected to result in a Material Adverse Effect, each Employee Benefit Plan is in material compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder except for any required amendments for which the remedial amendment period as defined in Section 401(b) or other applicable provision of the Code has not yet expired and except where a failure to so comply could not reasonably be expected to have a Material Adverse Effect;

(ii)    As of the Closing Date, no Pension Plan has been terminated that could reasonably be expected to result in a Material Adverse Effect, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan; and

(iii)    Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code.

(iv)    Except where the failure of any of the following representations to be correct in all material respects could not reasonably be expected to have a Material Adverse Effect: (A) each Foreign Pension Plan has been maintained in substantial compliance with its terms and in substantial compliance with the requirements of any and all applicable laws, statutes, rules, regulations and orders (including all funding requirements and the respective requirements of the governing documents for each such Foreign Pension Plan) and has been maintained, where required, in good standing with applicable regulatory authorities, (B) all contributions required to be made with respect to a Foreign Pension Plan have been timely made, (C) neither any Borrower nor any Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan, and (D) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the latest Fiscal Year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

(g)    Margin Stock. No Borrower is engaged principally or as one of its activities in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” (as each such term is defined or used, directly or indirectly, in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used in a manner which violates the provisions of Regulation T, U or X of such Board of Governors.

(h)    Government Regulation. No Borrower is an “investment company” or a company “controlled” by an “investment company” (as each such term is defined or used in the Investment Company Act of 1940, as amended) and such Borrower is not, nor after giving effect to any Extension of Credit will be, subject to regulation under the Interstate Commerce Act, as amended, or any other Applicable Law which limits its ability to incur the indebtedness or consummate the transactions contemplated hereby.

(i)    Financial Statements. The Company represents and warrants to the Administrative Agent and the Lenders that the audited financial statements delivered by the Company pursuant to Section 5.2(d) are complete and correct in all material respects and fairly present in all material respects on a Consolidated basis the assets, liabilities and financial position of the Company and its Subsidiaries as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. Such financial statements show all material indebtedness and other material liabilities, direct or contingent, of the Company and its Subsidiaries as of the date thereof, including material liabilities for taxes and material commitments, in each case, to the extent required to be disclosed under GAAP.

(j)    No Material Adverse Change. Since December 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect, except as disclosed in any filings made with the SEC or as otherwise disclosed to the Administrative Agent or its Affiliates or each Lender, in each case prior to the date hereof.

(k)    Litigation. Except for matters existing on the Closing Date and set forth on Schedule 6.1(k) or disclosed in any filings made with the SEC prior to the Closing Date (collectively with Schedule 6.1(k), the “Disclosed Litigation Matters”), there are no actions, suits or proceedings pending nor, to the knowledge of the Company, threatened against or in any other way relating adversely to or affecting the Company or any Subsidiary thereof or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect.

(l)    Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default.

(m)    Sanctions.

(i)    No Borrower, any Subsidiary of any Borrower, or, to the knowledge of any Borrower, any Affiliate, or any director, officer, employee or agent of any Borrower or any of its Subsidiaries is a Sanctioned Person.

(ii)    No Borrower will, directly or, to its knowledge, indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Affiliate, joint venture partner or other Person, (i) to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country, or (ii) in any other manner that would result in a violation of Sanctions by any Person (including any Person participating in the Loans, whether as underwriter, advisor, investor, or otherwise).

(n)    Disclosure. No financial statement, material report, material certificate (other than, for the avoidance of doubt, any Pricing Certificate) or other material information furnished (whether in writing or orally), taken together as a whole with all SEC filings made from time to time by the Company, by or on behalf of any of the Company or any of its Subsidiaries to the Administrative Agent in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, pro forma financial information, estimated financial information and other projected or estimated information, the Company only represents that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

(o)    Each of the Company and each Foreign Borrower represents and warrants to the Administrative Agent and the Lenders that:

(i)    Such Foreign Borrower is subject to civil and commercial Applicable Laws with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Borrower, the “Applicable Foreign Borrower Documents”), and the execution, delivery and performance by such Foreign Borrower of the Applicable Foreign Borrower Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Borrower nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Borrower is organized and existing in respect of its obligations under the Applicable Foreign Borrower Documents.

(ii)    The Applicable Foreign Borrower Documents are in proper legal form under all Applicable Laws of the jurisdiction in which such Foreign Borrower is incorporated or organized and existing for the enforcement thereof against such Foreign Borrower under all Applicable Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Borrower

Documents that the Applicable Foreign Borrower Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Borrower is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Borrower Documents or any other document, except for (A) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Borrower Document or any other document is sought to be enforced, or as to which the failure to so file, register, record, execute or notarize could not reasonably be expected to result in a Material Adverse Effect and (B) any charge or tax as has been timely paid or as to which the failure to pay could not reasonably be expected to have a Material Adverse Effect.

(iii)    Except as has been disclosed in writing to the Administrative Agent or as could not reasonably be expected to result in a Material Adverse Effect, there is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Borrower is organized and existing either (A) on or by virtue of the execution or delivery of the Applicable Foreign Borrower Documents or (B) on any payment to be made by such Foreign Borrower pursuant to the Applicable Foreign Borrower Documents.

(iv)    The execution, delivery and performance of the Applicable Foreign Borrower Documents executed by such Foreign Borrower are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Borrower is incorporated or organized and existing, not subject to any notification or authorization except (A) such as have been made or obtained or (B) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (B) shall be made or obtained as soon as is reasonably practicable) or (C) where the failure to so notify or authorize could not reasonably be expected to result in a Material Adverse Effect.

(p)    Each Borrower is resident for Tax purposes only in the jurisdiction of its incorporation.

SECTION 6.2. Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article VI and all representations and warranties contained in any certificate delivered by any Borrower pursuant hereto, or any of the Loan Documents (including, but not limited to, any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date (except those that are expressly made as of a specific date), shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

ARTICLE VII

FINANCIAL INFORMATION AND NOTICES

Until all the Loans and accrued Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.2, the Company will furnish or cause to be furnished to the Administrative Agent (and the Administrative Agent shall promptly furnish or cause to be furnished to the Lenders) at the Administrative Agent’s Office at the address set forth in Section 13.1, or such other office as may be designated by the Administrative Agent from time to time (provided, in the case of Section 7.4(d), the Company will furnish or cause to be furnished such information to the Sustainability Structuring Agents):

SECTION 7.1. Financial Statements.

(a)    Quarterly Financial Statements. As soon as practicable and in any event within one hundred twenty (120) days after the end of each fiscal quarter of each Fiscal Year, an unaudited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, stockholders’ equity and cash flows and a report containing management’s discussion and analysis of such financial statements for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the corresponding period in the preceding Fiscal Year and prepared by the Company in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Company to present fairly in all material respects the financial condition of the Company and its Subsidiaries on a Consolidated basis as of their respective dates and the results of operations of the Company and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments. Delivery by the Company to the Administrative Agent and the Lenders of the Company’s quarterly report to the SEC on Form 10-Q with respect to any fiscal quarter, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Company with this Section 7.1(a).

(b)    Annual Financial Statements. As soon as practicable and in any event within one hundred fifty (150) days after the end of each Fiscal Year, an audited Consolidated balance sheet of the Company and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, stockholders’ equity and cash flows and a report containing management’s discussion and analysis of such financial statements for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures as of the end of and for the preceding Fiscal Year and prepared in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the year. Such annual financial statements shall be audited by an independent certified public accounting firm, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Company or any of its Subsidiaries or with respect to accounting principles followed by the Company or any of its Subsidiaries not in accordance with GAAP. Delivery by the Company to the Administrative Agent and the Lenders of the Company’s annual report to the SEC on Form 10-K with respect to any fiscal year, or the availability of such report on EDGAR Online, within the period specified above shall be deemed to be compliance by the Company with this Section 7.1(b).

SECTION 7.2. Officer’s Compliance Certificate. At each time financial statements are delivered pursuant to Section 7.1(a) or (b), an Officer’s Compliance Certificate.

SECTION 7.3. Other Reports. Promptly upon request, such other information regarding the operations, business affairs and financial condition of any Borrower or any of such Borrower’s Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request.

SECTION 7.4. Notice of Litigation and Other Matters. Promptly after a Responsible Officer of the Company obtains knowledge thereof, written notice of:

(a)    the occurrence of any Default;

(b)    the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving such Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses that could reasonably be expected to have a Material Adverse Effect; and

(c)    any public announcement by S&P or any Alternative Ratings Source of any change in a Debt Rating; and

(d)    any material modification to the structure or format of SASB Aligned Reports.

SECTION 7.5. Accuracy of Information. All written information, reports, statements and other papers and data furnished by or on behalf of any Borrower to the Administrative Agent or any Lender whether pursuant to this Article VII or any other provision of this Agreement, shall, at the time the same is so furnished and when taken together as a whole with all SEC filings made from time to time by such Borrower, comply with the representations and warranties set forth in Section 6.1(n).

ARTICLE VIII

AFFIRMATIVE COVENANTS

Until all of the Loans and accrued Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.2, the Company and each other Borrower will, and will cause each of their respective Subsidiaries to:

SECTION 8.1. Preservation of Corporate Existence and Related Matters. Except as permitted by Section 10.2, preserve and maintain its separate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain authorized to do business in each jurisdiction in which it is required to do so, except, in each case (other than the existence of such Borrower), where the failure to comply with the foregoing could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.2. Maintenance of Property. Protect and preserve all properties necessary in and material to its business, including copyrights, patents, trade names, service marks and trademarks; maintain in good working order and condition, ordinary wear and tear excepted, all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all repairs, renewals and replacements thereof and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be conducted in a commercially reasonable manner, except, in each case, for such failures that could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.3. Insurance. Maintain insurance with financially sound and reputable insurance companies or, if such Borrower deems it consistent with prudent business practices, maintain self-insurance, in either case, against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law (including, without limitation, hazard and business interruption insurance), and from time to time deliver to the Administrative Agent upon its request information in reasonable detail as to the insurance then in effect, stating the names of the insurance provider, the amounts of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

SECTION 8.4. Accounting Methods and Financial Records. Maintain a system of accounting, and keep proper books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

SECTION 8.5. Payment of Taxes. Pay and perform all Taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property to the extent the failure to pay any such item (either individually or together with all other such unpaid items) could reasonably be expected to have a Material Adverse Effect; provided, that such Borrower or such Subsidiary may contest any such item in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

SECTION 8.6. Compliance With Laws and Approvals. Observe and remain in compliance in all material respects with all Applicable Laws (including without limitation, all Environmental Laws, ERISA and the Act) and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 8.7. Visits and Inspections. Permit representatives of the Administrative Agent or, upon the occurrence and during the continuation of an Event of Default, any Lender, from time to time upon prior reasonable notice and at such times during normal business hours, to visit and inspect its properties; and inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; provided, that, unless an Event of Default shall have occurred and be continuing, (a) any inspection shall be at the Administrative Agent’s own expense and (b) such inspections, visitations and/or examinations shall be limited to once during any calendar year.

SECTION 8.8. Use of Proceeds.

(a)    Each Borrower shall use the proceeds of the Extensions of Credit for working capital and general corporate purposes of such Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby or by the Loan Documents.

(b)    Each Borrower will not request any Extension of Credit, and each Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Extension of Credit (i) for any payments to any Person in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country in a manner that would result in a violation of Sanctions, or (iii) in any other manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 8.9. Foreign Borrowers. With respect to any Foreign Borrower, maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Borrower is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents to the extent the failure to do so could reasonably be expected to result in a Material Adverse Effect.

SECTION 8.10. Compliance with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; Beneficial Ownership Regulation. Each Borrower will (a) maintain in effect and enforce policies and procedures reasonably designed to promote compliance in all material respects by each Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions, (b) notify the Administrative Agent and each Lender that previously received a Beneficial Ownership Certification (or a certification that such Borrower qualifies for an express exclusion to the “legal entity customer” definition under the Beneficial Ownership Regulation) of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein (or, if applicable, the Borrower ceasing to fall within an express exclusion to the definition of “legal entity customer” under the Beneficial Ownership Regulation) and (c) promptly upon the reasonable request of the Administrative Agent or any Lender, provide the Administrative Agent or such Lender, as the case may be, any information or documentation requested by it for purposes of complying with the Beneficial Ownership Regulation.

ARTICLE IX

FINANCIAL COVENANTS

Until all of the Loans and accrued Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.2, the Company and its Subsidiaries on a Consolidated basis will not:

SECTION 9.1. Leverage Ratio. As of any fiscal quarter end, permit the Consolidated Leverage Ratio to be greater than 3.00 to 1.00.

ARTICLE X

NEGATIVE COVENANTS

Until all of the Loans and accrued Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.2, the Company has not and will not:

SECTION 10.1. Limitations on Liens. Permit the Company or any Material Subsidiary to create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including, without limitation, shares of Capital Stock of any other Person), real or personal, whether now owned or hereafter acquired, as security for Indebtedness, except:

(a)    Liens existing on any asset of any Person at the time such Person becomes a Material Subsidiary or is merged or consolidated with or into a Material Subsidiary which (i) were not created in contemplation of or in connection with such event and (ii) do not extend to or cover any other property or assets of the Company or any Subsidiary;

(b)    (x) Liens not otherwise permitted by this Section and in existence on the Closing Date and described on Schedule 10.1 and (y) other Liens existing on the Closing Date that secure Indebtedness existing on the date hereof the aggregate outstanding principal amount of which does not exceed $50,000,000;

(c)    Liens securing Indebtedness (a) of any Material Subsidiary owed to the Company, any Subsidiary or any Excluded Subsidiary or (b) incurred or assumed to finance the acquisition, construction or improvement of any asset, including, without limitation, purchase money Liens and Liens evidencing equipment financings and equipment leases;

(d)    cash deposits and securities securing obligations in respect of Hedging Agreements;

(e)    any extension, renewal or replacement of any Lien permitted by clauses (a) through (d); provided that (i) the Liens permitted under this clause shall not (A) secure any Indebtedness other than the Indebtedness that was secured by the Lien being extended, renewed or replaced (or Indebtedness extending, renewing or replacing such Indebtedness as permitted hereunder) and (B) be extended to cover any property that was not encumbered by the Lien being extended, renewed or replaced; and (ii) the principal amount of Indebtedness secured by the Lien permitted by this clause shall not be increased over the principal amount of such Indebtedness immediately prior to such extension, renewal or replacement;

(f)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 11.1(m) or securing appeal or other surety bonds related to such judgments;

(g)    Liens on assets of any Material Subsidiary that is not a Domestic Subsidiary;

(h)    Liens or rights of set-off in favor of a bank or financial institution in respect of a bank account maintained with such bank or financial institution;

(i)    Liens granted in respect of any Permitted Securitization; and

(j)    Liens not otherwise permitted hereunder securing outstanding Indebtedness not at any time exceeding in the aggregate $500,000,000.

SECTION 10.2. Limitations on Mergers and Liquidation. Permit the Company or any Designated Borrower, to merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

(a)    any Subsidiary of the Company may be merged or consolidated or enter into any similar combination with or into the Company or any Subsidiary of the Company; provided that (i) the Company shall be the continuing or surviving Person of any such merger, consolidation or similar combination to which it is a party and (ii) a Designated Borrower shall be the continuing or surviving Person of any such merger, consolidation or similar combination to which it is a party and the Company is not a party;

(b)    any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any or all of its assets in respect of a liquidation to the Company or any Subsidiary;

(c)    the Company or any Subsidiary of the Company may merge, consolidate or enter into any similar combination with or into another Person in connection with an acquisition; provided that (i) the Company shall be the continuing or surviving Person of any such merger, consolidation or similar combination to which it is a party, (ii) a Designated Borrower shall be the continuing or surviving Person of any such merger, consolidation or similar combination to which it is a party and the Company is not a party and (iii) a Subsidiary shall be the continuing or surviving Person of any such merger, consolidation or similar combination to which it is a party and neither the Company nor a Designated Borrower is a party;

(d)    any Subsidiary of the Company may wind-up into the Company or any Subsidiary of the Company; provided that a Designated Borrower may only wind-up into the Company or a Designated Borrower; and

(e)    mergers, consolidations or similar combinations of a Subsidiary of the Company with a third-party as part of a sale or other disposition of all or any part of such Subsidiary not prohibited by Sections 10.3 and 10.5; provided that a Designated Borrower shall be the continuing or surviving Person of any such merger, consolidation or similar combination to which it is a party.

Notwithstanding anything to the contrary in this Section 10.2, if any Designated Borrower ceases to exist as a result of any transaction permitted by this Section 10.2, then (i) the surviving Person (A) whether the Company or another Subsidiary shall have agreed to be the successor obligor with respect to any Obligations of such Designated Borrower and (B) if other than the Company, shall have complied with all the requirements of Section 2.9(b) prior to becoming such successor and (ii) the Guaranty shall remain in full force and effect, in each case, in a manner and pursuant to documentation reasonably satisfactory to the Administrative Agent.

SECTION 10.3. Sale of All or Substantially All Assets. Sell, lease, transfer or otherwise dispose of all or substantially all of its assets, in each case for the Company and its Subsidiaries taken as a whole, unless any such sale, lease, transfer or other disposition is made on an arms-length basis for fair consideration (as reasonably determined by the Company).

SECTION 10.4. Nature of Business. Engage, together with its Subsidiaries, in any business as their principal lines of business, taken as a whole, other than the principal lines of business engaged in by the Company and its Subsidiaries, taken as a whole, on the date hereof and similar or related businesses.

SECTION 10.5. Designated Borrowers. Notwithstanding anything to the contrary in this Article X, permit any Designated Borrower to cease to be a wholly-owned direct or indirect Subsidiary of the Company.

ARTICLE XI

DEFAULT AND REMEDIES

SECTION 11.1. Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

(a)    Default in Payment of Principal of Loans. Any Borrower shall default in any payment of principal of any Loan when and as due (whether at maturity, by reason of acceleration or otherwise).

(b)    Other Payment Default. Any Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of any Reimbursement Obligation or interest on any Loan or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue for a period of three (3) Business Days.

(c)    Misrepresentation. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Company or any Designated Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made (other than, for the avoidance of doubt, any Pricing Certificate Inaccuracy; provided that the Company complies with the terms of Section 4.17(e) with respect to such Pricing Certificate Inaccuracy).

(d)    Default in Performance of Certain Covenants. Any Borrower shall default in the performance or observance of any covenant or agreement applicable to it contained in Section 7.1, 7.2, 7.4(a) or Article IX or X, and, in the case of a default in the performance or observance of any covenant or agreement contained in Article X, such default shall continue for a period of ten (10) Business Days.

(e)    Default in Performance of Other Covenants and Conditions. Any Borrower shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Company by the Administrative Agent.

(f)    Hedging Agreement. The Company shall default in the performance or observance of any terms, covenant, condition or agreement (after giving effect to any applicable grace or cure period) under any Hedging Agreement and such default causes the termination of such Hedging Agreement and the Termination Value owed by the Company as a result thereof exceeds $100,000,000.

(g)    Indebtedness Cross-Default; Indebtedness Cross-Acceleration. The Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Loans or any Reimbursement Obligations) the aggregate outstanding amount of which is in excess of $100,000,000 and such failure to pay shall continue for a period beyond the greater of (x) any period of grace provided with respect thereto and (y) a period of three (3) Business Days or (ii) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Loans or any Reimbursement Obligation) the aggregate outstanding amount of which Indebtedness is in excess of $100,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause such Indebtedness to become due prior to its stated maturity (any applicable grace period having expired).

(h)    Change in Control. Any Change in Control shall occur.

(i)    Voluntary Bankruptcy Proceeding. The Company or any Material Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of, or initiate proceeding under, any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy and insolvency laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, administrator, administrative receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

(j)    Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against the Company or any Material Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, administrator, administrative receiver, receiver, custodian, liquidator or the like for the Company or any Material Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

(k)    Failure of Agreements. Other than as a result of an election effectuated in accordance with Section 2.9(e), any provision of this Agreement or any provision of any other Loan Document shall for any reason cease to be valid and binding on any Borrower party thereto (and, in the case of a Designated Borrower, shall have occurred and be continuing for more than five (5) Business Days after a Responsible Officer of the Company or such Borrower has knowledge thereof) or any such Person shall so state in writing.

(l)    Termination Event. The occurrence of any of the following events: (i) an accumulated funding deficiency in excess of $100,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (ii) a Termination Event or (iii) Company or any ERISA Affiliate as employers under one or more Multiemployer Plans makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000,000.

(m)    Judgment. A judgment or order for the payment of money which causes the aggregate amount, not covered by insurance (which such coverage has not been denied in writing), of all such judgments to exceed $100,000,000 in any Fiscal Year shall be entered against any Borrower by any court and such judgment or order shall continue without having been discharged, vacated or stayed for a period of forty-five (45) consecutive days after the entry thereof.

SECTION 11.2. Remedies. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Company:

(a)    Acceleration; Termination of Facilities. Terminate the Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facility and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 11.1(i) or (j), the Credit Facility shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by Borrowers, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)    Letters of Credit. With respect to all Letters of Credit with respect to which all or a portion of the face amount remains undrawn and outstanding at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to one hundred and five percent (105%) of the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations on a pro rata basis. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company.

(c)    Rights of Collection. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers’ Obligations.

SECTION 11.3. Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

SECTION 11.4. Judgment Currency. The obligation of each Borrower to make payments of the principal of and interest on the Loans and the obligation of such Borrower to make payments of any other amounts payable hereunder or pursuant to any other Loan Document in the currency specified for such payment shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any other currency, except to the extent that such tender or recovery shall result in the actual receipt by each of the Administrative Agent and Lenders of the full amount of the particular currency expressed to be payable pursuant to the applicable Loan Document. The Administrative Agent shall, using all amounts obtained or received from such Borrower pursuant to any such tender or recovery in payment of principal of and interest on the Obligations, promptly purchase the applicable currency at the most favorable spot exchange rate for such Borrower as determined by the Administrative Agent to be available to it. The obligation of such Borrower to make payments in the applicable currency shall be enforceable as an alternative or additional cause of action solely for the purpose of recovering in the applicable currency the amount, if any, by which such actual receipt shall fall short of the full amount of the currency expressed to be payable pursuant to the applicable Loan Document.

SECTION 11.5. Crediting of Payments and Proceeds. In the event that any Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2, all payments received by the Lenders from such Borrower upon the Obligations and all net proceeds from the enforcement against such Borrower of the Obligations shall be applied:

First, to payment of that portion of the Obligations of such Borrower constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent by such Borrower in its capacity as such and each Issuing Lender in its capacity as such (ratably among the Administrative Agent and each Issuing Lender in proportion to the respective amounts described in this clause First payable to them);

Second, to payment of that portion of the Obligations of such Borrower constituting fees, indemnities and other amounts (other than principal, interest and letter of credit commissions payable under Section 3.3(a)) payable to the Lenders by such Borrower, including attorney fees (ratably among the Lenders in proportion to the respective amounts described in this clause Second payable to them);

Third, to payment of that portion of the Obligations of such Borrower constituting accrued and unpaid interest on the Loans, letter of credit commissions payable by such Borrower under Section 3.3(a) and unpaid interest on Reimbursement Obligations (ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them);

Fourth, to payment of that portion of the Obligations of such Borrower constituting unpaid principal of the Loans and Reimbursement Obligations by such Borrower (ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them);

Fifth, to the Administrative Agent for the account of (a) the Issuing Lender, in the case of Fronted Letters of Credit and (b) the Several Issuing Lenders (including the L/C Agent as Several Issuing Lender for any Participating Lenders), in the case of Several Letters of Credit, in each case, to cash collateralize an amount equal to one hundred and five percent (105%) of any L/C Obligations then outstanding of such Borrower; and

Last, the balance, if any, after all of the Obligations of such Borrower have been paid in full in cash, to the Borrowers or as otherwise required by Applicable Law.

SECTION 11.6. Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Company) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 3.3, 4.3 and 13.3) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.3 and 13.3.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

ARTICLE XII

THE ADMINISTRATIVE AGENT

SECTION 12.1. Appointment and Authority. Each of the Lenders and the Issuing Lenders hereby irrevocably appoints, designates and authorizes Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Arrangers and the Lenders, and neither the Borrowers nor any Subsidiary thereof shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 12.2. Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 12.3. Exculpatory Provisions. The Administrative Agent, the Arrangers and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent, the Arrangers and their respective Related Parties:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(c)    shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any Issuing Lender or any other Person, any credit or other information concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Company or any of its Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent, the Arrangers or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement and the other Loan Documents; and

(d)    shall not be required to account to any Lender or any Issuing Lender for any sum or profit received by the Administrative Agent for its own account.

The Administrative Agent, the Arrangers and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.2 and Section 13.2) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by the Borrower or a Lender.

The Administrative Agent, the Arrangers and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith (including any report provided to it by an Issuing Lender pursuant to Section 3.10), (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) the utilization of any Issuing Lender’s L/C Fronting Commitment (it being understood and agreed that each Issuing Lender shall monitor compliance with its own L/C Fronting Commitment without any further action by the Administrative Agent).

SECTION 12.4. Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender, the Issuing Lender or a Several Issuing Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender, the Issuing Lender or such Several Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender, the Issuing Lender or such Several Issuing Lender, prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. Each Lender or Issuing Lender that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Lender or Issuing Lender hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Lender or that is to be acceptable or satisfactory to such Lender or Issuing Lender.

SECTION 12.5. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 12.6. Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, that, in any such case (except when an Event of Default has occurred and is continuing) is reasonably satisfactory to the Company. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications (including the Company’s reasonable satisfaction, except when an Event of Default has occurred and is continuing) set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring (or retired) Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 13.3 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

(b)    Any resignation by Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as Issuing Lender, L/C Agent and Swingline Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Lender, L/C Agent and Swingline Lender, (b) the retiring Issuing Lender, L/C Agent and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents and (c) the successor Issuing Lender shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangement satisfactory to the retiring Issuing Lender to effectively assume the obligations of the retiring Issuing Lender with respect to such Letters of Credit (including replacement of the L/C Agent on any Several Letter of Credit, and assuming the fronting obligation of the L/C Agent with respect to any Participating Lender in any Several Letter of Credit).

SECTION 12.7. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each Issuing Lender expressly acknowledges that none of the Administrative Agent, any Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, any Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Company and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, any Arranger or any of their respective Related Parties to any Lender, any Issuing Lender or any other Guaranteed Party as to any matter, including whether the Administrative Agent, any Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each Issuing Lender expressly acknowledges, represents and warrants to the Administrative Agent and each Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Company and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder. Each Lender and each Issuing Lender also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Company and its Subsidiaries and (ii) it will not assert any claim in contravention of this Section 12.7.

SECTION 12.8. No Other Duties, etc. Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, bookrunners, lead manager, arranger, lead arranger, co-arranger or sustainability structuring agent listed on the cover page or signature pages hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent or a Lender hereunder.

SECTION 12.9. Resignation of Japanese Yen Lender. Notwithstanding anything to the contrary contained herein, the Japanese Yen Lender may, upon thirty (30) days’ notice to the Company and the Administrative Agent, resign as the Japanese Yen Lender hereunder. In the event of any such resignation, the Company shall be entitled to appoint from among the Lenders (or an Eligible Assignee) a successor Japanese Yen Lender hereunder; provided that no failure by the Company to appoint any such successor shall affect the resignation of the Japanese Yen Lender. The resigning Japanese Yen Lender shall retain all the rights of the Japanese Yen Lender provided for hereunder with respect to Japanese Yen Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Revolving Credit Lenders to make Revolving Credit Loans or fund risk participations in outstanding Japanese Yen Loans pursuant to Section 2.2(b); provided that (A) no Revolving Credit Lender shall be required to accept such appointment as successor Japanese Yen Lender; (B) any successor Japanese Yen Lender shall be approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed); and (C)

until a Revolving Credit Lender or Eligible Assignee shall have notified the Administrative Agent and the current Japanese Yen Lender in writing that it has agreed to act as a successor Japanese Yen Lender, the current Japanese Yen Lender shall continue as Japanese Yen Lender hereunder. Upon the acceptance of any appointment as Japanese Yen Lender hereunder by a successor, such successor Japanese Yen Lender shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the Japanese Yen Lender, and the current Japanese Yen Lender shall be discharged from its duties and obligations in its capacity as Japanese Yen Lender without any other or further act or deed on the part of the current Japanese Yen Lender or any other Lender.

SECTION 12.10. Erroneous Payments.

(a)    Each Lender and each Issuing Lender hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Lender from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Lender or Issuing Lender (whether or not known to such Lender or Issuing Lender) or (ii) it receives any payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, (y) that was not preceded or accompanied by a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment or (z) that such Lender or Issuing Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) then , in each case an error in payment has been made (any such amounts specified in clauses (i) or (ii) of this Section 12.10(a), whether received as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an “Erroneous Payment”) and the Lender or Issuing Lender, as the case may be, is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment and to the extent permitted by applicable law, such Lender or Issuing Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)    Without limiting the immediately preceding clause (a), each Lender and each Issuing Lender agrees that, in the case of clause (a)(ii) above, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent in writing of such occurrence and, in the case of either clause (a)(i) or (a)(ii) above upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender or Issuing Lender to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)    Each party hereto hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender or Issuing Lender that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by any Borrower, except, in each case, to the extent the Administrative Agent or any of its Affiliates receives funds from (or at the direction of) the Company or any other Borrower in respect of any such Erroneous Payment or such Erroneous Payment is made with or on account of the proceeds of a payment made by (or at the direction of) the Company or any other Borrower to the Administrative Agent or any of its Affiliates in accordance with the terms of this Agreement.

(d)    Each party’s obligations under this Section 12.10 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1. Notices.

(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:

If to any Borrower:

[Designated Borrower]

[c/o] BlackRock, Inc.

40 East 52nd Street

New York, NY 10022

Attention: Philippe Matsumoto, Managing Director

and Treasurer

Telephone No.: (212) 810-5547

Telecopy No.: (212) 810-8765

With copies to:	[Designated Borrower]
[c/o] BlackRock, Inc. 40 East 52nd Street New York, NY 10022 Attention: Kevin Buckley Telephone No.: (212) 810-5842 Telecopy No.: (212) 810-8765

If to Wells Fargo as Administrative Agent or as Swingline Lender ~~(other than for Swingline Loans denominated in Pounds Sterling if notice is provided the same day as such Swingline Loan)~~:

Wells Fargo Bank, National Association

1525 W. WT Harris Blvd.

Charlotte, North Carolina 28262

Attention: Agency Services

Telephone No.: (704) ~~590-2723~~427-3977

Telecopy No.: (844) 879-5899

Email: AgencyServices.Requests@WellsFargo.com

With copies to:

Wells Fargo Bank, National Association

~~90 South 7th~~550 S Tryon Street, 33rd Floor

MAC ~~N9305-06H~~ D1086-330

~~Minneapolis, MN 55402~~

Charlotte, NC 28202

Attention: ~~Tracy Moosbrugger~~Megan Griffin

Telephone No.: (~~612~~704) ~~667-4391~~410-6173

~~Telecopy No.: (612) 667-7251~~Email: megan.griffin@wellsfargo.com

~~If to Wells Fargo as Swingline Lender for any Notice of Borrowing requesting a Swingline Loan denominated in Pounds Sterling if notice is provided the same day as such Swingline loan:~~

~~Wells Fargo Bank, National Association~~

~~One America Square~~

~~17 Crosswall~~

~~London, EC3N 2LS~~

~~Attention: Loans Operations EMEA Darren Osborne~~

~~Telephone No.: +442079564374~~

~~Telecopy No.: +442079564340~~

~~Email: Darren.A.Osborne@wellsfargo.com~~

If to Citibank, N.A., London Branch, as correspondent for Citibank, N.A., as Swingline Lender for any Notice of Borrowing requesting a Swingline Loan denominated in Pounds Sterling:	Citibank, N.A., London Branch 8 Chałubińskiego Street 00-613 Warsaw, Poland Telecopy No.: 0044 207 655 2380 Attention: Loans Processing Unit Email: londonloans@citi.com

If to JPMorgan Chase Bank, N.A., as Swingline Lender for any Notice of Borrowing requesting a Swingline Loan denominated in Dollars:	JPMorgan Chase Bank, N.A. 383 Madison Avenue, 35th Floor New York, NY 10179 Attention: NA CPG Telephone No.: +91-80-6790-6736 Telecopy No.: (201) 244-3885 Email: na.cpg@jpmchase.com

If to JPMorgan Chase Bank, N.A., as Swingline Lender for any Notice of Borrowing requesting a Swingline Loan denominated in Pounds Sterling:

JPMorgan Chase Bank, N.A.

383 Madison Avenue, 35th Floor

New York, NY 10179

Attention: European Loan Operations

Telephone No.: +91 80 679 05451

Telecopy No.: 1 214 307 6875

Efax: 442074923297@tls.ldsprod.com

Email: european.loan.operations@jpmorgan.com

If to any Lender:	To the address set forth on the Register

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)    Electronic Communications. Notices and other communications to the Administrative Agent and/or the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II or Article III if such Lender has notified the Administrative Agent that is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Administrative Agent’s Office. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Company and Lenders, as the Administrative Agent’s Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit requested.

(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Issuing Lenders or the Swingline Lenders may change its address or other contact information for notices and other communications hereunder by notice to the other parties hereto. Any Lender may change its address or facsimile number for notices and other communications hereunder by notice to the Company, the Administrative Agent, each Issuing Lender and each Swingline Lender.

SECTION 13.2. Amendments, Waivers and Consents. Except as set forth below or as specifically provided in any Loan Document, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the

Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Company and each Designated Borrower; provided that, except as expressly provided in Section 2.10 hereof, no amendment, waiver or consent shall:

(a)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 11.2) or the amount of Loans of any Lender without the written consent of such Lender;

(b)    waive, extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby;

(c)    reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (v) of the second proviso to this Section) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided that only the consent of the Required Lenders shall be necessary to waive any obligation of the Borrowers to pay interest at the rate set forth in Section 4.1(c) during the continuance of an Event of Default;

(d)    permit the Issuing Lender (or the L/C Agent and the Several Issuing Lenders) to issue any Letter of Credit that expires on a date later than the fifth (5th) Business Day prior to the Maturity Date without the written consent of each Revolving Credit Lender, unless cash-collateralized in a manner reasonably acceptable to the applicable Issuing Lender;

(e)    change Section 4.4, 4.6 or 11.5 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

(f)    change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g)    change the definitions of Alternative Currency or Permitted Currency without the written consent of each Revolving Credit Lender; or

(h)    release the Company from Article XIV hereof without the consent of each Lender;

provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Lender in addition to the Lenders required above, affect the rights or duties of such Issuing Lender under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by each Several Issuing Lenders in addition to the Lenders required above, affect the rights or duties of such Several Issuing Lender under this Agreement or any Letter of Credit Application relating to any Several Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by each Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lenders under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Japanese Yen Lender in addition to the Lenders required above, affect the rights or duties of the Japanese Yen Lender under this Agreement; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (v) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vi) the Administrative Agent and the Company shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Company shall have jointly identified an obvious error or any error, ambiguity, defect or inconsistency or omission of a technical or immaterial nature in any such provision; and (vii) the Administrative Agent (and, if applicable, the Company) may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or enter into additional Loan Documents in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 4.10(c) in accordance with the terms of Section 4.10(c), including, without limitation, any amendments or further modifications to this Agreement as the Administrative Agent (in consultation with the Company) may deem necessary or advisable following the Amendment No. 11 Effective Date; and (vii) any amendment, modification or other supplement to the Sustainability Table in Schedule 4.17 (other than with respect to the amounts of the Sustainability Fee Adjustment or Sustainability Rate Adjustment) may be entered into or amended in a writing executed only by the Company and the Sustainability Structuring Agents, each acting reasonably, and acknowledged by the Administrative Agent (acting reasonably), and shall not require the consent of any other Lender (provided that, if any such amendment, modification or other supplement is not in connection with the occurrence of an event as contemplated by Section 4.17(g) and is reasonably determined by the Administrative Agent and/or the Sustainability Structuring Agents to be material to the interests of the Lenders, the Administrative Agent and the Sustainability Structuring Agents may grant or withhold consent in their respective sole discretion). Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

In addition, notwithstanding anything to the contrary contained herein, each Lender hereby authorizes the Administrative Agent on its behalf, and without its further consent, to enter into amendments to this Agreement and the other Loan Documents as the Administrative Agent may reasonably deem appropriate in order to effectuate any modification (including any reinstatement thereof) to the Company Sublimit or (subject to clause (E) of the second proviso of Section 2.1(a)) the Designated Borrower Maximum Borrowing Sublimit pursuant to a Sublimit Notice or increase in the Aggregate Commitment pursuant to Section 2.7, including, without limitation, amendments to permit such increases in the Aggregate Commitment to share ratably in the benefits of this Agreement and the other Loan Documents and to include appropriately any Lenders under such increases in the Aggregate Commitment in any determination of the Required Lenders; provided that no such amendment shall adversely affect in any material respect the rights of any Lender, in each case, without the written consent of such Lender.

Notwithstanding anything in this Agreement to the contrary, each Lender hereby irrevocably authorizes the Administrative Agent on its behalf, and without further consent of any Lender (but with the consent of the Company and the Administrative Agent), to (x) amend and restate this Agreement and the other Loan Documents if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement and the other Loan Documents.

SECTION 13.3. Expenses; Indemnity.

(a)    Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable and invoiced fees, charges and disbursements of one counsel (and one foreign counsel in each relevant jurisdiction) for the Administrative Agent) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the applicable Issuing Lender and the Several Issuing Lenders in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent or the Issuing Lender (including the reasonable and invoiced fees, charges and disbursements of any counsel for the Administrative Agent or the Issuing Lender) in connection with the enforcement or protection of the rights of the Administrative Agent, the Issuing Lender and/or the other Lenders (A) in connection with this Agreement and the other Loan Documents, including their respective rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such reasonable out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)    Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), damages, liabilities and related reasonable out-of-pocket expenses (including the reasonable and invoiced fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Lender or any Several Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower, and regardless of whether any Indemnitee is a party thereto, or (iv) any claim (including, without limitation, any Environmental Claims or civil penalties or fines assessed by OFAC), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys’ and consultants’ fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Borrower against an Indemnitee for breach of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

(c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the

Administrative Agent (or any sub-agent thereof) or any Issuing Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the applicable Issuing Lender or such Related Party, as the case may be, such Lender’s Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or any Issuing Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or an Issuing Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 4.7.

(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, each party hereto agrees that it shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided, however, that nothing in the preceding sentence shall limit any Borrower’s indemnity and reimbursement obligations under this Section 13.3 to the extent special, indirect, consequential or punitive damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under this Section 13.3. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)    Payments. All amounts due under this Section shall be payable promptly after demand therefor.

SECTION 13.4. Right of Setoff.

(a)    If an Event of Default under Section 11.1(a), (b), (i) or (j) shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of any Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or their respective Affiliates may have. Each Lender agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

(b)    Any amount to be set-off pursuant to Section 13.4(a) shall be denominated in Dollars and any amount denominated in an Alternative Currency shall be in an amount equal to the Dollar Amount of such amount at the most favorable spot exchange rate for the applicable Borrower as determined by the Administrative Agent to be available to it; provided that if at the time of any such determination no such spot exchange rate can reasonably be determined, the Administrative Agent may use any reasonable method as it deems applicable to determine such rate, any such determination to be conclusive absent manifest error.

(c)    Each Lender and any assignee of such Lender in accordance with Section 13.10 are hereby authorized by each Borrower to combine currencies, as deemed necessary by such Person, in order to effect any set-off pursuant to Section 13.4(a).

SECTION 13.5. Governing Law.

(a)    Governing Law. This Agreement and the other Loan Documents, unless expressly set forth therein, shall be governed by, and construed in accordance with, the law of the State of New York, including Section 5-1401 and 5-1402 of the General Obligation Law of the State of New York, without reference to any other conflicts or choice of law principles thereof.

(b)    Submission to Jurisdiction. Each Borrower irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the courts of the State of New York sitting in New York, New York and of the United States District Court sitting in New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by Applicable Law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or in any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against such Borrower or its properties in the courts of any jurisdiction.

(c)    Waiver of Venue. Each Borrower irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 13.1. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Applicable Law.

SECTION 13.6. Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 13.7. Reversal of Payments. To the extent any Borrower makes any payment to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Administrative Agent.

SECTION 13.8. Injunctive Relief; Punitive Damages.

(a)    Each Borrower recognizes that, in the event such Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, each Borrower agrees that the Lenders, at the Lenders’ option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(b)    The Administrative Agent, the Lenders and each Borrower hereby agree that no such Person shall have a remedy of special, indirect, punitive or consequential damages against any other party to a Loan Document and each such Person hereby waives any right or claim to special, indirect, punitive or consequential damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially; provided, however, that nothing in the preceding sentence shall limit any Borrower’s indemnity and reimbursement obligations under Section 13.3 to the extent special, indirect, consequential or punitive damages are included in any third party claim with respect to which the applicable Indemnitee is entitled to indemnification under Section 13.3.

SECTION 13.9. Accounting Matters. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall promptly negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided further, that the characterization of any lease and the treatment of liabilities, interest expense or amortization related thereto, shall be determined on the basis of GAAP as in effect on the Closing Date.

SECTION 13.10. Successors and Assigns; Participations.

(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, and except as otherwise permitted by Section 10.2, no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section or (iv) by way of a grant of a declaration of trust in favor of any funding vehicle of such Lender (a “Declaration of Trust” and a “Beneficiary” respectively) provided that in each case (1) such Lender’s obligations under this Agreement shall remain unchanged, (2) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (3) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender (or its attorney in fact) in connection with such Lender’s rights and obligations under this Agreement (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section, Beneficiaries to the extent provided in this paragraph (a) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that

(i)    except in the case of (x) an assignment of the entire remaining amount of the assigning Lender’s Commitment under a particular Credit Facility and the Loans at the time owing to it under such Credit Facility or (y) an assignment to a Lender or an Affiliate of a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) under any Credit Facility or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender under any Credit Facility that, in either case, is subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consent (each such consent not to be unreasonably withheld or delayed);

(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;

(iii)    any assignment must be approved (such approval not to be unreasonably withheld) by (A) the Administrative Agent and (B) with respect to any assignment of the Revolving Credit Facility, each Swingline Lender and each Issuing Lender, in any such case unless the Person that is the proposed assignee is itself a Lender with a Commitment to the applicable Credit Facility or an Affiliate thereof (whether or not the proposed assignee would otherwise qualify as an Eligible Assignee); and

(iv)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment, and the Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Subject to the acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 4.10,

4.11, 4.12, 4.13 and 13.3 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section.

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers, shall maintain at one of its offices in Charlotte, North Carolina (or such other office notified to the Lenders and the Company), a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, any Swingline Lender or Issuing Lender sell participations to any Person (other than a natural person or the Company or any of the Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in the first proviso to Section 13.2 that directly affects such Participant. Subject to paragraph (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 4.11, 4.12 and 4.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. No Participant shall be entitled to the benefits of Section 13.4.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the applicable Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Sections 4.11, 4.12 and 4.13 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 4.13 unless the Company is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 4.13(e) as though it were a Lender.

(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 13.11. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by, or required to be disclosed to, any rating agency, or regulatory or similar authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies under this Agreement or under any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or any action or proceeding relating to this Agreement or any other Loan Document (or any Hedging Agreement with a Lender or the Administrative Agent) or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any purchasing Lender, proposed purchasing Lender, Participant or proposed Participant, pledgee or assignee or proposed pledgee or assignee or Beneficiary or proposed Beneficiary (and the administrative agents, trustees and advisors appointed in connection with the funding arrangement to which such Beneficiary is a party) or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Company, (h) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Borrower, (j) to governmental regulatory authorities in connection with any regulatory examination of the Administrative Agent or any Lender or in accordance with the Administrative Agent’s or any Lender’s regulatory compliance policy if the Administrative Agent or such Lender deems necessary for the mitigation of claims by those authorities against the Administrative Agent or such Lender or any of its subsidiaries or affiliates, (k) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the Credit Facility or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Credit Facility, (l) to the extent that such information is independently developed by such Person, (m) in connection with providing insurance coverage or providing reimbursement or (n) for purposes of establishing a “due diligence” defense. For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company, its Subsidiaries, the Excluded Subsidiaries, the Existing Shareholders or any of their respective Affiliates or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 13.12. Performance of Duties. The Borrowers’ obligations under this Agreement and each of the other Loan Documents shall be performed by the Borrowers at their sole cost and expense.

SECTION 13.13. All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.

SECTION 13.14. Survival of Indemnities. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this Agreement and the other Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

SECTION 13.15. Titles and Captions. Titles and captions of Articles, Sections and subsections in, and the table of contents of, this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

SECTION 13.16. Severability of Provisions. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 13.17. Counterparts; Electronic Execution.

(a)    This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

(b)    The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Borrowers, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 13.18. Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

SECTION 13.19. Term of Agreement. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full and all Commitments have been terminated. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Agreement which survives such termination.

SECTION 13.20. Advice of Counsel, No Strict Construction. Each of the parties represents to each other party hereto that it has discussed this Agreement with its counsel. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

SECTION 13.21. USA Patriot Act. The Administrative Agent and each Lender hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of such Borrower and other information that will allow such Lender to identify such Borrower in accordance with the Act.

SECTION 13.22. Inconsistencies with Other Documents; Independent Effect of Covenants.

(a)    In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided that, other than for purposes of Article XI, any provision of the other Loan Documents which imposes additional burdens on any Borrower or its Subsidiaries or further restricts the rights of such Borrower or its Subsidiaries or gives the Administrative Agent or any Lender additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

(b)    Each Borrower expressly acknowledges and agrees that each covenant contained in Article VIII, IX, or X hereof shall be given independent effect. Accordingly, no Borrower shall engage in any transaction or other act otherwise permitted under any covenant contained in Article VIII, IX, or X if, before or after giving effect to such transaction or act, such Borrower shall or would be in breach of any other covenant contained in Article VIII, IX, or X.

SECTION 13.23. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable:

(i)    a reduction in full or in part or cancellation of any such liability;

(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 13.24. No Advisory or Fiduciary Responsibility.

(a)    In connection with all aspects of each transaction contemplated hereby, each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facilities provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Company and its Subsidiaries, on the one hand, and the Administrative Agent, the Arrangers and the Lenders, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arrangers and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Company or any of its Affiliates or any other Person, (iii) none of the Administrative Agent, the Arrangers or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether any Arranger or Lender has advised or is currently advising the Company or any of its Affiliates on other matters) and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to the Company or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arrangers and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Company and its Affiliates, and none of the Administrative Agent, the Arrangers or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arrangers and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)    Each Borrower acknowledges and agrees that each Lender, the Arrangers and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Company, each other Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under the Credit Facilities) and without any duty to account therefor to any other Lender, the Arrangers, the Company, any other Borrower or any Affiliate of the foregoing. Each Lender, the Arrangers and any Affiliate thereof may accept fees and other consideration from the Company, any other Borrower or any Affiliate thereof for services in connection with this Agreement, the Credit Facilities or otherwise without having to account for the same to any other Lender, the Arrangers, the Company, any other Borrower or any Affiliate of the foregoing.

SECTION 13.25. Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and, each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the FDIC under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)    As used in this Section 13.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

ARTICLE XIV

CONTINUING GUARANTY

SECTION 14.1. Guaranty. The Company hereby absolutely and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Designated Borrowers to the Guaranteed Parties, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Guaranteed Parties in connection with the collection or enforcement thereof) (such guaranty obligations collectively, the “Guaranteed Obligations”). This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Obligations or any instrument or agreement evidencing any Guaranteed Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Obligations which might otherwise constitute a defense to the obligations of the Company under this Guaranty, and the Company hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

SECTION 14.2. Rights of Lenders. The Company consents and agrees that the Guaranteed Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof, but subject to compliance with all other applicable requirements of this Agreement or any other Loan Document: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guaranteed Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Obligations. Without limiting the generality of the foregoing, the Company consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Company under this Guaranty or which, but for this provision, might operate as a discharge of the Company.

SECTION 14.3. Certain Waivers. The Company waives (a) any defense arising by reason of any disability or other defense of any Borrower, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of any Borrower; (b) any defense based on any claim that the Company’s obligations under this Article XIV exceed or are more burdensome than those of any Borrower or all of the Borrowers; (c) the benefit of any statute of limitations affecting the Company’s liability hereunder; (d) any right to proceed against any Borrower or all of the Borrowers, proceed against or exhaust any security for the Guaranteed Obligations, or pursue any other remedy in the power of any Guaranteed Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Guaranteed Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. The Company expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Obligations.

SECTION 14.4. Obligations Independent. The obligations of the Company hereunder are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Obligations and the obligations of any other guarantor, and a separate action may be brought against the Company to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

SECTION 14.5. Subrogation. The Company shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Guaranteed Obligations and any amounts payable under this Guaranty have been paid in cash and performed in full and the Commitments are terminated. If any amounts are paid to the Company in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Guaranteed Parties to reduce the amount of the Guaranteed Obligations, whether matured or unmatured.

SECTION 14.6. Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until all Guaranteed Obligations and any other amounts payable under this Guaranty are paid in full in cash and the Commitments with respect to the Guaranteed Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Designated Borrower or the Company is made, or any of the Guaranteed Parties exercises its right of setoff, in respect of the Guaranteed Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Guaranteed Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Guaranteed Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Company under this paragraph shall survive termination of this Guaranty.

SECTION 14.7. Subordination. The Company hereby subordinates the payment of all obligations and indebtedness of each Designated Borrower owing to the Company, whether now existing or hereafter arising, including but not limited to any obligation of such Designated Borrower to the Company as subrogee of the Guaranteed Parties or resulting from the Company’s performance under this Guaranty, to the payment in full in cash of all Guaranteed Obligations and the termination of the Commitments with respect to the Guaranteed Obligations. If the Guaranteed Parties so request, any such obligation or indebtedness of any Designated Borrower to the Company shall be enforced and performance received by the Company as trustee for the Guaranteed Parties and the proceeds thereof shall be paid over to the Guaranteed Parties on account of the Guaranteed Obligations, but without reducing or affecting in any manner the liability of the Company under this Guaranty.

SECTION 14.8. Stay of Acceleration. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed, in connection with any case commenced by or against the Company or the Designated Borrower under any federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or otherwise, all such amounts shall nonetheless be payable by the Company immediately upon demand by the Guaranteed Parties.

SECTION 14.9. Condition of Borrower. The Company acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from any Designated Borrower and any other guarantor such information concerning the financial condition, business and operations of any Designated Borrower and any such other guarantor as the Company requires, and that none of the Guaranteed Parties has any duty, and the Company is not relying on the Guaranteed Parties at any time, to disclose to the Company any information relating to the business, operations or financial condition of the Borrower or any other guarantor (the Company waiving any duty on the part of the Guaranteed Parties to disclose such information and any defense relating to the failure to provide the same).

SECTION 14.10. Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the Eighth Amendment Effective Date or, if later, the date such Person became a Lender party hereto, to, and (y) covenants, from such date to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the Eighth Amendment Effective Date or, if later, the date such Person became a Lender party hereto, to, and (y) covenants, from such date to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of any Borrower, that none of the Administrative Agent, any Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

[Signature pages to follow]

Annex B

(to Amendment No. 11 to Five-Year Revolving Credit Agreement)

Exhibit B

to

Five-Year Revolving Credit Agreement

FORM OF

NOTICE OF BORROWING

Dated as of:

Wells Fargo Bank, National Association,

as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

[For Swingline Loans denominated in Pounds Sterling, also address to each applicable Swingline Lender pursuant to Sections 2.4(a) and 13.1(a) of the Credit Agreement]

Ladies and Gentlemen:

This irrevocable Notice of Borrowing is delivered to you pursuant to Section 2.4 of the Five-Year Revolving Credit Agreement, dated as of March 10, 2011 (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among BlackRock, Inc., a Delaware corporation (the “Company”), and certain Subsidiaries of the Company, as Borrowers, the Lenders who are or may become a party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, Issuing Lender and L/C Agent.

1.    The Company hereby requests that the Lenders make a [Revolving Credit Loan] [USD Revolving Credit Loan] [Swingline Loan] [Japanese Yen Loan] to [specify name of the relevant Borrower], as Borrower, denominated in [Dollars] [Pounds Sterling] [Euros] [Japanese Yen] in the aggregate principal amount of $            . (Complete with an amount in accordance with Section 2.4(a) of the Credit Agreement.)

2.    The Company hereby requests that such Loan be made on the following Business Day, Eurocurrency Banking Day or RFR Business Day, as applicable:                     . (Complete with the applicable day in accordance with Section 2.4(a) of the Credit Agreement).

3.    The Company hereby requests that such Loan bear interest at the following interest rate, plus the Applicable Percentage, as set forth below:

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex B: Form of Notice of Borrowing

Component of Loan	Interest Rate	Interest Period (if applicable)	Termination Date for Interest Period (if applicable)

[e.g. Base Rate, Eurocurrency Rate, Term SOFR, Daily Simple RFR, Japanese Base Rate, USD Swingline Rate or Pounds Sterling Swingline Rate][2]

4.    The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the Loan requested herein) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

5.    All of the conditions applicable to the Loan requested herein as set forth in the Credit Agreement have been satisfied as of the date hereof and will remain satisfied to the borrowing date of such Loan.

6.    Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

[2]	See Sections 2.4(a) and 4.1(a) of the Credit Agreement for details on interest rate options.

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex B: Form of Notice of Borrowing

IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing as of the day and year first written above.

BLACKROCK, INC.

By:

Name:

Title:

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex B: Form of Notice of Borrowing

Annex C

(to Amendment No. 11 to Five-Year Revolving Credit Agreement)

Exhibit D

to

Five-Year Revolving Credit Agreement

FORM OF

NOTICE OF PREPAYMENT

Dated as of:

Wells Fargo Bank, National Association,

    as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Prepayment is delivered to you pursuant to Section 2.5(c) of the Five-Year Revolving Credit Agreement, dated as of March 10, 2011 (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among BlackRock, Inc., a Delaware corporation (the “Company”), and certain Subsidiaries of the Company, as Borrowers, the Lenders who are or may become a party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, Issuing Lender and L/C Agent.

1. The Borrower hereby provides notice to the Administrative Agent that it shall repay the following [Base Rate Loans][Japanese Yen Loans][Eurocurrency Rate Loans][RFR Loans][Swingline Loans]:                     . (Complete with an amount in accordance with Section 2.5(c) of the Credit Agreement.)

2. The Loan to be prepaid is a [check each applicable box]

☐	Swingline Loan

☐	Revolving Credit Loan

☐	USD Revolving Credit Loan

☐	Japanese Yen Loan

3. The Borrower shall repay the above-referenced Loan on the following Business Day, Eurocurrency Banking Day or RFR Business Day, as applicable:                     . (Complete with a date in accordance with Section 2.5(c) of the Credit Agreement.)

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex C: Form of Notice of Prepayment

4. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex C: Form of Notice of Prepayment

IN WITNESS WHEREOF, the undersigned has executed this Notice of Prepayment as of the day and year first written above.

BLACKROCK, INC.

By:
Name:
Title:

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex C: Form of Notice of Prepayment

Annex D

(to Amendment No. 11 to Five-Year Revolving Credit Agreement)

Exhibit E

to

Five-Year Revolving Credit Agreement

FORM OF

NOTICE OF CONVERSION/CONTINUATION

Dated as of:

Wells Fargo Bank, National Association,

    as Administrative Agent

MAC D1109-019

1525 West W.T. Harris Blvd.

Charlotte, NC 28262

Attention of: Syndication Agency Services

Ladies and Gentlemen:

This irrevocable Notice of Conversion/Continuation (this “Notice”) is delivered to you pursuant to Section 4.2 of the Five-Year Revolving Credit Agreement, dated as of March 10, 2011 (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among BlackRock, Inc., a Delaware corporation (the “Company”), and certain Subsidiaries of the Company, as Borrowers, the Lenders who are or may become a party thereto, and Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender, Issuing Lender and L/C Agent.

1. The Loan to which this Notice relates is a [Revolving Credit Loan][USD Revolving Credit Loan].

2. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

☐ Converting all or a portion of a Base Rate Loan into a [Eurocurrency Rate Loan][Term SOFR Loan][Daily Simple RFR Loan]

(a) The aggregate outstanding principal balance of such Loan is $                    .

(b) The principal amount of such Loan to be converted is $                    .

(c) The requested effective date of the conversion of such Loan is                     .

(d) The requested Interest Period applicable to the converted Loan is                     .

☐ Converting all or a portion of [Eurocurrency Rate Loan][Term SOFR Loan][Daily Simple RFR Loan] into a Base Rate Loan

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex D: Form of Notice of Conversion/Continuation

(a) The aggregate outstanding principal balance of such Loan is $                    .

(b) The last day of the current Interest Period for such Loan is                     .

(c) The principal amount of such Loan to be converted is                     .

(d) The requested effective date of the conversion of such Loan is                     .

☐ Continuing all or a portion of a [Eurocurrency Rate Loan][Term SOFR Loan][Daily Simple RFR Loan] as a [Eurocurrency Rate Loan][Term SOFR Loan][Daily Simple RFR Loan]

(a) The aggregate outstanding principal balance of such Loan is $                    .

(b) The last day of the current Interest Period for such Loan is                     .

(c) The principal amount of such Loan to be continued is $                    .

(d) The requested effective date of the continuation of such Loan is                     .

(e) The requested Interest Period applicable to the continued Loan is                     .

3. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

4. All of the conditions applicable to the conversion or continuation of the Loan requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of such Loan.

5. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

[Signature Page Follows]

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex D: Form of Notice of Conversion/Continuation

IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation as of the day and year first written above.

BLACKROCK, INC.

By:
Name:
Title:

BlackRock, Inc.

Amendment No. 11 to Five-Year Revolving Credit Agreement (2021)

Annex D: Form of Notice of Conversion/Continuation